Exhibit 4.2

Execution Copy

DATED 21 September 2006

TRUST DEED

Constituting

US$50,000,000 Floating Rate Subordinated Notes

due 2036

between

Chaucer Holdings PLC

and

Wilmington Trust (Channel Islands), Ltd

LeBoeuf, Lamb, Greene & MacRae

No.1 Minster Court

Mincing Lane

London EC3R 7YL

United Kingdom

TABLE OF CONTENTS

1.	DEFINITIONS & INTERPRETATION	1
2.	COVENANT TO REPAY AND TO PAY INTEREST ON NOTES	7
3.	NOTES	8
4.	SUBORDINATION	17
5.	FEES, DUTIES AND TAXES	17
6.	AUDITORS’ CERTIFICATES AND REPORTS	18
7.	ENFORCEMENT	18
8.	PROCEEDINGS, ACTION AND INDEMNIFICATION	19
9.	APPLICATION OF MONEYS	19
10.	TRUSTEE ACCOUNT	20
11.	COVENANTS BY THE ISSUER	20
12.	SUBSTITUTION OF ISSUER	22
13.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE	24
14.	SUPPLEMENT TO TRUSTEE ACT 1925	25
15.	TRUSTEE’S LIABILITY	29
16.	TRUSTEE CONTRACTING WITH ISSUER	29
17.	WAIVER, AUTHORISATION, DETERMINATION AND MODIFICATION	30
18.	NOTES REGISTER	31
19.	NEW TRUSTEES AND CO-TRUSTEES	31
20.	TRUSTEE’S RETIREMENT AND REMOVAL	32
21.	TRUSTEE’S POWERS TO BE ADDITIONAL	32
22.	APPOINTMENT OF AGENTS	32
23.	CURRENCY INDEMNITY	33
24.	NOTICES	34
25.	GOVERNING LAW	34
26.	JURISDICTION OF ENGLISH COURTS	34
27.	COUNTERPARTS	35
28.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	35
	THE FIRST SCHEDULE	36
	EXHIBIT A – FORM OF DEFINITIVE NOTE	36
	(Face of Note)	36
	(Reverse of Note)	40
	EXHIBIT B – FORM OF RULE 144A GLOBAL NOTE	60
	(Face of Note)	60
	(Reverse of Note)	65
	EXHIBIT C – FORM OF TEMPORARY REGULATION S GLOBAL NOTE	86
	(Face of Note)	86
	(Reverse of Note)	90
	EXHIBIT D – FORM OF PERMANENT REGULATION S GLOBAL NOTE	113
	(Face of Note)	113
	(Reverse of Note)	117
	EXHIBIT E – FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTE	138
	THE SECOND SCHEDULE	143
	PROVISIONS RELATING TO REGISTRATION, TRANSFER AND PAYMENT	143

THE THIRD SCHEDULE	146
PROVISIONS FOR MEETINGS OF NOTEHOLDERS	146
THE FOURTH SCHEDULE	151
FORM OF QUARTERLY REPORT	151

THIS TRUST DEED is made AS A DEED on 21 September 2006.

BETWEEN:

(i)	CHAUCER HOLDINGS PLC, a public limited company incorporated under the laws of England and Wales (registered number 2847982) and its registered address at 9 Devonshire Square, Cutlers Gardens, London EC2M 4WL (the “Issuer”);

(ii)	WILMINGTON TRUST (CHANNEL ISLANDS), LTD, a company with limited liability incorporated under the laws of the Island of Jersey (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders (as defined below).

WHEREAS:

(i)	By resolutions of the Board of Directors of the Issuer (being duly empowered in that behalf by its Memorandum and Articles of Association) passed on 7 September 2006, the Issuer has resolved to issue US$50,000,000 Floating Rate Subordinated Notes due 2036 to be constituted by these presents.

(ii)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	DEFINITIONS & INTERPRETATION

(A)	In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Agent” means any Registrar, Co-Registrar or Custodian;

“Appointee” means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

“Auditors” means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be selected by the Issuer;

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in London or New York City are permitted or required by any applicable law to close;

“Calculation Agent” shall have the meaning set forth in Clause 22(A);

“Clearing Systems” means Clearstream, DTC and Euroclear, collectively;

“Clearstream” means Clearstream Banking, S.A.;

“Conditions” means the Conditions of the Notes in the form or substantially in the form set out in the First Schedule as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph or sub-paragraph of such a Condition shall in relation to the Notes be construed accordingly;

“Contractual Currency” has the meaning set out in Clause 23(A);

“Co-Registrar” means a co-Registrar that the Issuer may appoint from time-to-time;

“Custodian” has the meaning set forth in Clause 3(A)(2);

“Definitive Notes” means Notes that are in certificated form registered in the name of the individual purchasers or their nominees in substantially the same form as Exhibit A to The First Schedule attached hereto;

“Depository” means with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Clause 3(B)(2) as the Depository with respect to the Global Notes, until a successor shall have been appointed and becomes such pursuant to the applicable provisions of these presents, and, thereafter, “Depository” shall mean such successor;

“Directors” means the directors of the Issuer;

“DTC” means the Depository Trust Company;

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system;

“Event of Default” means any of the conditions, events or acts provided in Condition 10.1 to be events upon the happening of which the Notes would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Extraordinary Resolution” has the meaning set out in paragraph 21 of the Third Schedule;

“Existing Territory” has the meaning set out in Clause 12(B);

“FSA” means the Financial Services Authority or any successor regulatory body or other governmental authority in the U.K. exercising prudential supervision of insurance companies.

“Global Notes” means the Notes that are represented by registered notes in global form in substantially the same form as Exhibits B, C or D to The First Schedule attached hereto;

“Indebtedness” of any person means the principal premium, if any, and interest due on indebtedness of such person, whether outstanding on the date of these presents or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, “indebtedness for money borrowed” means (i) any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses, (iii) any obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles in the United Kingdom and leases of property or assets made as part of any sale and lease-back transaction to which such person is a party, and (iv) any obligation of, or any such obligation guaranteed by, any person for the payment of amounts due under a swap agreement or other similar instrument or agreement or foreign currency hedge exchange or similar instrument or agreement;

“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal and professional fees and expenses on a full indemnity basis;

“Maturity Date” means September 21, 2036;

“Noteholders” means the several persons for the time being entered in the Register as the holders of the Notes and the words “holder” and “holders” shall, unless the context otherwise requires, be construed accordingly;

“Noteholder Redemption Event” shall have the meaning set forth in Condition 7.7;

“Notes” means the US$50,000,000 Floating Rate Subordinated Notes due 2036 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific portion thereof;

“Notes Register” means the register of the Notes and of their transfer and exchange that shall be kept by the Registrar;

“outstanding” means in relation to the Notes all the Notes issued and in respect of which there is for the time being an entry in the Register other than:

(a)	Notes which have been redeemed and cancelled pursuant to these presents;

(b)	Notes which have been purchased and cancelled pursuant to these presents;

(c)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11; and

(d)	for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 11.

provided, that, for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the Noteholders or any of them;

(ii)	the determination of how much, and which, of the Notes are for the time being outstanding for the purposes of Clauses 8 and 9 and paragraphs 1, 3, 4 and 7 of the Third Schedule;

(iii)	any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders or any of them; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Noteholders or any of them,

Notes (if any) which are for the time being held by, for the benefit of, or on behalf of, the Issuer or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding and accordingly the holders of such Notes shall be deemed not to be Noteholders;

“Paying Agent” has the meaning set forth in Clause 22(B);

“Permanent Regulation S Global Note” has the meaning set forth in Clause 3(A)(3);

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof;

“Potential Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

“Potential Noteholder Redemption Event” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute a Noteholder Redemption Event;

“Proceedings” shall have the meaning set forth in Clause 26;

“QIB” means a “qualified institutional buyer”, as defined in Rule 144A under the Securities Act;

“Register” means the register in respect of the Notes referred to in Clause 18;

“Registrar” has the meaning set forth in Clause 3(B);

“Regulation S” means Regulation S as promulgated under the Securities Act;

“Regulation S Global Notes” has the meaning set forth in Clause 3(A)(3);

“Regulation S Restriction Date” means the first day immediately succeeding the Regulation S Restriction Period;

“Regulation S Restriction Period” means the “40-day distribution compliance period” within the meaning of Regulation S;

“repay”, “redeem” and “pay” shall each include both the others and cognate expressions shall be construed accordingly;

“Restricted Note” means any Note that bears or is required to bear the legend set forth in Clause 3(C);

“Rule 144A” means Rule 144A as promulgated under the Securities Act;

“Rule 144A Global Note” has the meaning set forth in Clause 3(A)(2);

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Senior Creditor” means any creditor of the Issuer whose claims have been accepted by the liquidator in the winding-up of the Issuer, not being a creditor:

(a)	whose right to repayment ranks or is expressed to rank postponed to or subordinate to that of unsubordinated creditors of the Issuer;

(b)	whose right to repayment is made subject to a condition or is restricted (whether by operation of law or otherwise) or is expressed to be restricted in each case such that the amount which may be claimed for his own retention by such creditor in the event that the Issuer is not solvent is less than in the event that the Issuer is solvent; or

(c)	whose debt is irrecoverable or expressed to be irrecoverable unless the persons entitled to payment of principal and interest in respect of the Notes recover the amount of such principal and interest which such persons would be entitled to recover if payment of such principal and interest to such persons were not subject to any condition.

“Subsidiary” means with respect to any person, (i) any corporation, limited liability company, body corporate or other similar entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more of its Subsidiaries, or by such person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of the outstanding partnership or similar interests of which shall at the time be owned by such person, or by one or more of its Subsidiaries, or by such person and one or more of its Subsidiaries and (iii) any limited partnership of which such person or any of its Subsidiaries is a general partner; for the purposes of this definition, “voting stock” means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency;

“Substituted Obligor” has the meaning set out in Clause 12(B);

“Substituted Territory” has the meaning set out in Clause 12(B);

“Temporary Regulation S Global Note” has the meaning set forth in Clause 3(A)(3);

“these presents” means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;

“Trust Corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

“U.S.” and “United States” means the United States of America, the 50 States, its possessions and territories, including the District of Columbia’

“U.S. Dollars” or “US$” shall mean the lawful currency of the United States; and

“U.S. Person” has the meaning set forth in Regulation S.

Words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

(B)

(1)    All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re- enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(2)    All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(3)    All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(4) All references in these presents to taking proceedings against the Issuer shall be deemed to include references to proving in the winding up of the Issuer.

(5)    In these presents references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to these presents and to the Clauses, sub-clauses, paragraphs and sub- paragraphs of these presents respectively.

(6) In these presents tables of contents and Clause headings are included for ease of reference only and shall not affect the construction of these presents.

(7)    All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the holders of the Notes and in the event of any conflict between such interests and the interests of any other person, the former shall prevail as being paramount.

(8)    If at any time any provision of these presents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of these presents nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

2.	COVENANT TO REPAY AND TO PAY INTEREST ON NOTES

(A)	The aggregate principal amount of the Notes is limited to US$50,000,000.00 and the Notes shall be known as “Floating Rate Subordinated Notes due 2036.” The Notes are direct, unsecured and subordinated obligations of the Issuer, conditional as described in Condition 3, and rank pari passu without any preference among themselves.

(B)	(1) The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Notes provided for in the Conditions, or on such earlier date as the same or any part thereof is due to be repaid or shall become immediately due and repayable under these presents, pay or procure to be paid unconditionally to or to the order of the Trustee in U.S. Dollars in immediately available funds the principal amount of the Notes repayable on that date together with any applicable interest and premium (if any) and shall in the meantime and until the whole of the Notes shall have been repaid or purchased and in either case cancelled pursuant to these presents (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Notes at the rates calculated from time to time in accordance with Condition 5 (Interest) and on the dates provided for in the Conditions; provided, that:

(i)	every payment to the holders of the Notes in respect of principal, premium (if any) or interest in respect of the Notes held by them respectively shall be in satisfaction pro tanto of the covenant by the Issuer in this Clause contained; and

(ii)	in any case where payment of principal or premium (if any) is not duly made on or before the due date, interest shall continue to accrue on the principal amount of the Notes and shall accrue on such premium (if any) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid as set forth in the Conditions.

(2) The Trustee shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the Issuer in the manner provided in the Conditions and these presents. However, unless and until the full amount of any such payment has been made to the Trustee it shall not be bound to make such payment in whole or in part.

3.	NOTES

(A)	Form of Notes.

(1)	The Notes may be held by Noteholders that are: (i) QIBs or (ii) Persons other than U.S. Persons in “offshore transactions” in reliance on Regulation S. The Notes may be Global Notes or Definitive Notes. The Definitive Notes shall be substantially in the form attached as Exhibit A to The First Schedule hereto. The Global Notes shall be substantially in the form attached as Exhibit B, Exhibit C and Exhibit D to The First Schedule hereto, as applicable. Any applicable legends for the Notes shall be provided for in Exhibit A, Exhibit B, Exhibit C and Exhibit D to The First Schedule hereto, as applicable.

(2)	Each Noteholder that is a QIB and holds Notes in reliance on Rule 144A shall hold Notes that will initially be represented by one or more permanent Rule 144A Global Notes (each, a “Rule 144A Global Note”), substantially in the form of Exhibit B to The First Schedule, with such legends applicable to such form of Note as are applicable to Rule 144A Global Notes included thereon. Each such Rule 144A Global Note shall be deposited with the Trustee to act as custodian for the Depository (the “Custodian”) and registered in the name of the Depository or nominee thereof.

(3)	Each Note sold in “offshore transactions” to Persons other than U.S. Persons in reliance on Regulation S shall initially be represented by one or more temporary global securities, substantially in the form of Exhibit C to The First Schedule attached hereto (each, a “Temporary Regulation S Global Note”), which shall be deposited with a Person (which may be the Trustee) appointed by the Issuer to act as Custodian and registered in the name of the Depository or nominee thereof. Each Temporary Regulation S Global Note may be held only through Euroclear or Clearstream, (it being understood that such position may be reflected directly by Euroclear or Clearstream, or through a custodian, who is a participant in DTC). The Temporary Regulation S Global Notes will be exchanged for one or more permanent Regulation S global Notes, substantially in the form of Exhibit D to The First Schedule attached hereto (each, a “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Notes, the “Regulation S Global Notes”) following (i) the Regulation S Restriction Period and (ii) upon receipt by the Trustee of certification of non-U.S. beneficial ownership as required by United States Treasury Regulations and Regulation S in substantially the form attached to the Temporary Regulation S Global Note. Each of the Permanent Regulation S Global Notes shall be deposited with a Person (which may be the Trustee) appointed by the Issuer to act as Custodian and registered in the name of the Depository or nominee thereof. Euroclear and/or Clearstream will hold beneficial interests in the Permanent Regulation S Global Notes on behalf of their participants through their respective depositaries, which in turn will hold such beneficial interests in the Permanent Regulation S Global Notes in participants’ securities accounts in the depositaries’ names on the books of DTC.

(4)	Each Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers-or exchanges. Any endorsement of a Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Noteholder thereof. Payment of the principal of and any interest on any Global Note shall be made to the Noteholder thereof as of the close of business on the relevant record date.

(5)	The Notes may have notations, legends or endorsements required by law, securities exchange rule or usage. Each Note shall be dated the date of its authentication.

(6)	The Notes shall be issuable in minimum denominations of US$100,000 and any amount in excess thereof that is an integral multiple of US$1,000.

(B)	Registrar, Depository and Custodian.

(1)	The Issuer may appoint from time to time a registrar in respect of the Notes who will maintain an office or agency where Notes may be presented for registration of transfer or exchange, and the Issuer hereby appoints the Trustee as the registrar in respect of the Notes (in such capacity, the “Registrar”) at its specified office, and the Registrar hereby accepts such appointment and agrees to comply with the provisions of these presents, provided, however, that the Registrar may sub- delegate its registrar function at any time and at its reasonable discretion. The Registrar shall keep the Notes Register. The Issuer may appoint one or more Co-Registrars. Subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration and transfer of all Notes as provided in these presents. The Notes Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

(2)	The Issuer shall appoint one or more other Persons to act as Depository with respect to any Global Notes. The Issuer initially appoints DTC to act as Depository with respect to the Global Notes. As set forth in Clause 3(C), the Issuer may, in certain circumstances, appoint a successor Depository or determine that the Notes issued in the form of Global Notes shall no longer be represented by such Global Notes.

(3)	The Issuer shall appoint itself or one or more other Persons to act as Custodian with respect to any Global Note. The Issuer initially appoints the Trustee to act as Custodian with respect to the Global Notes.

(4)	The Issuer shall notify the Trustee of the name and address of the Depository and of any Agent not a party to these presents, and shall give the Trustee at least 30 days’ notice prior to changing the Depository or any such Agent.

(C)	Exchange and Registration of Transfer of Notes

(1)	When Definitive Notes are presented to the Registrar with a request to register the transfer of such Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for registration of transfer or exchange (i) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Noteholder thereof or its attorney, duly authorized in writing and (ii) in the case of definitive Restricted Notes only, shall be accompanied by the following additional information and documents, as applicable:

(i)	if such definitive Restricted Note is being exchanged, without transfer, a certification from such Noteholder to that effect (in substantially the form shown on Exhibit E to The First Schedule hereto);

(ii)	if such definitive Restricted Note is being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144(k) under the Securities Act, certifications from the transferor and the transferee to that effect (in substantially the form shown on Exhibit E to The First Schedule hereto); or

(iii)	if such definitive Restricted Note is being transferred to persons other than U.S. Persons in offshore transactions in reliance on Regulation S, certifications from the transferor and the transferee to that effect (in substantially the form shown on Exhibit E to The First Schedule hereto).

To permit registrations of transfers and exchanges, the Issuer shall execute and the Registrar shall authenticate and make available for delivery Definitive Notes, upon written direction of the Issuer. Each new Definitive Note to be issued upon transfer of any Notes will, within five Business Days of receipt by the Issuer, or the Registrar, of the duly completed form of transfer endorsed on the relevant Note, be mailed by uninsured mail at the risk of the holder entitled to the Note to the address specified in the form of transfer.

Where some but not all of the Notes in respect of which a Definitive Note is issued are to be transferred a new Definitive Note in respect of the Definitive Notes not so transferred will, within five business days of receipt by the Issuer (or the Registrar) of the original Definitive Note, be mailed by uninsured mail at the risk of the holder of the Notes not so transferred to the address of such holder appearing on the register of Noteholders or as specified in the form of transfer. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with any registration of transfer or exchange.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under these presents, as the Notes surrendered upon such registration of transfer or exchange.

(2)	Except as permitted by this Clause 3(C)(3), each certificate evidencing the Global Notes and each of the Definitive Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form and shall not be transferred except in compliance therewith:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT ANY STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE AGREED TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO PERSONS OTHER THAN “U.S. PERSONS” IN AN “OFFSHORE TRANSACTION” IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE TRUST DEED (DEFINED HEREIN), A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE

UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN US$100,000 AND MULTIPLES OF US$1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN US$100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE TRUST DEED TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THE HOLDER OF THIS NOTE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

In addition, each Temporary Regulation S Global Note shall bear a legend in substantially the following form:

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE AGREED FOR THE BENEFIT OF THE ISSUER THAT UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST DEED, NO BENEFICIAL OWNERS OF THIS NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL AND PREMIUM, IF ANY, OF AND INTEREST ON THIS NOTE.

Upon any request for registration of transfer of a Restricted Note (including any Restricted Notes represented by a Global Note) made subsequent to the date which is two years (or such period as may be required by Rule 144(k) under the Securities Act) after the later of (i) the date of original issuance of the Notes and (ii) the last date on which the Issuer or an affiliate of the Issuer within the meaning of Rule 144 under the Securities Act was the Noteholder of such Restricted Note and with respect to which a certification substantially in the form of Exhibit E to The First Schedule hereto is furnished by the transferor, (a) in the case of any Definitive Restricted Note, the Registrar shall permit the Noteholder thereof to exchange such Restricted Note for Definitive Notes that do not bear the legend set forth above and such request shall be effective to rescind any restriction on the further transfer of such Note, and (b) any such Restricted Notes represented by a Global Note shall not be subject to any restriction on transfer set forth above; and in each such case, such Notes (whether in definitive or global form) shall no longer constitute Restricted Notes for purposes of these presents. The Registrar (at the direction of the Issuer) and the Issuer shall be entitled (but not obligated) to require such additional certificates, opinions of counsel and information as any of them may reasonably deem necessary to demonstrate that any exchange of a Restricted Note for a Definitive Note that does not bear the legend set forth above or sale or other transfer of a Restricted Note is made in compliance with the applicable restrictions set forth above and with applicable securities laws. The Issuer shall give the Registrar written direction as to the additional information which is necessary to evidence such compliance.

(3)	Notwithstanding any other provisions of these presents or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depository or a nominee thereof, provided that a Global Note may be exchanged for Definitive Notes registered in the names of any Person or Persons designated by the Depository in the event that (i) the Depository has notified the Issuer that it is unwilling or unable to continue as Depository for such Global Note and the Issuer has not appointed a successor Depository within 60 days of receiving such notice, or such Depository has ceased to be a “clearing agency” registered under the Exchange Act, (ii) an Event of Default has occurred and is continuing and the Notes have been accelerated in accordance with their terms, or (iii) the Issuer, at its sole discretion, determines that the applicable Notes shall no longer be represented by such Global Notes. Any Global Note exchanged pursuant to clause (i), (ii) or (iii) above shall be so exchanged in whole and not in part. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note, provided that any such Note so issued that is registered in the name of a Person other than the Depository or a nominee thereof shall be a Definitive Note.

(4)	If at any time the Depository for the Notes notifies the Issuer that it is unwilling or unable to continue as Depository for the Notes, the Issuer may within 60 days of receiving such notice appoint a successor Depository with respect to the Notes.

(5)	If in accordance with Clause 3(C)(3), Notes will no longer be represented by Global Notes, the Issuer will execute, and, the Registrar, upon the receipt by the Registrar of an order from the Issuer directing the Registrar to authenticate the Notes, will authenticate and make available for delivery, Notes in definitive form in an aggregate principal amount equal to the principal amount of the Notes in global form, in exchange for such Notes in global form.

If a Definitive Note is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding Scheduled Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Definitive Note, but will be payable on such Interest Payment Date only to the Noteholder to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of these presents.

Definitive Notes issued in exchange for a Global Note pursuant to this Clause shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(6)	Upon the occurrence of any event specified in Clause 3(C)(3) above, any Person having a beneficial interest in Global Notes may upon request exchange its interest in the Global Notes for a Definitive Note at any time by giving at least 60 days’ prior written notice to the Trustee in accordance with the Depository’s customary procedures; provided that such notice requirement will not apply in the case of a transfer of a beneficial interest in any Global Note to a transferee required to hold its interest in definitive form, and upon receipt by the Registrar and the Trustee of (i) written or electronic instructions from the Depository or its nominee on behalf of any Person having a beneficial interest in Global Notes, identifying such Person as a beneficial holder and specifying the amount of such Person’s interest, (ii) a written order of such Person requesting issuance of a Definitive Note and containing registration instructions, and (iii) in the case of Restricted Notes only, a certification from such Person in substantially the form of Exhibit E to The First Schedule hereto, the Trustee or the Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of the Global Notes to be reduced and, following such reduction, the Issuer will execute and, upon receipt of an authentication order from the Issuer, the Registrar will authenticate and make available for delivery to such Person, as the case may be, a Definitive Note.

Subject to the prior consent of the Issuer, a Definitive Note may be exchanged by the Noteholder at any time for a beneficial interest in Global Notes or transferred by the Noteholder at any time in accordance with Rule 144A to a QIB or in accordance with Regulation S to Persons other than U.S. persons in offshore transactions or to another Person permitted and wishing to hold a beneficial interest in a Global Note upon satisfaction of the requirements set forth below. Upon receipt by the Registrar and the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of exchange or transfer, as the case may be, in form satisfactory to the Registrar, together with (a) the applicable certification(s), substantially in the form of Exhibit E to The First Schedule hereto, that such Definitive Note is either being exchanged for a beneficial interest in a Global Note or being transferred to a QIB in accordance with Rule 144A or to Persons other than U.S. Persons in offshore transactions in accordance with Regulation S and (b) written instructions from the Noteholder surrendering such Definitive Note for a beneficial interest in a Global Note or so transferring Notes, directing the Trustee to make, or to direct the Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of the Global Note to be increased accordingly.

(7)	At such time as all interests in a Global Note have either been exchanged for Definitive Notes or cancelled, such Global Note shall be cancelled by the Trustee in accordance with the standing procedures and instructions existing between the Depository and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Definitive Notes or cancelled, the principal amount of Notes represented by such Global Note shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian, be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(8)	Notwithstanding anything in these presents to the contrary, (i) all transfers and exchanges of the Notes may be made only in accordance with the procedures set forth in these presents (including the restrictions on transfer); (ii) all Notes, whether issued in definitive or global form, shall be registered as to principal and interest with the Registrar; (iii) the registration of transfer of a Note may be effected only by the surrender of the old Note and either the reissuance by the Issuer of the old Note to the new Noteholder or the issuance by the Issuer of a new Note to the new Noteholder; and (iv) the transfer and exchange of a beneficial interest in a Global Note may only be effected through the Depository in accordance with the procedures promulgated by the Depository.

(D)	Signature.

The Notes will be signed manually or in facsimile by a duly authorized signatory of the Issuer and will be authenticated by or on behalf of the Registrar upon the receipt by the Registrar of an order from the Issuer directing the Registrar to authenticate the Notes. The Issuer may use the facsimile signature of a person who at the date of these presents is such a duly authorized signatory even if at the time of issue of any Notes he no longer holds that office. Notes so executed and authenticated will be binding and valid obligations of the Issuer. Any new Notes being created as the result of a transfer, shall be dated the date of authentication.

(E)	Compliance by the Issuer.

The Issuer covenants with the Trustee that it shall comply with the terms and provisions of the Definitive Notes and the Global Notes and the Conditions set forth therein and the Notes shall be held subject to and with the benefit of the Conditions and the Schedules all of which shall be deemed to be incorporated in these presents and shall be binding on the Issuer and the holders of the Notes and all persons claiming through or under them respectively.

4.	SUBORDINATION

(A)	The rights and claims of the Noteholders are subordinated to the claims of all Senior Creditors and, accordingly, no amount shall be payable to the Noteholders in respect of the Notes until the claims of all Senior Creditors have been satisfied in full or full provision thereof has been made and any amounts in respect of the Notes paid to the Trustee pari passu with the amount payable to other creditors in the winding-up of the Issuer shall be held by the Trustee upon trust:

(i)	first in payment or satisfaction of all amounts then due and unpaid under clause 13 to the Trustee and/or any Appointee;

(ii)	secondly in payment of the claims of Senior Creditors in the winding-up to the extent that such claims are admitted to proof in the winding-up (not having been satisfied out of the other resources of the Issuer); and

(iii)	thirdly as to the balance (if any) in payment pari passu and rateably of the amounts owing on or in respect of the Notes.

(B)	Without limiting the generality of Clause 4(A) above, the Trustee may pay any amounts in respect of the Notes which it holds upon trust under paragraph (ii) of Clause 4(A) to the liquidator of the Issuer.

5.	FEES, DUTIES AND TAXES

(A)	Stamp Duties.

The Issuer will pay, or reimburse the person making payment of, any capital stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable in any jurisdiction on or in connection with (i) the execution and delivery of these presents, (ii) the constitution and original issue of the Notes and (iii) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

(B)	Change of taxing jurisdiction.

If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any political sub-division or authority of or in that territory having power to tax other than or in addition to the United Kingdom or any political sub-division or authority of or in such territory, then the Issuer will (unless the Trustee otherwise agrees in writing) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other or additional territory or political sub-division or authority to whose taxing jurisdiction the Issuer has become so subject. In such event these presents and the Notes will be read accordingly.

6.	AUDITORS’ CERTIFICATES AND REPORTS

The Trustee may call for and may rely on certificates or reports from the Auditors or any other expert in accordance with the provisions of these presents whether or not addressed to the Trustee and whether or not any such certificate or report or engagement letter or other document entered into by the Issuer and/or the Auditors and/or such other expert in connection therewith contains any limit (whether monetary or otherwise) on the liability of the Auditors or such other expert in respect thereof.

7.	ENFORCEMENT

(A)	If the Notes become due and repayable pursuant to the terms of the Notes and are not paid when so due and repayable, the Trustee at its discretion may institute proceedings for the winding-up of the Issuer and/or prove for any amounts due and repayable pursuant to the terms of the Notes and claim in the liquidation of the Issuer but may take no further action to enforce the obligations of the Issuer for payment of any principal or interest in respect of the Notes. No payment in respect of the Notes may be made by the Issuer pursuant to Condition 10.1, nor will any Noteholder and/or the Trustee accept the same, otherwise than during or after a winding-up of the Issuer, save with the prior consent of the FSA.

(B)	Without prejudice to clause 7(A) above, the Trustee at its discretion may without notice institute proceedings to enforce any obligation, condition or provision binding on the Issuer under the Notes (other than any obligation for the payment of any amount due under the Notes), save that such proceedings are limited to the winding-up of the Issuer; provided that the Issuer shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums sooner than the same would otherwise have been payable by it.

(C)	Proof that as regards any specified Note that the Issuer has made default in paying any amount due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes in respect of which the relevant amount is due and payable.

8.	PROCEEDINGS, ACTION AND INDEMNIFICATION

The Trustee is hereby authorised and it is declared that the Trustee shall be entitled to assume without enquiry (in the absence of express written notice to the Trustee from the Issuer to the contrary) that the Issuer is duly performing and observing all covenants and provisions contained in these presents which are expressed on its part to be performed and observed. Notwithstanding knowledge by or notice to the Trustee of any breach of any such covenant or provision it shall be in the discretion of the Trustee whether or not to take any action or proceedings to enforce the performance thereof and the Trustee shall not be bound to enforce the same or any of the covenants or provisions of these presents unless and until in any of such cases the Trustee is required to do so by an Extraordinary Resolution or in writing by the holders of not less than one-fifth part in principal amount of the Notes for the time being outstanding, and then only if the Trustee shall be indemnified to its satisfaction against all actions, proceedings, costs, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing. Only the Trustee may enforce the provisions of these presents. No Noteholder shall be entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails so to do within a reasonable period and such failure shall be continuing.

9.	APPLICATION OF MONEYS

All moneys received by the Trustee in respect of the Notes or amounts payable under these presents will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee on trust to apply them (subject to Clause 4) (Subordination):

(i)	first, in payment or satisfaction of all costs, charges, expenses and liabilities incurred in or about the exercise of powers conferred on the Trustee by these presents or otherwise in relation to these presents and payments made by the Trustee under any of the provisions contained in these presents and of all remuneration payable to the Trustee under these presents with interest thereon (as provided in Clause 10) and in payment or satisfaction of all amounts payable pursuant to these presents to any Appointee;

(ii)	secondly, in payment of any principal and interest and all other sums owing in respect of the Notes pari passu and rateably; and

(iii)	thirdly, in payment of the balance (if any) to the Issuer for itself.

Without prejudice to this Clause, if the Trustee holds any moneys in respect of Notes which have become void or in respect of Notes in respect of which claims have become prescribed, the Trustee will hold such monies on these trusts.

10.	TRUSTEE ACCOUNT

(A)	To the extent the Trustee is from time to time in possession of moneys to be paid to Noteholders it shall hold such moneys under the trusts of these presents in a segregated non-interest bearing account.

(B)	Any moneys which under the trusts of these presents ought to or may be placed on deposit by the Trustee may be deposited in the name or under the control of the Trustee.

11.	COVENANTS BY THE ISSUER

(A)	The Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Trustee shall be entitled to enforce the obligations of the Issuer under these presents.

(B)	The Issuer further covenants with the Trustee that so long as any of the Notes remain outstanding the Issuer shall:

(1)	do or cause to be done all things necessary to preserve and keep in full force and effect its existence;

(2)	pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary, and (b) all lawful claims for labour, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings;

(3)	notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default, Potential Event of Default, Noteholder Redemption Event or Potential Noteholder Redemption Event;

(4)	so far as permitted by applicable law, give (or procure the giving of) to the Trustee such information, opinions, certificate, evidence and assistance as it may reasonably require to carry out the trusts of these presents or by operation of law;

(5)	(a)	for so long as any of the Notes remains outstanding, within 75 days of the end of each of the first three calendar year quarters and within 100 days of the end of each calendar year during which the Notes are issued and outstanding, furnish to each holder of the Notes, a completed quarterly report in the form of the Fourth Schedule to the Trust Deed; notwithstanding the foregoing, (i) so long as “Cede & Co.” is the registered holder of any of the Notes, the information required to be provided to such holder hereunder shall be furnished to Keefe, Bruyette & Woods, Inc; and

(b)	upon the request of any holder of the Notes or, in connection with any proposed transfer of such Notes, any prospective purchaser (as designated by such holder of the Notes), furnish such holder or such prospective purchaser with a copy of (i) its latest audited consolidated financial statements, (ii) its interim financial statements for the first half-year of each of its financial years, (iii) any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable, and (iv) any other periodic reports that the Issuer may furnish generally to holders of its debt securities;

(6)	deliver to the Trustee on or before 120 days after the end of each fiscal year, so long as Notes are outstanding hereunder, a certificate signed by any two Directors of the Issuer stating (i) that in the course of the performance by the signers of their duties as officers of the Issuer they would normally have knowledge of any Event of Default or Noteholder Redemption Event during such fiscal year, and (ii) whether or not they have knowledge of any such Event of Default or Noteholder Redemption Event and, if so, specifying each such Event of Default, Potential Event of Default, Noteholder Redemption Event or Potential Noteholder Redemption Event of which the signers have knowledge and the nature and status thereof;

(7)	not, while any of the Notes remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other person unless the provisions of Clause 12 hereof are complied with;

(8)	treat the Notes as indebtedness of the Issuer that is in registered form within the meaning of U.S. Treasury Regulations Section 1.871-14(c)(1)(i);

(9)	give or procure to be given to the Trustee such opinions, certificates, reports, information and evidence as it shall require and in such form as it shall require (including without limitation the procurement by the Issuer of all such certificates called for by the Trustee pursuant to Clause 14(C) and (U)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(10)	cause to be prepared and audited by the Auditors in respect of each financial accounting period accounts in such form as will comply with all applicable legal and accounting requirements;

(11)	notify the Trustee in writing upon the Notes being listed on a stock exchange or other securities market;

(12)	at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to these presents;

(13)	in order to enable the Trustee to ascertain the principal amount of Notes for the time being outstanding deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate of the Issuer signed by two Directors of the Issuer (without incurring any personal liability except in the case of fraud or deceit) setting out the aggregate principal amount of Notes which:

(a)	up to and including the date of such certificate has been purchased by the Issuer or any Subsidiary and cancelled; and

(b)	is at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer or any Subsidiary; and

(14)	furnish or cause to be furnished to the Trustee:

(a)	on each regular record date for the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Noteholders of the Notes as of such record date; and

(b)	at such other date as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; except that no such lists need be furnished under this Clause 11(B)(15) so long as the Trustee is in possession thereof by reason of its acting as Registrar.

12.	SUBSTITUTION OF ISSUER

(A)	Issuer May Sell, Transfer, etc. on Certain Terms.

Nothing contained in these presents or in the Notes shall prevent any sale, conveyance, transfer or other disposition of the property, assets or capital stock of the Issuer or its successor or successors as an entirety, or substantially as an entirety, to any other person (whether or not affiliated with the Issuer, or its successor or successors) authorized to acquire and operate the same; provided, however, that the Issuer hereby covenants and agrees that, upon any such sale, conveyance, transfer or other disposition, the entity which shall have acquired such property, assets or capital stock shall become a Substituted Obligor and that the other provisions of Clause 12(B) shall have been complied with.

(B)	Substitution.

(1)	The Trustee may, without the consent of the Noteholders, but so as to bind the Noteholders, agree with the Issuer (or any previous substitute under this Condition) to a substitution of the Issuer (or such previous substitute) as the principal debtor under this these presents subject to the satisfaction of the following conditions:

(a)	a trust deed (in form and manner satisfactory to the Trustee) which ensures to the satisfaction of the Trustee that the Noteholders have the same rights and obligations as are available to, or held by, such holders and parties (or, as the case may be, their predecessors) immediately prior to such event are executed by the person to be substituted as the principal debtor under these presents (the “Substituted Obligor”) and by the other parties to these presents or some other form of undertaking is given by the Substituted Obligor and the Issuer to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents and all other relevant documents with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Obligor had been named in these presents and all other relevant documents as the principal debtor in place of the Issuer;

(b)	if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory having power to tax (the “Substituted Territory”) other than or in addition to the territory of the taxing jurisdiction to which (or to any such political sub-division or authority of or in which) the Issuer (or any previous substitute) is subject generally (the “Existing Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees in writing) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 8 (Taxation) with the substitution for or, where applicable, the addition to, the references in that Condition to the Existing Territory of references to the Substituted Territory whereupon these presents and the Notes will be read accordingly;

(c)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (d), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders;

(d)	if any two Directors of the Substituted Obligor certify that the Substituted Obligor will be solvent immediately after such substitution, the Trustee may rely absolutely on such certificate and need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer (or any previous substitute), as the case may be;

(e)	the Trustee shall be entitled to receive an opinion of the Issuer’s counsel to the effect that the trust deed pursuant to which the Substituted Obligor has assumed the obligations of the Issuer in respect of these presents is valid, binding and enforceable against the Substituted Obligor and that all other provisions of this Clause 12 have been complied with; and

(f)	the Issuer and the Substituted Obligor and any previous substitute of any of them shall comply with such other requirements (including, if appropriate, the giving of a guarantee in form and substance satisfactory to the Trustee by the Issuer and any previous substitute of the performance by the Substituted Obligor of its obligations under these presents and the making of appropriate arrangements to safeguard any rights of the Noteholders) as the Trustee may reasonably direct in the interests of the Noteholders.

(2)	An agreement by the Trustee pursuant to this Clause 12(B) will, if so expressed, release the Issuer (or any such previous substitute) from any or all of its obligations under these presents. Notice of the substitution will be given to the Noteholders by the Trustee within 14 days of the execution of such documents and compliance with such requirements.

(3)	On completion of the formalities set out in this Clause 12(B), the Substituted Obligor will be deemed to be named in these presents and the Notes as the principal debtor in place of the Issuer (or any previous substitute) and these presents and the Notes will be deemed to be amended as necessary to give effect to the substitution.

13.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

(A)	The Issuer shall pay to the Trustee remuneration for its services as trustee of these presents as from the date of these presents, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee without prejudice to Clause 14(R). Such remuneration shall be payable annually in advance on 21 September in each year.

(B)	In the event of the occurrence of an Event of Default, Potential Event of Default, Noteholder Redemption Event or Potential Noteholder Redemption Event or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C)	The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D)	In the event of the Trustee and the Issuer failing to agree:

(1)	(in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

(2)	(in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by an independent person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such independent person being payable by the Issuer) and the determination of any such independent person shall be final and binding upon the Trustee and the Issuer.

(E)	The Issuer shall also pay or discharge all Liabilities incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses, the fees of any agent employed by the Trustee pursuant to Clause 14(T), and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

(F)	All amounts payable pursuant to sub-clause (E) above and/or Clause 14(K) shall be payable by the Issuer on the date specified in a demand by the Trustee and, if not paid by the Issuer within 14 days of such date, shall carry interest at the rate of two per cent. per annum above the prime rate as published by The Wall Street Journal, or a recognized successor benchmark of similar repute, (on the date that such amount is payable) from such date.

(G)	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 14(K) shall continue in full force and effect notwithstanding such discharge.

14.	SUPPLEMENT TO TRUSTEE ACT 1925

The Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 of England and Wales and by way of supplement thereto it is expressly declared as follows:

(A)	The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(B)	Any such advice, opinion or information may be sent or obtained by letter, electronic mail, telex or facsimile transmission and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, electronic mail, telex or facsimile transmission although the same shall contain some error or shall not be authentic.

(C)	The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two Directors of the Issuer and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(D)	The Trustee shall be at liberty to hold or to place these presents and any other documents relating thereto in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(E)	The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer.

(F)	The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Noteholder Redemption Event or Potential Noteholder Redemption Event has occurred and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume without enquiry, and it is hereby declared to be the intention of the Trustee that it shall assume without enquiry, that no Event of Default, Potential Event of Default, Noteholder Redemption Event or Potential Noteholder Redemption Event has occurred and that the Issuer is observing and performing all its obligations under these presents.

(G)	The Trustee shall, no later than 60 days of having actual knowledge that an Event of Default, Potential Event of Default, Noteholder Redemption Event or Potential Noteholder Redemption Event has occurred and is continuing, give notice of such fact to the Noteholders.

(H)	Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise of its trusts, powers, authorities and discretions under these presents (the exercise of which as between the Trustee and the Noteholders shall be conclusive and binding on the Noteholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(I)	The Trustee shall not be liable to any person by reason of having acted upon any resolution purporting to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or any direction or request of the Noteholders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of a direction or request) it was not signed by the requisite number of Noteholders or that for any reason the resolution, direction or request, as the case may be, was not valid or binding upon such Noteholders.

(J)	The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate representing the Notes purporting to be such and subsequently found to be forged or not authentic.

(K)	Without prejudice to the right of indemnity by law given to trustees, the Issuer shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(L)	Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(M)	Except as expressly provided in these presents, the Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or any other person any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or any other person in connection with these presents and no Noteholder or any other person shall be entitled to take any action to obtain from the Trustee any such information.

(N)	Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer and any rate, method and date so agreed shall be binding on the Issuer and the Noteholders.

(O)	The Trustee may certify whether or not any of the conditions, events and acts set out in Conditions 7.7(iii) to (viii) (both inclusive) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuer and the Noteholders.

(P)	The Trustee as between itself and the Noteholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders.

(Q)	In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders.

(R)	Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(S)	The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. If the Trustee exercises reasonable care in selecting any such delegate or sub-delegate, the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(T)	The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). If the Trustee exercises reasonable care in selecting any such agent, the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(U)	The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating thereto.

(V)	The Trustee shall be entitled to provide and disclose, and shall be fully protected in providing and disclosing, to its affiliates, including, without limitation, its parent company, Wilmington Trust Company and any of its successors, and its and their respective regulatory authorities, as may be required from time to time by such regulatory authorities, information regarding these presents, including without limitation, the Trustee’s files and records pertaining to these presents and the actions taken hereunder.

15.	TRUSTEE’S LIABILITY

The duty of care contained in Section 1 of the Trustee Act 2000 shall not apply to these presents. However, nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust, breach of duty, gross negligence or wilful default of which it may be guilty.

16.	TRUSTEE CONTRACTING WITH ISSUER

Neither the Trustee nor any director or officer of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(A)	entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any Subsidiary or any person or body corporate associated with the Issuer or any Subsidiary (including, without limitation, any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with the Notes or any other unsecured loan notes, notes, shares, debenture notes, debentures, bonds or other securities of, the Issuer or any Subsidiary or any person or body corporate associated as aforesaid); or

(B)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any Subsidiary or any such person or body corporate so associated or any other office of profit under the Issuer or any Subsidiary or any such person or body corporate so associated and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other benefit received thereby or in connection therewith.

17.	WAIVER, AUTHORISATION, DETERMINATION AND MODIFICATION

(A)	The Trustee may, without prejudice to its rights in respect of any subsequent breach, Event of Default, Potential Event of Default, Noteholder Redemption Event or Potential Noteholder Redemption Event from time to time and at any time, but only if and in so far as, in its opinion, the interests of the Noteholders shall not be materially prejudiced thereby, waive or authorise any breach or proposed breach by the Issuer of any of the covenants or provisions contained in these presents or determine that any Event of Default, Potential Event of Default, Noteholder Redemption Event or Potential Noteholder Redemption Event shall not be treated as such for the purposes of these presents; provided, that the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Clause 8 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and, if, but only if, the Trustee, shall so require, shall be notified by the Issuer to the Noteholders as soon as practicable thereafter.

(B)	The Trustee may, without the consent of the Noteholders, at any time and from time to time concur with the Issuer in making any modification (i) to these presents which in the opinion of the Trustee it may be proper to make; provided, that, the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (ii) to these presents if, in the opinion of the Trustee, such modification is of a formal, minor or technical nature or to correct a manifest or proven error. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders as soon as practicable thereafter.

(C)	Where under these presents provision is made for the giving of any consent or approval or the exercise of any discretion by the Trustee, any such consent or approval may be given and any such discretion may be exercised on such terms and conditions (if any) as the Trustee may think fit and may be given or exercised with retrospective effect. The Issuer shall observe and perform any such terms and conditions and the Trustee may at any time waive or agree a variation of such terms and conditions.

(D)	The Trustee may at any time apply to a court for an order that its rights, trusts, powers, authorities and discretions or any of them and the carrying out of the trusts of these presents be exercised or carried into execution under the direction of the court and for any other order in relation to the execution and administration of its rights, trusts, powers, authorities and discretions or any of them and the carrying out of the trusts of these presents as the Trustee shall deem expedient and it may assent to or approve any application to such court made at the instance of any of the Noteholders and shall be indemnified by the Issuer against all the costs, charges and expenses properly incurred by the Trustee in relation to any such application or proceedings together with interest as provided in Clause 13(F).

18.	NOTES REGISTER

The Issuer shall at all times keep at its registered office or at such other place as the Trustee may agree the Notes Register showing the principal amount of the Notes and the date of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the Noteholders and the persons deriving title under them; provided, that, if a Registrar shall have been appointed under these presents, the Registrar shall maintain such register on behalf of the Issuer. The Trustee and the Noteholders or any of them and any person authorised by any such person shall be at liberty at all reasonable times during office hours to inspect the register and to take (free of charge) copies of or extracts from the same or any part thereof. In the event of the Trustee requiring to convene a meeting of or to give any notice to the Noteholders the Issuer (or the Registrar on its behalf) shall furnish the Trustee (free of charge) with such copies of or extracts from the register as it shall require.

19.	NEW TRUSTEES AND CO-TRUSTEES

(A)	The power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall be notified by the Issuer to the Noteholders and the Registrar as soon as practicable thereafter.

(B)	Notwithstanding the provisions of sub-clause (A) of this Clause, the Trustee may, upon giving prior notice to the Issuer (but without the consent of the Issuer or the Noteholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer.

The Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

20.	TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than 30 days’ prior written notice to the Issuer without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution it will use all reasonable endeavours to procure that a new trustee of these presents (being a Trust Corporation) is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee (being a Trust Corporation) is appointed. If, in such circumstances, no appointment of such a new trustee has become effective within 30 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by Extraordinary Resolution as aforesaid.

21.	TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes.

22.	APPOINTMENT OF AGENTS

(A)	The Issuer appoints the Trustee as calculation agent (in such capacity, the “Calculation Agent”) in respect of the Notes at its specified office and the Calculation Agent hereby accepts such appointment and agrees to comply with the provisions of these presents, provided, however, that the Calculation Agent may sub-delegate its calculation agent function at any time and at its reasonable discretion.

(B)	The Issuer appoints the Trustee as paying agent (in such capacity, the “Paying Agent”) in respect of the Notes at its specified office and the Paying Agent hereby accepts such appointment and agrees to comply with the provisions of these presents, provided, however, that the Paying Agent may sub-delegate its paying agent function at any time and at its reasonable discretion.

(C)	The Trustee in its capacities as Registrar, Calculation Agent, and Paying Agent and any successor registrar, calculation agent, and paying agent shall have no responsibility under these presents other than to render the services called for in good faith and without gross negligence or wilful default and:

(1)	does not assume any fiduciary duty or responsibility with regard to the Issuer;

(2)	shall not have any obligation towards, or relationship of agency or trust with, any Noteholder;

(3)	does not guarantee or otherwise assume any responsibility for the performance of the Notes;

(4)	shall not be responsible for any action it takes on behalf of the Issuer in compliance with these presents;

and each of clauses 13 and 16 shall, subject to this clause, apply in respect of any Registrar, Calculation Agent or Paying Agent provided that references therein to “Trustee” are deemed to be references to such Registrar, Calculation Agent or Paying Agent as applicable.

23.	CURRENCY INDEMNITY

(A)	U.S. Dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with these presents and the Notes, including damages.

(B)	An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or on the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Noteholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

24.	NOTICES

Any notice or demand to the Issuer or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), telex or facsimile transmission or by delivering it by hand as follows:

to the Issuer:

Chaucer Holdings PLC

9 Devonshire Square

Cutlers Gardens

London

EC2M 4WL

Facsimile: +44 207 397 9710

Telephone: +44 207 397 9700

Attention: Company Secretary

to the Trustee:

Wilmington Trust (Channel Islands), Ltd

Seaton House

17 Seaton Place St Helier

Jersey, Channel Islands, JE2 3QL

Facsimile: + 44 1534 495 601

With a copy to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1600

United States of America

Attention: Corporate Trust Administration

Facsimile: +1 302-636-4140

or to such other address, telex or facsimile number as shall have been notified (in accordance with this Clause) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by telex or facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch; provided, that, in the case of a notice or demand given by telex or facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by telex or facsimile transmission.

25.	GOVERNING LAW

These presents are governed by, and shall be construed in accordance with, English law.

26.	JURISDICTION OF ENGLISH COURTS

The Issuer irrevocably agrees for the benefit of the Noteholders and the Trustee that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with these presents and accordingly submits to the exclusive jurisdiction of the English courts. The Issuer waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

Subject to the provisions of these presents, the Trustee and the Noteholders may take any suit, action or proceeding arising out of or in connection with these presents (together referred to as “proceedings”) against the Issuer in any other court of competent jurisdiction and concurrent proceedings in any number of jurisdictions.

27.	COUNTERPARTS

These presents and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to these presents or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

28.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to these presents has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

THE FIRST SCHEDULE

EXHIBIT A – FORM OF DEFINITIVE NOTE

(Face of Note)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT ANY STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE AGREED TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE ONLY (A) TO CHAUCER HOLDINGS PLC (THE “ISSUER”), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO PERSONS OTHER THAN “U.S. PERSONS” IN AN “OFFSHORE TRANSACTION” IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE TRUST DEED (DEFINED HEREIN), A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF

THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN US$100,000 AND MULTIPLES OF US$1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN US$100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

THE HOLDER OF THIS NOTE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE TRUST DEED TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.

CHAUCER HOLDINGS PLC

(a public limited company incorporated under the

laws of England and Wales)

US$50, 000, 000 Floating Rate Subordinated Notes due 2036

This Certificate is issued in respect of the notes which are in fully registered form and form part of a duly authorised issue of notes of Chaucer Holdings PLC (the “Issuer”), designated as specified in the title hereof (the “Notes”), constituted by a Trust Deed dated September 21, 2006 (the “Trust Deed”) between the Issuer and Wilmington Trust (Channel Islands), Ltd, as trustee (the “Trustee”, which expression, where the context so admits, includes all persons for the time being trustee or trustees under the Trust Deed). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out on the reverse hereof.

The Notes are subject to, and have the benefit of, the Trust Deed and the Conditions referred to in the Trust Deed. Expressions defined in the Trust Deed shall, unless the context otherwise requires, have the same meanings when used in this Certificate.

This is to certify that [—] or registered assigns, is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder of the Notes represented by this Certificate or, if more than one person is so registered, the first-named of such persons (the “Noteholder”). The Issuer promises to pay to the Noteholder, and the Noteholder is entitled to receive, the principal sum of US$50,000,000 (fifty million U.S. Dollars) on the Maturity Date or on such earlier date or dates as the same may become repayable in accordance with the Conditions, together with interest on such principal sum at the times and the rates determined in accordance with the Conditions and to pay interest from the issue date of the Notes in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Certificate is evidence of entitlement only. Title to the Notes passes only on due registration in the Register of Noteholders and only the registered holders are entitled to payment in respect of the Notes in respect of which this Certificate is issued.

This Certificate shall not be valid or become obligatory for any purpose until signed on behalf of the Issuer and authenticated by or on behalf of the Registrar.

Capitalized terms not otherwise defined in this Certificate shall have the meanings ascribed to them in the Trust Deed.

This Certificate is governed by, and construed in accordance with, English law.

In witness whereof the Issuer has caused this Certificate to be signed AS A DEED on its behalf.

Original Issue Date:

EXECUTED as a DEED by	)
CHAUCER HOLDINGS PLC	)
acting by	)
And	)
)

Certificate of authentication

Certified that the above named holder(s) is/are, at the date hereof, entered in the Register of Noteholders as the holder(s) of Notes in the above mentioned principal amount. This Certificate is authenticated by or on behalf of the Registrar.

Wilmington Trust (Channel Islands), Ltd,

as Registrar

By:
Name:
Title:

Dated:

(Reverse of Note)

THE CONDITIONS OF THE NOTES

The US$50,000,000 Floating Rate Subordinated Notes due 2036 (the “Notes”) are issued by Chaucer Holdings PLC (the “Issuer”) are constituted by a Trust Deed dated 21 September 2006 (the “Trust Deed”) between the Issuer and Wilmington Trust (Channel Islands), Ltd (the “Trustee”, which expression shall include its successors) as trustee for the holders of the Notes (the “Noteholders”).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed are available for inspection during normal business hours by the Noteholders at the principal office for the time being of the Trustee, being at the Issue Date (as defined below), at Seaton House, 17 Seaton Place, St. Helier, Jersey, Channel Islands JE2 3QL. The Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed.

1.	FORM, DENOMINATION AND TITLE

1.1	Form and Denomination

The Notes are issued in registered form in amounts of US$100,000 and in integral multiples of US$1,000 in excess thereof (referred to as the “principal amount” of a Note). A note certificate (each a “Certificate”) will be issued to each Noteholder in respect of its registered holding of Notes. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Noteholders which the Issuer (or the Registrar on behalf of the Issuer) will maintain at its specified office. All Notes shall be dated the date of their authentication by the Registrar.

1.2	Title

Title to the Notes passes only by registration in the register of Noteholders. The holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes in accordance with these presents. In these Conditions “Noteholder” and (in relation to a Note) “holder” means the person in whose name a Note is registered in the register of Noteholders.

2.	TRANSFERS OF NOTES

2.1	Transfers

Any transfers of the Notes shall be in accordance with the terms of the Trust Deed.

2.2	Closed Periods

No Noteholder may require the transfer of a Note to be registered during the period of 15 days ending on the due date for any payment of principal, premium or interest on that Note.

3.	STATUS

3.1	Status

The Notes are direct, unsecured and subordinated obligations of the Issuer, conditional as described below, and rank pari passu without any preference among themselves, with all other obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital, constitute Lower Tier 2 Capital (as defined below) and rank in priority to those whose claims constitute, or would but for any applicable limitation on the amount of such capital constitute, Upper Tier 2 Capital (as defined below) or Tier 1 Capital (as defined below) and to the claims of holders of all classes of share capital of the Issuer.

3.2	Subordination

The obligations of the Issuer in respect of the Notes are, in the event of a winding up of the Issuer, subordinated in right of payment to the claims of all Senior Creditors and accordingly payments of principal and interest by the Issuer in respect of such Notes are conditional in such winding up upon the Issuer being considered solvent at the time of such payment and no principal or interest shall be payable by the Issuer in respect of such Notes in such winding up except to the extent that the Issuer could make such payment and still be considered solvent immediately thereafter. For this purpose, the Issuer shall be considered solvent if both (i) it is able to pay its debts as they fall due and (ii) its Assets exceed its Liabilities (other than its Liabilities to persons who are not Senior Creditors). A report as to the solvency of the Issuer by the Directors of the Issuer or the Auditors or its liquidator shall, in the absence of proven error, be treated and accepted by the Issuer and the Noteholders as correct and sufficient evidence thereof.

For the purposes of this Condition 3:

“Assets” means the non-consolidated gross assets of the Issuer as shown by the then latest published balance sheet of the Issuer but adjusted for contingencies and for subsequent events and to such extent as the Directors of the Issuer, the Auditors or the liquidator of the Issuer (as the case may be) may determine to be appropriate;

“Auditors” means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to this Condition 3, such other firm of accountants as may be nominated or approved by the Noteholders after consultation with the Issuer;

“FSA” means the Financial Services Authority or any successor regulatory body or other governmental authority in the U.K. exercising prudential supervision of insurance companies;

“Liabilities” means the non-consolidated gross liabilities of the Issuer as shown and adjusted in like manner as for Assets;

“Lower Tier 2 Capital” has the meaning given to it from time to time by the FSA;

“Tier 1 Capital” has the meaning given to it from time to time by the FSA;

“Senior Creditor” means any creditor of the Issuer whose claims have been accepted by the liquidator in the winding-up of the Issuer, not being a creditor:

(i)	whose right to repayment ranks or is expressed to rank postponed to or subordinate to that of unsubordinated creditors of the Issuer; or

(ii)	whose right to repayment is made subject to a condition or is restricted (whether by operation of law or otherwise) or is expressed to be restricted in each case such that the amount which may be claimed for his own retention by such creditor in the event that the Issuer is not solvent is less than in the event that the Issuer is solvent; or

(iii)	whose debt is irrecoverable or expressed to be irrecoverable unless the persons entitled to payment of principal and interest in respect of the Notes recover the amount of such principal and interest which such persons would be entitled to recover if payment of such principal and interest to such persons were not subject to any condition.

The obligations of the Issuer in respect of the Notes in the event of a winding up of the Issuer are conditional on the Issuer being solvent, within the meaning described in Condition 3, at the time of, and immediately after, payment by the Issuer. If the Issuer would not be so solvent, any amounts which might otherwise have been allocated in or towards payment of principal and interest in respect of the Notes in such winding up may be used to absorb losses.

“Upper Tier 2 Capital” has the meaning given to it from time to time by the FSA.

3.3	No Set-off

Subject to applicable law, no Noteholder may exercise, claim or plead any right of set-off, counter-claim or retention in respect of any amount owed to it by the Issuer arising under or in connection with the Notes and each Noteholder shall, by virtue of being the holder of any Notes, be deemed to have waived all such rights of such set-off, counter-claim or retention.

3.4	Turnover

If any amounts are received by a Noteholder under or in respect of the Notes which were not payable to such Noteholder as a result of Conditions 3.2 or 3.3 above, such amounts shall be returned to the Issuer, liquidator or other person making the payment for application in accordance with the respective amounts due to all the Senior Creditors until all have been repaid in full and until such time such payment shall be held by that Noteholder in trust for the Senior Creditors. Any amount so returned shall then be treated for the purposes of the Issuer’s obligations under the Notes as if it had not been paid by the Issuer and the original payment shall not be deemed to have discharged any of the obligations of the Issuer under the Notes.

4.	NEGATIVE PLEDGE

4.1	Negative Pledge

So long as any of the Notes remains outstanding, the Issuer will not, and it shall not cause or permit any Subsidiary of the Issuer to, incur, issue or be obligated on any Additional Subordinated Indebtedness, either directly or indirectly, by way of guarantee, suretyship or otherwise, other than Additional Subordinated Indebtedness that, by its terms, is expressly stated to be either junior and subordinate or pari passu in all respects to the Notes.

4.2	Interpretation

For the purposes of this Condition 4:

“Additional Subordinated Indebtedness” means any present or future indebtedness (whether being principal, premium, interest or other amounts) which is, by its terms, in the event of a winding up of the Issuer, subordinated in right of payment to the claims of creditors in respect of the unsecured or secured obligations of the Issuer.

5.	INTEREST

5.1	Interest Rate and Interest Payment Dates

5.2	Interest at the Interest Rate (as defined below) and any Additional Interest (as defined below) on any Note that is payable, and is punctually paid or duly provided for in accordance with the remainder of this Condition 5 on any Interest Payment Date (as defined below) for Notes shall be paid to the person or entity that is the registered Noteholder at the close of business on the regular record date for such interest instalment except that interest and any Additional Interest payable on the Maturity Date shall be paid to the person to whom principal is paid.

5.3

Each Note shall bear interest from and including the Issue Date to but excluding 21 September 2036 (the “Maturity Date”) at a floating rate of interest based on 3-Month LIBOR, determined as described in Condition 5.8, plus the Margin (as defined below)

(the “Interest Rate”), applied to the principal amount thereof, until the principal thereof becomes due and payable, and on any overdue principal and to the extent that payment of such interest is enforceable under applicable law (without duplication) on any overdue instalment of interest (including Additional Interest) at the Interest Rate in effect for each applicable period compounded quarterly. Interest shall be payable quarterly in arrears on each Interest Payment Date with the first instalment of interest to be paid on the Interest Payment Date in December 2006.

5.4	Any interest on any Note, including Additional Interest, that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Issuer to the registered Noteholder at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Issuer shall notify the Trustee in writing at least 25 days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Noteholder at its address as it appears in the register of the notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the registered Noteholder on such special record date and shall be no longer payable.

5.5	The Issuer may make payment of any Defaulted Interest on any Notes in any other lawful manner after notice given by the Issuer to the Trustee of the proposed payment method; provided, however, the Trustee in its sole discretion deems such payment method to be practical.

5.6	The term “regular record date” as used in this Condition shall mean the close of business on the 15th calendar day next preceding the applicable Interest Payment Date.

5.7	Subject to the foregoing provisions of this Condition, each Note delivered under the Trust Deed upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

(a)	In these Conditions (except where otherwise defined), the expression:

(i)	“Additional Interest” means interest, if any, that shall accrue on any interest on the Notes the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the Interest Rate, compounded quarterly (to the extent permitted by law);

(ii)	“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in London or New York City are permitted or required by any applicable law to close;

(iii)	“Interest Rate” has the meaning set forth in Condition 5.3;

(iv)	“Interest Payment Date” means each March 15, June 15, September 15 and December 15 of each year during the term of the Trust Deed, or if any such day is not a Business Day, then the next succeeding Business Day, commencing in December 2006;

(v)	“Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date; and

(vi)	“Margin” means three decimal one per cent (3.1%) per annum.

5.8	Computation of Interest

The agent or successor duly appointed by the Issuer under the Trust Deed and reasonably acceptable to the Noteholders (the “Calculation Agent”) shall calculate the amount of interest payable in any Interest Period. The amount of interest payable for the Interest Period commencing on the Interest Payment Date in December 2006 and each succeeding Interest Period will be calculated by applying the Interest Rate to the principal amount outstanding at the commencement of the Interest Period and multiplying each such amount by the actual number of days in the Interest Period concerned divided by 360 (it being understood that interest will continue to accrue on non-Business Days during each such Interest Period). All percentages resulting from any calculations on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

(a)	“3 Month LIBOR” means the London interbank offered interest rate for three- month, U.S. dollar deposits determined by the Trustee in the following order of priority:

(1) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date (as defined below). “Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate Service or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits;

(2) if such rate cannot be identified on the related Determination Date, the Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks’ offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3 Month LIBOR will be the arithmetic mean of such quotations;

(3) if fewer than two such quotations are provided as requested in clause (2) above, the Trustee will request four major New York City banks to provide such banks’ offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3 Month LIBOR will be the arithmetic mean of such quotations; and

(4) if fewer than two such quotations are provided as requested in clause (3) above, 3 Month LIBOR will be a 3 Month LIBOR determined with respect to the Interest Period immediately preceding such current Interest Period.

If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Telerate Page 3750 by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3 Month LIBOR for such Determination Date.

(b)	“Determination Date” means the date that is two London banking days (i.e., a Business Day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the particular Interest Period for which a Floating Rate is being determined.

(c)	The Calculation Agent shall notify the Issuer of the Interest Rate and the Determination Date for each Interest Period, in each case as soon as practicable after the determination thereof but in no event later than the thirtieth (30th) day of the relevant Interest Period. Failure to notify the Issuer or any defect in said notice, shall not affect the obligation of the Issuer to make payment on the Notes at the applicable Interest Rate. Any error in the calculation of the Interest Rate by the Calculation Agent may be corrected at any time by notice delivered as above provided. Upon the request of a Noteholder, the Calculation Agent shall provide the Floating Rate then in effect and, if determined, the Interest Rate for the next Interest Period.

(d)	Subject to the corrective rights set forth above, all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Notes by the Trustee will (in the absence of willful default, bad faith and manifest error) be final, conclusive and binding on the Issuer and all of the holders of the Notes, and no liability shall (in the absence of wilful default, bad faith or manifest error) attach to the Trustee in connection with the exercise or non exercise of its powers, duties and discretion.

6.	PAYMENTS

6.1	Payments in respect of Notes

The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Notes provided for in these presents, or on such earlier date as the same or any part thereof is due to be repaid or shall become immediately due and repayable under these presents, pay or procure to be paid unconditionally to or to the order of the Trustee in U.S. Dollars for immediate value the principal amount of the Notes repayable on that date together with any applicable interest and premium (if any) and shall in the meantime and until the whole of the Notes shall have been repaid or purchased and in either case cancelled pursuant to these presents (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Notes outstanding from time to time (as set forth in these presents).

All moneys received by the Trustee in respect of the Notes or amounts payable under these presents will be held by the Trustee on trust and will be applied in accordance with these presents. Each instalment of interest on the Notes may be paid to the Noteholders (i) by mailing cheques for such interest payable to the order of the Noteholders if a request for a wire transfer has not been received by the Trustee or the Issuer or (ii) by wire transfer to any account with a banking institution located in the United Kingdom or the United States designated in writing by such person to the Issuer no later than the related record date.

6.2	Agreed Treatment of the Notes

The Issuer will treat the Notes as indebtedness of the Issuer that is in registered form within the meaning of U.S. Treasury Regulations Section 1.871-14(c)(1)(i).

6.3	Payments subject to Applicable Laws

Payments in respect of principal and interest on Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

6.4	No commissions

No commissions or expenses shall be charged to the Noteholders in respect of any payments made in accordance with this Condition.

6.5	Payment on Payment Days

Where payment to the Noteholders is to be made by wire transfer to a registered account, payment instructions (for value the due date or, if that is not a Business Day (as defined below), for value the first following day which is a Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed, on the Business Day of the payment or, in the case of a payment of principal, premium (if any) or interest due otherwise than on an Interest Payment Date, if later, on the Business Day on which the relevant Certificate is surrendered at the specified office of the Registrar.

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Business Day, if the Noteholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

In this Condition, “Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in London or New York City are permitted or required by any applicable law to close.

6.6	Partial Payments

If the amount of principal, premium (if any) or interest which is due on the Notes is not paid in full, the Registrar will annotate the register of Noteholders with a record of the amount of principal, premium (if any) or interest in fact paid.

6.7	Registrar and Paying Agent

Wilmington Trust (Channel Islands), Ltd shall act as registrar and paying agent for the Notes (Wilmington Trust (Channel Islands), Ltd, in its capacity as registrar, the “Registrar” and in its capacity as paying agent, the “Paying Agent”). The Issuer may appoint a successor Registrar or Paying Agent as it sees fit from time to time.

The initial specified offices of the Paying Agent and the Registrar are set out at the end of these Conditions.

7.	REDEMPTION AND PURCHASE

7.1	Redemption at Maturity

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on the Maturity Date.

7.2	Tax Event Redemption

If a Tax Event shall occur and be continuing, the Issuer shall have the right to redeem the Notes in whole, but not in part, at any Interest Payment Date, within 120 days following the occurrence of such Tax Event (the “Special Redemption Date”) at the Special Redemption Price; provided that, prior to the provision of notice to the holders of the Notes of a Tax Event Redemption pursuant to Condition 7.4, the Issuer shall have delivered the Tax Event Documents to the Trustee.

For the purposes of these Conditions:

(a)	“Special Redemption Price” means (a) if the Special Redemption Date occurs before the Interest Payment Date in December 2011, 107.5% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes to the occurrence of the Special Redemption Date, or (b) if the Special Redemption Date occurs on or after the Interest Payment Date in December 2011, 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on such Notes to the Special Redemption Date;

(b)	“Tax Event” means that (i) on the next Interest Payment Date the Issuer would be required to pay Additional Sums as provided or referred to in Condition 8; and (ii) the requirement cannot be avoided by the Issuer taking reasonable measures available to it; and

(c)	“Tax Event Documents” means (i) a certificate of the Issuer which states that the requirement referred to in clause (i) of the definition of Tax Event will apply on the next Interest Payment Date and cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Issuer has or will become obliged to pay Additional Sums as provided in Condition 8.

7.3	Optional Redemption by the Issuer

The Issuer shall have the right to redeem the Notes, in whole or in part, but in all cases in a principal amount with integral multiples of US$1,000.00, on any Interest Payment Date on or after the Interest Payment Date falling in December 2011 (the “Optional Redemption Date”), at the Optional Redemption Price.

For the purposes of these Conditions, “Optional Redemption Price” means 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on such Notes to the Optional Redemption Date.

7.4	Notice of Redemption; Selection of Notes

In case the Issuer shall desire to exercise the right to redeem all, or, as the case may be, any part of the Notes, it shall cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the Optional Redemption Date or the Special Redemption Date to the Noteholders so to be redeemed as a whole or in part at their last addresses as the same appear on the Register of Noteholders. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Each such notice of redemption shall specify the Optional Redemption Date or the Special Redemption Date, as applicable, the Optional Redemption Price or the Special Redemption Price, as applicable, at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Notes are to be redeemed the notice of redemption shall specify the numbers of the Notes to be redeemed. In case the Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Prior to 10:00 a.m. (New York City time) on the Optional Redemption Date or the Special Redemption Date, as applicable, the Issuer will deposit with the Paying Agent an amount of money sufficient to redeem on the Optional Redemption Date, or the Special Redemption Date, as applicable, all the Notes so called for redemption at the appropriate Optional Redemption Price or Special Redemption Price.

If all, or less than all, the Notes are to be redeemed, the Issuer will give the Trustee notice not less than 45 nor more than 60 days, respectively, prior to the Optional Redemption Date, or the Special Redemption Price, as applicable, as to the aggregate principal amount of Notes to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Notes or portions thereof (in integral multiples of US$1,000.00) to be redeemed.

7.5	Payment of Notes Called for Redemption

If notice of redemption has been given as provided in Condition 7.4, the Notes or portions of Notes with respect to which such notice has been given shall become due and payable on the Optional Redemption Date, or Special Redemption Price and at the place or places stated in such notice at the applicable Optional Redemption Price or Special Redemption Price, and on and after said date (unless the Issuer shall default in the payment of such Notes at the Optional Redemption Price or Special Redemption Price, as

applicable, interest on the Notes or portions of Notes so called for redemption shall cease to accrue. On presentation and surrender of such Notes at a place of payment specified in said notice, such Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable Optional Redemption Price, or Special Redemption Price as applicable.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Issuer, a new Note or Notes of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

7.6	Purchases

The Issuer may at any time after the Interest Payment Date in December 2011 purchase Notes in any manner and at any price. If purchases are made by tender, tenders must be available to all Noteholders alike.

7.7	Noteholder Redemption

The Trustee at its absolute discretion may, and the holder of any Note may on the occurrence of any of the events set out in paragraphs (i) to (viii) of this Condition 7.7 (each a “Noteholder Redemption Event”) give written notice to the Issuer (the “Noteholder Notice”) that, upon the expiry of the period of 5 years after the date on which the Issuer received the Noteholder Notice (the date of such expiry being the “Noteholder Redemption Date”), the Notes shall be due and repayable at their principal amount, together with any interest accrued to the Noteholder Redemption Date as provided in these Conditions. A Noteholder Redemption Event will arise if any of the following events shall have occurred and be continuing:

(i)	if default is made in the payment of any principal due in respect of the Notes or any of them;

(ii)	if default is made in the payment of any interest due in respect of the Notes or any of them and the default continues for a period of seven days; or

(iii)	if the Issuer fails to perform or observe any of its other obligations under the Trust Deed or if any event occurs or any action is taken or fails to be taken which is (or, but for the provisions of any applicable law, would be) a breach by the Issuer of any of the covenants contained in the Trust Deed and (except in any case where the failure is incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues or the period of 30 days following the service by the Trustee or any Noteholder on the Issuer of notice requiring the same to be remedied; or

(iv)

if (i) any Indebtedness for Borrowed Money of the Issuer or any of its Principal Subsidiaries becomes due and repayable prematurely by reason of an event of default (however described) and such event of default is not being contested in good faith (in the Trustee’s opinion) by the Issuer or the relevant Principal

Subsidiary; (ii) the Issuer or any of its Principal Subsidiaries fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment as extended by any applicable grace period; (iii) any security given by the Issuer or any of its Principal Subsidiaries for any Indebtedness for Borrowed Money becomes enforceable except where the event giving rise to enforcement is being contested in good faith (in the Trustee’s opinion) by the Issuer or the relevant Principal Subsidiary; or (iv) default is made by the Issuer or any of its Principal Subsidiaries in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other and such default is not being contested in good faith (in the Trustee’s opinion) by the Issuer; or

(v)	if any order is made by any competent court or resolution passed for the winding up or dissolution of any Principal Subsidiary save for the purpose of reorganisation on terms approved in writing by Trustee or by an Extraordinary Resolution (as defined in the Trust Deed); or

(vi)	if (a) the Issuer or any of its Principal Subsidiaries ceases or threatens to cease to carry on the whole or a substantial part of its business, save for the purposes of (i) a reorganisation on terms approved by the Noteholders or (ii) a reorganisation whereby all or substantially all of the undertaking and assets of a Subsidiary are transferred to or otherwise vested in the Issuer or one or more Principal Subsidiaries of the Issuer or one or more subsidiary(ies) of the Issuer which is designated as Principal Subsidiary(ies) for the purpose of these Conditions, or (b) the Issuer or any of its Principal Subsidiaries stops or threatens to stop payment of, or is unable to or admits inability to pay, its debts (or any class of its debts) as they fall due or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law or is adjudicated or found bankrupt or insolvent; or

(vii)	if (i) proceedings are initiated against the Issuer or any of its Principal Subsidiaries under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer or any of its Principal Subsidiaries or, as the case may be, or in relation to the whole or any part of the undertaking or assets of any of them or an encumbrancer takes possession of the whole or any part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or any part of the undertaking or assets of any of them, or an application is made for the property of the Issuer and (ii) in any such case (other than the appointment of an administrator) unless initiated by the relevant company, is not discharged within 14 days; or

(viii)	if the Issuer or any Principal Subsidiary initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); save for the purposes of proceedings relating to the Issuer or any Principal Subsidiary where the Issuer and each Principal Subsidiary is solvent and able to pay its debts as they fall due both immediately prior to and immediately after such judicial proceedings and the Trustee is satisfied that such judicial proceedings are not prejudicial to the interests of the Noteholders; provided; further that, if any two Directors of the Issuer certify that the Issuer and each Principal Subsidiary will be solvent immediately after such judicial proceedings, the Trustee may rely absolutely on such certificate and need not have regard to the financial condition, profits or prospects of the Issuer or any Principal Subsidiary after such judicial proceedings.

7.8	Interpretation

In these Conditions (except where otherwise defined), the expression:

(a)	“Indebtedness for Borrowed Money” means any Indebtedness exceeding a value of US$5,000,000, either alone or when aggregated; and

(b)	“Principal Subsidiaries” means ALIT (No. 1) Limited, Chaucer Corporate Capital Limited, Chaucer Corporate Capital (No. 2) Limited, Chaucer Dedicated Limited and Chaucer Syndicates Limited.

7.9	Cancellation

All Notes which are redeemed or purchased by the Issuer will forthwith be cancelled.

7.10	Consent of the Financial Services Authority

The terms of Conditions 7.2 to 7.6 shall, if required by law or the FSA, be subject to: (a) the prior written consent of the FSA; and (b) the Issuer giving the FSA at least 6 months’ (or such shorter period as may be required) notice of its intention to redeem or purchase the Notes in accordance with Conditions 7.2 to 7.6.

7.11	Interpretation

In these Conditions, “FSA” means the Financial Services Authority or any successor regulatory body or other governmental authority in the U.K. exercising prudential supervision of insurance companies.

8.	TAXATION

8.1	Payment without Withholding

(a)	All payments in respect of the Notes by or on behalf of the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Withholding Taxes”) imposed or levied by or on behalf of any Relevant Jurisdiction, unless the withholding or deduction of the Withholding Taxes is required by law. If the Issuer believes that withholding or deduction for, or on account of any Withholding Taxes is, or may be, required by law, it may list the Notes on a recognised stock exchange (as such term is defined in section 841 of the Income and Corporation Taxes Act 1988 of the United Kingdom) in order to qualify for an exemption from withholding or deduction of such Withholding Taxes provided however that the Issuer’s right to list is not conditional on such withholding or deduction. In addition, the Issuer acknowledges that listing shall be the sole responsibility of the Issuer and agrees that any listing document will not include references to the holders of Notes, unless the reference is required by any applicable law or regulation or the rules of the relevant recognised stock exchange. In the event that such withholding or deduction is required by law, the Issuer will pay such additional amounts (“Additional Sums”) as may be necessary in order that the net amounts received by the holders of the Notes after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note:

(i)	to, or to a third party on behalf of, a holder who would reasonably be able to avoid such withholding or deduction by satisfying any statutory requirements or by making a declaration of non-residence or by claiming relief under any relevant double taxation treaty or similar claim for exemption but fails or has failed to do so;

(ii)	where a Noteholder is liable to the Withholding Taxes in respect of the Note by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Note;

(iii)	where a claim for payment is made more than 30 days after Relevant Date; and except to the extent that a Noteholder would have been entitled to additional amounts on claiming for payment on the last day of the period of 30 days assuming that day to have been a Business Day;

(iv)	where a payment on a Note is reduced as a result of any Withholding Taxes that are required to be paid pursuant to the European Union Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive.

8.2	Interpretation

In these Conditions:

(a)	“Relevant Date” means the date on which the payment first becomes due; and

(b)	“Relevant Jurisdiction” means the United Kingdom or any political subdivision or any authority thereof or therein having power to tax.

8.3	Tax Credit

(a)	If the Issuer makes a payment in respect of Withholding Taxes and the relevant Noteholder or the Trustee determines that:

(i)	a credit against any Withholding Taxes or any relief or remission for Withholding Taxes (a “Tax Credit”) is attributable to an increased payment made in accordance with Condition 8.1; and

(ii)	that Noteholder has obtained, utilised and retained that Tax Credit,

(b)	the Noteholder shall pay to the Issuer an amount which that Noteholder reasonably determines will leave it (after that payment) in the same after-tax position as it would have been in had the increased payment not been required to be made by the Issuer.

8.4	Additional Amounts

Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition.

9.	PRESCRIPTION

Claims in respect of principal and interest will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date, as defined in Condition 8.

10.	EVENTS OF DEFAULT AND ENFORCEMENT

10.1	Events of Default

The Trustee at its discretion may, and the holder of any Note may give notice to the Issuer that the Note is, and shall accordingly forthwith become, immediately due and repayable at its principal amount, together with interest accrued to the date of repayment as provided for in the Trust Deed, if any of the following events (each, an “Event of Default”) shall have occurred and be continuing:

(i)	if default is made in the payment of any principal due under the terms of the Notes or any of them; or

(ii)	if default is made in the payment of any interest due under the terms of the Notes or any of them and such default continues for a period of seven days; or

(iii)	if default is made in the payment of any other amount falling due under the terms of the Notes or any of them and such default continues for a period of thirty days; or

(iv)	if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer.

10.2	Proceedings for Winding Up

If the Notes become due and repayable pursuant to the Conditions of the Notes and are not paid when so due and repayable, the Trustee at its discretion may institute proceedings for the winding-up of the Issuer and/or prove for any amounts due and repayable pursuant to the terms of the Notes and claim in the liquidation of the Issuer but may take no further action to enforce the obligations of the Issuer for payment of any principal or interest in respect of the Notes. No payment in respect of the Notes may be made by the Issuer pursuant to Condition 10.1, nor will any Noteholder and/or the Trustee accept the same otherwise than during or after a winding-up of the Issuer, save with the prior consent of the FSA. The Issuer undertakes to use best efforts to obtain such consent as soon as possible upon receipt of the notice from the Trustee and or the holder of any Note as referred to in Condition 10.1.

10.3	Enforcement

Without prejudice to Conditions 10.1 and 10.2, the Trustee at its discretion may without notice institute proceedings to enforce any obligation, condition or provision binding on the Issuer under the Notes (other than any obligation for the payment of any amount due under the Notes), save that such proceedings are limited to the winding-up of the Issuer; provided that the Issuer shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums sooner than the same would otherwise have been payable by it.

10.4	Extent of Noteholders’ remedy

No remedy against the Issuer, other than as referred to in Condition 7.7 and this Condition 10, shall be available to the Noteholders or the Trustee whether for the recovery of amounts owing in respect of the Notes or under the Trust Deed or in respect of any breach by the Issuer of any of its other obligations under or in respect of the Notes or under the Trust Deed.

11.	REPLACEMENT OF CERTIFICATES

If any Certificate is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Registrar upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

12.	NOTICES

12.1	Notices to the Noteholders

All notices to the Noteholders will be valid if mailed to them at their respective addresses in the register of Noteholders maintained by the Registrar. The Issuer shall also ensure that notices are duly given or published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any notice shall be deemed to have been given on the second day after being so mailed or on the date of publication or, if so published more than once or on different dates, on the date of the first publication.

13.	GOVERNING LAW

The Notes are governed by, and will be construed in accordance with, English law.

13.1	Jurisdiction of English courts

The Issuer has irrevocably agreed for the benefit of the Noteholders that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes and accordingly submits to the exclusive jurisdiction of the English courts. The Issuer has waived any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

Subject to the provisions of the Trust Deed, the Trustee and the Noteholders may take any suit, action or proceeding arising out of or in connection with the Notes (together referred to as “Proceedings”) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

14.	ISSUER, REGISTRAR AND PAYING AGENT ADDRESSES

The addresses of the Issuer and the Registrar are set forth below:

Issuer:

Chaucer Holdings PLC

9 Devonshire Square

Cutlers Gardens

London

EC2M 4WL

Facsimile: +44 207 397 9710

Attention: Company Secretary

Registrar:

Wilmington Trust (Channel Islands), Ltd

Seaton House

17 Seaton Place St Helier

Jersey, Channel Islands, JE2 3QL

Facsimile: + 44 1534 495 601

Paying Agent:

Wilmington Trust (Channel Islands), Ltd

Seaton House

17 Seaton Place St Helier

Jersey, Channel Islands, JE2 3QL

Facsimile: + 44 1534 495 601

With a copy to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1600

United States of America

Attention: Corporate Trust Administration

Facsimile: +1 302-636-4140

15.	RIGHTS OF THIRD PARTIES

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned sell(s), assign(s) and transfer(s) to:

(Please print or type name and address (including postal code) of transferee)

US$                     principal amount of the Note registered in my/our name as constituted under the Trust Deed dated as of 21 September 2006 between Chaucer Holdings PLC and Wilmington Trust (Channel Islands), Ltd (the “Trustee”) and all rights relating to such principal amount of this Note, irrevocably constituting and appointing [Issuer/Registrar] as attorney to transfer such principal amount of this Note in the register maintained by the Registrar with full power of substitution.

Account details of transferee:

Signature(s)

Date:

NOTE:

1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Trust Deed to which this form of transfer relates and must be executed under the hand of the transferor or his attorney or, if the transferor is a corporation, this form of transfer must be executed either under its common seal or under the hand of two of its officers duly authorised in writing and, in the latter case, the document so authorizing the officers must be delivered with this form of transfer.

2.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Note in every particular, without alteration or enlargement or any change whatever.

EXHIBIT B – FORM OF RULE 144A GLOBAL NOTE

(Face of Note)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT ANY STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE AGREED TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE ONLY (A) TO CHAUCER HOLDINGS PLC (THE “ISSUER”), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO PERSONS OTHER THAN “U.S. PERSONS” IN AN “OFFSHORE TRANSACTION” IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE TRUST DEED (DEFINED HEREIN), A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS

NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN US$100,000 AND MULTIPLES OF US$1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN US$100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

THE HOLDER OF THIS NOTE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE TRUST DEED TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP No.: 162-470-AA6

No.: R-1

CHAUCER HOLDINGS PLC

(a public company limited by shares incorporated under the

laws of England and Wales)

US$50,000,000 Floating Rate Senior Notes due 2036

This Certificate is issued in respect of the notes which are Rule 144A Global Notes and form part of a duly authorised issue of notes of Chaucer Holdings PLC (the “Issuer”), designated as specified in the title hereof (the “Notes”), constituted by a Trust Deed dated September 21, 2006 (the “Trust Deed”) between the Issuer and Wilmington Trust (Channel Islands), Ltd, as trustee (the “Trustee”, which expression, where the context so admits, includes all persons for the time being trustee or trustees under the Trust Deed). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out on the reverse hereof.

The Notes are subject to, and have the benefit of, the Trust Deed and the Conditions referred to in the Trust Deed. Expressions defined in the Trust Deed shall, unless the context otherwise requires, have the same meanings when used in this Certificate.

The Issuer promises to pay to Cede & Co. (the “Noteholder”), as nominee of The Depository Trust Company (“DTC”), or registered assigns, and the Noteholder is entitled to receive, the principal sum of US$50,000,000 (fifty million U.S. Dollars), or other such amounts as set forth on the Schedule of Increases or Decreases in the Global Note that is attached hereto, on the Maturity Date or on such earlier date or dates as the same may become repayable in accordance with the Conditions, together with interest on such principal sum at the times and the rate specified in the Conditions and to pay interest from the Issue Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole (i) by DTC to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of Depository to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of Depository (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Certificate is evidence of entitlement only. Title to the Notes passes only on due registration in the Register of Noteholders and only the registered holders are entitled to payment in respect of the Notes in respect of which this Certificate is issued.

This Certificate shall not be valid or become obligatory for any purpose until signed on behalf of the Issuer and authenticated by or on behalf of the Registrar.

Capitalized terms not otherwise defined in this Certificate shall have the meanings ascribed to them in the Trust Deed.

This Certificate shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Certificate to be signed AS A DEED on its behalf.

Original Issue Date:

EXECUTED as a DEED by	)
CHAUCER HOLDINGS PLC	)
acting by	)
And	)
)

Certificate of authentication

Certified that the above named holder(s) is/are, at the date hereof, entered in the Register of Noteholders as the holder(s) of Notes in the above mentioned principal amount.

This Certificate is authenticated by or on behalf of the Registrar.

Wilmington Trust (Channel Islands), Ltd,
as Registrar

By:
Name:
Title:

(Reverse of Note)

THE CONDITIONS OF THE NOTES

The US$50,000,000 Floating Rate Subordinated Notes due 2036 (the “Notes”) are issued by Chaucer Holdings PLC (the “Issuer”) are constituted by a Trust Deed dated 21 September 2006 (the “Trust Deed”) between the Issuer and Wilmington Trust (Channel Islands), Ltd. (the “Trustee”, which expression shall include its successors) as trustee for the holders of the Notes (the “Noteholders”).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed are available for inspection during normal business hours by the Noteholders at the principal office for the time being of the Trustee, being at the Issue Date (as defined below), at Seaton House, 17 Seaton Place, St. Helier, Jersey, Channel Islands JE2 3QL. The Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed.

1.	FORM, DENOMINATION AND TITLE

1.1	Form and Denomination

The Notes are issued in registered form in amounts of US$100,000 and in integral multiples of US$1,000 in excess thereof (referred to as the “principal amount” of a Note). A note certificate (each a “Certificate”) will be issued to each Noteholder in respect of its registered holding of Notes. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Noteholders which the Issuer (or the Registrar on behalf of the Issuer) will maintain at its specified office. All Notes shall be dated the date of their authentication by the Registrar.

1.2	Title

Title to the Notes passes only by registration in the register of Noteholders. The holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes in accordance with these presents. In these Conditions “Noteholder” and (in relation to a Note) “holder” means the person in whose name a Note is registered in the register of Noteholders.

2.	TRANSFERS OF NOTES

2.1	Transfers

Any transfers of the Notes shall be in accordance with the terms of the Trust Deed.

2.2	Closed Periods

No Noteholder may require the transfer of a Note to be registered during the period of 15 days ending on the due date for any payment of principal, premium or interest on that Note.

3.	STATUS

3.1	Status

The Notes are direct, unsecured and subordinated obligations of the Issuer, conditional as described below, and rank pari passu without any preference among themselves, with all other obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital, constitute Lower Tier 2 Capital (as defined below) and rank in priority to those whose claims constitute, or would but for any applicable limitation on the amount of such capital constitute, Upper Tier 2 Capital (as defined below) or Tier 1 Capital (as defined below) and to the claims of holders of all classes of share capital of the Issuer.

3.2	Subordination

The obligations of the Issuer in respect of the Notes are, in the event of a winding up of the Issuer, subordinated in right of payment to the claims of all Senior Creditors and accordingly payments of principal and interest by the Issuer in respect of such Notes are conditional in such winding up upon the Issuer being considered solvent at the time of such payment and no principal or interest shall be payable by the Issuer in respect of such Notes in such winding up except to the extent that the Issuer could make such payment and still be considered solvent immediately thereafter. For this purpose, the Issuer shall be considered solvent if both (i) it is able to pay its debts as they fall due and (ii) its Assets exceed its Liabilities (other than its Liabilities to persons who are not Senior Creditors). A report as to the solvency of the Issuer by the Directors of the Issuer or the Auditors or its liquidator shall, in the absence of proven error, be treated and accepted by the Issuer and the Noteholders as correct and sufficient evidence thereof.

For the purposes of this Condition 3:

“Assets” means the non-consolidated gross assets of the Issuer as shown by the then latest published balance sheet of the Issuer but adjusted for contingencies and for subsequent events and to such extent as the Directors of the Issuer, the Auditors or the liquidator of the Issuer (as the case may be) may determine to be appropriate;

“Auditors” means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to this Condition 3, such other firm of accountants as may be nominated or approved by the Noteholders after consultation with the Issuer;

“FSA” means the Financial Services Authority or any successor regulatory body or other governmental authority in the U.K. exercising prudential supervision of insurance companies;

“Liabilities” means the non-consolidated gross liabilities of the Issuer as shown and adjusted in like manner as for Assets;

“Lower Tier 2 Capital” has the meaning given to it from time to time by the FSA;

“Tier 1 Capital” has the meaning given to it from time to time by the FSA;

“Senior Creditor” means any creditor of the Issuer whose claims have been accepted by the liquidator in the winding-up of the Issuer, not being a creditor:

(i)	whose right to repayment ranks or is expressed to rank postponed to or subordinate to that of unsubordinated creditors of the Issuer; or

(ii)	whose right to repayment is made subject to a condition or is restricted (whether by operation of law or otherwise) or is expressed to be restricted in each case such that the amount which may be claimed for his own retention by such creditor in the event that the Issuer is not solvent is less than in the event that the Issuer is solvent; or

(iii)	whose debt is irrecoverable or expressed to be irrecoverable unless the persons entitled to payment of principal and interest in respect of the Notes recover the amount of such principal and interest which such persons would be entitled to recover if payment of such principal and interest to such persons were not subject to any condition.

The obligations of the Issuer in respect of the Notes in the event of a winding up of the Issuer are conditional on the Issuer being solvent, within the meaning described in Condition 3, at the time of, and immediately after, payment by the Issuer. If the Issuer would not be so solvent, any amounts which might otherwise have been allocated in or towards payment of principal and interest in respect of the Notes in such winding up may be used to absorb losses.

“Upper Tier 2 Capital” has the meaning given to it from time to time by the FSA.

3.3	No Set-off

Subject to applicable law, no Noteholder may exercise, claim or plead any right of set-off, counter-claim or retention in respect of any amount owed to it by the Issuer arising under or in connection with the Notes and each Noteholder shall, by virtue of being the holder of any Notes, be deemed to have waived all such rights of such set-off, counter-claim or retention.

3.4	Turnover

If any amounts are received by a Noteholder under or in respect of the Notes which were not payable to such Noteholder as a result of Conditions 3.2 or 3.3 above, such amounts shall be returned to the Issuer, liquidator or other person making the payment for application in accordance with the respective amounts due to all the Senior Creditors until all have been repaid in full and until such time such payment shall be held by that Noteholder in trust for the Senior Creditors. Any amount so returned shall then be treated for the purposes of the Issuer’s obligations under the Notes as if it had not been paid by the Issuer and the original payment shall not be deemed to have discharged any of the obligations of the Issuer under the Notes.

4.	NEGATIVE PLEDGE

4.1	Negative Pledge

So long as any of the Notes remains outstanding, the Issuer will not, and it shall not cause or permit any Subsidiary of the Issuer to, incur, issue or be obligated on any Additional Subordinated Indebtedness, either directly or indirectly, by way of guarantee, suretyship or otherwise, other than Additional Subordinated Indebtedness that, by its terms, is expressly stated to be either junior and subordinate or pari passu in all respects to the Notes.

4.2	Interpretation

For the purposes of this Condition 4:

“Additional Subordinated Indebtedness” means any present or future indebtedness (whether being principal, premium, interest or other amounts) which is, by its terms, in the event of a winding up of the Issuer, subordinated in right of payment to the claims of creditors in respect of the unsecured or secured obligations of the Issuer.

5.	INTEREST

5.1	Interest Rate and Interest Payment Dates

5.2	Interest at the Interest Rate (as defined below) and any Additional Interest (as defined below) on any Note that is payable, and is punctually paid or duly provided for in accordance with the remainder of this Condition 5 on any Interest Payment Date (as defined below) for Notes shall be paid to the person or entity that is the registered Noteholder at the close of business on the regular record date for such interest instalment except that interest and any Additional Interest payable on the Maturity Date shall be paid to the person to whom principal is paid.

5.3	Each Note shall bear interest from and including the Issue Date to but excluding 21 September 2036 (the “Maturity Date”) at a floating rate of interest based on 3-Month LIBOR, determined as described in Condition 5.8, plus the Margin (as defined below)

(the “Interest Rate”), applied to the principal amount thereof, until the principal thereof becomes due and payable, and on any overdue principal and to the extent that payment of such interest is enforceable under applicable law (without duplication) on any overdue instalment of interest (including Additional Interest) at the Interest Rate in effect for each applicable period compounded quarterly. Interest shall be payable quarterly in arrears on each Interest Payment Date with the first instalment of interest to be paid on the Interest Payment Date in December 2006.

5.4	Any interest on any Note, including Additional Interest, that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Issuer to the registered Noteholder at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Issuer shall notify the Trustee in writing at least 25 days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Noteholder at its address as it appears in the register of the notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the registered Noteholder on such special record date and shall be no longer payable.

5.5	The Issuer may make payment of any Defaulted Interest on any Notes in any other lawful manner after notice given by the Issuer to the Trustee of the proposed payment method; provided, however, the Trustee in its sole discretion deems such payment method to be practical.

5.6	The term “regular record date” as used in this Condition shall mean the close of business on the 15th calendar day next preceding the applicable Interest Payment Date.

5.7	Subject to the foregoing provisions of this Condition, each Note delivered under the Trust Deed upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

(a)	In these Conditions (except where otherwise defined), the expression:

(i)	“Additional Interest” means interest, if any, that shall accrue on any interest on the Notes the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the Interest Rate, compounded quarterly (to the extent permitted by law);

(ii)	“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in London or New York City are permitted or required by any applicable law to close;

(iii)	“Interest Rate” has the meaning set forth in Condition 5.3;

(iv)	“Interest Payment Date” means each March 15, June 15, September 15 and December 15 of each year during the term of the Trust Deed, or if any such day is not a Business Day, then the next succeeding Business Day, commencing in December 2006;

(v)	“Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date; and

(vi)	“Margin” means three decimal one per cent (3.1%) per annum.

5.8	Computation of Interest

The agent or successor duly appointed by the Issuer under the Trust Deed and reasonably acceptable to the Noteholders (the “Calculation Agent”) shall calculate the amount of interest payable in any Interest Period. The amount of interest payable for the Interest Period commencing on the Interest Payment Date in December 2006 and each succeeding Interest Period will be calculated by applying the Interest Rate to the principal amount outstanding at the commencement of the Interest Period and multiplying each such amount by the actual number of days in the Interest Period concerned divided by 360 (it being understood that interest will continue to accrue on non-Business Days during each such Interest Period). All percentages resulting from any calculations on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

(a)	“3 Month LIBOR” means the London interbank offered interest rate for three-month, U.S. dollar deposits determined by the Trustee in the following order of priority:

(1) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date (as defined below). “Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate Service or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits;

(2) if such rate cannot be identified on the related Determination Date, the Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks’ offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3 Month LIBOR will be the arithmetic mean of such quotations;

(3) if fewer than two such quotations are provided as requested in clause (2) above, the Trustee will request four major New York City banks to provide such banks’ offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3 Month LIBOR will be the arithmetic mean of such quotations; and

(4) if fewer than two such quotations are provided as requested in clause (3) above, 3 Month LIBOR will be a 3 Month LIBOR determined with respect to the Interest Period immediately preceding such current Interest Period.

If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Telerate Page 3750 by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3 Month LIBOR for such Determination Date.

(b)	“Determination Date” means the date that is two London banking days (i.e., a Business Day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the particular Interest Period for which a Floating Rate is being determined.

(c)	The Calculation Agent shall notify the Issuer of the Interest Rate and the Determination Date for each Interest Period, in each case as soon as practicable after the determination thereof but in no event later than the thirtieth (30th) day of the relevant Interest Period. Failure to notify the Issuer or any defect in said notice, shall not affect the obligation of the Issuer to make payment on the Notes at the applicable Interest Rate. Any error in the calculation of the Interest Rate by the Calculation Agent may be corrected at any time by notice delivered as above provided. Upon the request of a Noteholder, the Calculation Agent shall provide the Floating Rate then in effect and, if determined, the Interest Rate for the next Interest Period.

(d)	Subject to the corrective rights set forth above, all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Notes by the Trustee will (in the absence of willful default, bad faith and manifest error) be final, conclusive and binding on the Issuer and all of the holders of the Notes, and no liability shall (in the absence of wilful default, bad faith or manifest error) attach to the Trustee in connection with the exercise or non exercise of its powers, duties and discretion.

6.	PAYMENTS

6.1	Payments in respect of Notes

The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Notes provided for in these presents, or on such earlier date as the same or any part thereof is due to be repaid or shall become immediately due and repayable under these presents, pay or procure to be paid unconditionally to or to the order of the Trustee in U.S. Dollars for immediate value the principal amount of the Notes repayable on that date together with any applicable interest and premium (if any) and shall in the meantime and until the whole of the Notes shall have been repaid or purchased and in either case cancelled pursuant to these presents (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Notes outstanding from time to time (as set forth in these presents).

All moneys received by the Trustee in respect of the Notes or amounts payable under these presents will be held by the Trustee on trust and will be applied in accordance with these presents. Each instalment of interest on the Notes may be paid to the Noteholders (i) by mailing cheques for such interest payable to the order of the Noteholders if a request for a wire transfer has not been received by the Trustee or the Issuer or (ii) by wire transfer to any account with a banking institution located in the United Kingdom or the United States designated in writing by such person to the Issuer no later than the related record date.

6.2	Agreed Treatment of the Notes

The Issuer will treat the Notes as indebtedness of the Issuer that is in registered form within the meaning of U.S. Treasury Regulations Section 1.871-14(c)(1)(i).

6.3	Payments subject to Applicable Laws

Payments in respect of principal and interest on Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

6.4	No commissions

No commissions or expenses shall be charged to the Noteholders in respect of any payments made in accordance with this Condition.

6.5	Payment on Payment Days

Where payment to the Noteholders is to be made by wire transfer to a registered account, payment instructions (for value the due date or, if that is not a Business Day (as defined below), for value the first following day which is a Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed, on the Business Day of the payment or, in the case of a payment of principal, premium (if any) or interest due otherwise than on an Interest Payment Date, if later, on the Business Day on which the relevant Certificate is surrendered at the specified office of the Registrar.

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Business Day, if the Noteholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

In this Condition, “Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in London or New York City are permitted or required by any applicable law to close.

6.6	Partial Payments

If the amount of principal, premium (if any) or interest which is due on the Notes is not paid in full, the Registrar will annotate the register of Noteholders with a record of the amount of principal, premium (if any) or interest in fact paid.

6.7	Registrar and Paying Agent

Wilmington Trust (Channel Islands), Ltd shall act as registrar and paying agent for the Notes (Wilmington Trust (Channel Islands), Ltd, in its capacity as registrar, the “Registrar” and in its capacity as paying agent, the “Paying Agent”). The Issuer may appoint a successor Registrar or Paying Agent as it sees fit from time to time.

The initial specified offices of the Paying Agent and the Registrar are set out at the end of these Conditions.

7.	REDEMPTION AND PURCHASE

7.1	Redemption at Maturity

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on the Maturity Date.

7.2	Tax Event Redemption

If a Tax Event shall occur and be continuing, the Issuer shall have the right to redeem the Notes in whole, but not in part, at any Interest Payment Date, within 120 days following the occurrence of such Tax Event (the “Special Redemption Date”) at the Special Redemption Price; provided that, prior to the provision of notice to the holders of the Notes of a Tax Event Redemption pursuant to Condition 7.4, the Issuer shall have delivered the Tax Event Documents to the Trustee.

For the purposes of these Conditions:

(a)	“Special Redemption Price” means (a) if the Special Redemption Date occurs before the Interest Payment Date in December 2011, 107.5% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes to the occurrence of the Special Redemption Date, or (b) if the Special Redemption Date occurs on or after the Interest Payment Date in December 2011, 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on such Notes to the Special Redemption Date;

(b)	“Tax Event” means that (i) on the next Interest Payment Date the Issuer would be required to pay Additional Sums as provided or referred to in Condition 8; and (ii) the requirement cannot be avoided by the Issuer taking reasonable measures available to it; and

(c)	“Tax Event Documents” means (i) a certificate of the Issuer which states that the requirement referred to in clause (i) of the definition of Tax Event will apply on the next Interest Payment Date and cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Issuer has or will become obliged to pay Additional Sums as provided in Condition 8.

7.3	Optional Redemption by the Issuer

The Issuer shall have the right to redeem the Notes, in whole or in part, but in all cases in a principal amount with integral multiples of US$1,000.00, on any Interest Payment Date on or after the Interest Payment Date falling in December 2011 (the “Optional Redemption Date”), at the Optional Redemption Price.

For the purposes of these Conditions, “Optional Redemption Price” means 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on such Notes to the Optional Redemption Date.

7.4	Notice of Redemption; Selection of Notes

In case the Issuer shall desire to exercise the right to redeem all, or, as the case may be, any part of the Notes, it shall cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the Optional Redemption Date or the Special Redemption Date to the Noteholders so to be redeemed as a whole or in part at their last addresses as the same appear on the Register of Noteholders. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Each such notice of redemption shall specify the Optional Redemption Date or the Special Redemption Date, as applicable, the Optional Redemption Price or the Special Redemption Price, as applicable, at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Notes are to be redeemed the notice of redemption shall specify the numbers of the Notes to be redeemed. In case the Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Prior to 10:00 a.m. (New York City time) on the Optional Redemption Date or the Special Redemption Date, as applicable, the Issuer will deposit with the Paying Agent an amount of money sufficient to redeem on the Optional Redemption Date, or the Special Redemption Date, as applicable, all the Notes so called for redemption at the appropriate Optional Redemption Price or Special Redemption Price.

If all, or less than all, the Notes are to be redeemed, the Issuer will give the Trustee notice not less than 45 nor more than 60 days, respectively, prior to the Optional Redemption Date, or the Special Redemption Price, as applicable, as to the aggregate principal amount of Notes to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Notes or portions thereof (in integral multiples of US$1,000.00) to be redeemed.

7.5	Payment of Notes Called for Redemption

If notice of redemption has been given as provided in Condition 7.4, the Notes or portions of Notes with respect to which such notice has been given shall become due and payable on the Optional Redemption Date, or Special Redemption Price and at the place or places stated in such notice at the applicable Optional Redemption Price or Special Redemption Price, and on and after said date (unless the Issuer shall default in the payment of such Notes at the Optional Redemption Price or Special Redemption Price, as

applicable, interest on the Notes or portions of Notes so called for redemption shall cease to accrue. On presentation and surrender of such Notes at a place of payment specified in said notice, such Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable Optional Redemption Price, or Special Redemption Price as applicable.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Issuer, a new Note or Notes of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

7.6	Purchases

The Issuer may at any time after the Interest Payment Date in December 2011 purchase Notes in any manner and at any price. If purchases are made by tender, tenders must be available to all Noteholders alike.

7.7	Noteholder Redemption

The Trustee at its absolute discretion may, and the holder of any Note may on the occurrence of any of the events set out in paragraphs (i) to (viii) of this Condition 7.7 (each a “Noteholder Redemption Event”) give written notice to the Issuer (the “Noteholder Notice”) that, upon the expiry of the period of 5 years after the date on which the Issuer received the Noteholder Notice (the date of such expiry being the “Noteholder Redemption Date”), the Notes shall be due and repayable at their principal amount, together with any interest accrued to the Noteholder Redemption Date as provided in these Conditions. A Noteholder Redemption Event will arise if any of the following events shall have occurred and be continuing:

(i)	if default is made in the payment of any principal due in respect of the Notes or any of them;

(ii)	if default is made in the payment of any interest due in respect of the Notes or any of them and the default continues for a period of seven days; or

(iii)	if the Issuer fails to perform or observe any of its other obligations under the Trust Deed or if any event occurs or any action is taken or fails to be taken which is (or, but for the provisions of any applicable law, would be) a breach by the Issuer of any of the covenants contained in the Trust Deed and (except in any case where the failure is incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues or the period of 30 days following the service by the Trustee or any Noteholder on the Issuer of notice requiring the same to be remedied; or

(iv)

if (i) any Indebtedness for Borrowed Money of the Issuer or any of its Principal Subsidiaries becomes due and repayable prematurely by reason of an event of default (however described) and such event of default is not being contested in good faith (in the Trustee’s opinion) by the Issuer or the relevant Principal

Subsidiary; (ii) the Issuer or any of its Principal Subsidiaries fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment as extended by any applicable grace period; (iii) any security given by the Issuer or any of its Principal Subsidiaries for any Indebtedness for Borrowed Money becomes enforceable except where the event giving rise to enforcement is being contested in good faith (in the Trustee’s opinion) by the Issuer or the relevant Principal Subsidiary; or (iv) default is made by the Issuer or any of its Principal Subsidiaries in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other and such default is not being contested in good faith (in the Trustee’s opinion) by the Issuer; or

(v)	if any order is made by any competent court or resolution passed for the winding up or dissolution of any Principal Subsidiary save for the purpose of reorganisation on terms approved in writing by Trustee or by an Extraordinary Resolution (as defined in the Trust Deed); or

(v)	if (a) the Issuer or any of its Principal Subsidiaries ceases or threatens to cease to carry on the whole or a substantial part of its business, save for the purposes of (i) a reorganisation on terms approved by the Noteholders or (ii) a reorganisation whereby all or substantially all of the undertaking and assets of a Subsidiary are transferred to or otherwise vested in the Issuer or one or more Principal Subsidiaries of the Issuer or one or more subsidiary(ies) of the Issuer which is designated as Principal Subsidiary(ies) for the purpose of these Conditions, or (b) the Issuer or any of its Principal Subsidiaries stops or threatens to stop payment of, or is unable to or admits inability to pay, its debts (or any class of its debts) as they fall due or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law or is adjudicated or found bankrupt or insolvent; or

(vii)	if (i) proceedings are initiated against the Issuer or any of its Principal Subsidiaries under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer or any of its Principal Subsidiaries or, as the case may be, or in relation to the whole or any part of the undertaking or assets of any of them or an encumbrancer takes possession of the whole or any part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or any part of the undertaking or assets of any of them, or an application is made for the property of the Issuer and (ii) in any such case (other than the appointment of an administrator) unless initiated by the relevant company, is not discharged within 14 days; or

(viii)	if the Issuer or any Principal Subsidiary initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); save for the purposes of proceedings relating to the Issuer or any Principal Subsidiary where the Issuer and each Principal Subsidiary is solvent and able to pay its debts as they fall due both immediately prior to and immediately after such judicial proceedings and the Trustee is satisfied that such judicial proceedings are not prejudicial to the interests of the Noteholders; provided; further that, if any two Directors of the Issuer certify that the Issuer and each Principal Subsidiary will be solvent immediately after such judicial proceedings, the Trustee may rely absolutely on such certificate and need not have regard to the financial condition, profits or prospects of the Issuer or any Principal Subsidiary after such judicial proceedings.

7.8	Interpretation

In these Conditions (except where otherwise defined), the expression:

(a)	“Indebtedness for Borrowed Money” means any Indebtedness exceeding a value of US$5,000,000, either alone or when aggregated; and

(b)	“Principal Subsidiaries” means ALIT (No. 1) Limited, Chaucer Corporate Capital Limited, Chaucer Corporate Capital (No. 2) Limited, Chaucer Dedicated Limited and Chaucer Syndicates Limited.

7.9	Cancellation

All Notes which are redeemed or purchased by the Issuer will forthwith be cancelled.

7.10	Consent of the Financial Services Authority

The terms of Conditions 7.2 to 7.6 shall, if required by law or the FSA, be subject to: (a) the prior written consent of the FSA; and (b) the Issuer giving the FSA at least 6 months’ (or such shorter period as may be required) notice of its intention to redeem or purchase the Notes in accordance with Conditions 7.2 to 7.6.

7.11	Interpretation

In these Conditions, “FSA” means the Financial Services Authority or any successor regulatory body or other governmental authority in the U.K. exercising prudential supervision of insurance companies.

8.	TAXATION

8.1	Payment without Withholding

(a)	All payments in respect of the Notes by or on behalf of the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Withholding Taxes”) imposed or levied by or on behalf of any Relevant Jurisdiction, unless the withholding or deduction of the Withholding Taxes is required by law. If the Issuer believes that withholding or deduction for, or on account of any Withholding Taxes is, or may be, required by law, it may list the Notes on a recognised stock exchange (as such term is defined in section 841 of the Income and Corporation Taxes Act 1988 of the United Kingdom) in order to qualify for an exemption from withholding or deduction of such Withholding Taxes provided however that the Issuer’s right to list is not conditional on such withholding or deduction. In addition, the Issuer acknowledges that listing shall be the sole responsibility of the Issuer and agrees that any listing document will not include references to the holders of Notes, unless the reference is required by any applicable law or regulation or the rules of the relevant recognised stock exchange. In the event that such withholding or deduction is required by law, the Issuer will pay such additional amounts (“Additional Sums”) as may be necessary in order that the net amounts received by the holders of the Notes after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note:

(i)	to, or to a third party on behalf of, a holder who would reasonably be able to avoid such withholding or deduction by satisfying any statutory requirements or by making a declaration of non-residence or by claiming relief under any relevant double taxation treaty or similar claim for exemption but fails or has failed to do so;

(ii)	where a Noteholder is liable to the Withholding Taxes in respect of the Note by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Note;

(iii)	where a claim for payment is made more than 30 days after Relevant Date; and except to the extent that a Noteholder would have been entitled to additional amounts on claiming for payment on the last day of the period of 30 days assuming that day to have been a Business Day;

(iv)	where a payment on a Note is reduced as a result of any Withholding Taxes that are required to be paid pursuant to the European Union Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive.

8.2	Interpretation

In these Conditions:

(a)	“Relevant Date” means the date on which the payment first becomes due; and

(b)	“Relevant Jurisdiction” means the United Kingdom or any political subdivision or any authority thereof or therein having power to tax.

8.3	Tax Credit

(a)	If the Issuer makes a payment in respect of Withholding Taxes and the relevant Noteholder or the Trustee determines that:

(i)	a credit against any Withholding Taxes or any relief or remission for Withholding Taxes (a “Tax Credit”) is attributable to an increased payment made in accordance with Condition 8.1; and

(ii)	that Noteholder has obtained, utilised and retained that Tax Credit,

(b)	the Noteholder shall pay to the Issuer an amount which that Noteholder reasonably determines will leave it (after that payment) in the same after-tax position as it would have been in had the increased payment not been required to be made by the Issuer.

8.4	Additional Amounts

Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition.

9.	PRESCRIPTION

Claims in respect of principal and interest will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date, as defined in Condition 8.

10.	EVENTS OF DEFAULT AND ENFORCEMENT

10.1	Events of Default

The Trustee at its discretion may, and the holder of any Note may give notice to the Issuer that the Note is, and shall accordingly forthwith become, immediately due and repayable at its principal amount, together with interest accrued to the date of repayment as provided for in the Trust Deed, if any of the following events (each, an “Event of Default”) shall have occurred and be continuing:

(i)	if default is made in the payment of any principal due under the terms of the Notes or any of them; or

(ii)	if default is made in the payment of any interest due under the terms of the Notes or any of them and such default continues for a period of seven days; or

(iii)	if default is made in the payment of any other amount falling due under the terms of the Notes or any of them and such default continues for a period of thirty days; or

(iv)	if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer.

10.2	Proceedings for Winding Up

If the Notes become due and repayable pursuant to the Conditions of the Notes and are not paid when so due and repayable, the Trustee at its discretion may institute proceedings for the winding-up of the Issuer and/or prove for any amounts due and repayable pursuant to the terms of the Notes and claim in the liquidation of the Issuer but may take no further action to enforce the obligations of the Issuer for payment of any principal or interest in respect of the Notes. No payment in respect of the Notes may be made by the Issuer pursuant to Condition 10.1, nor will any Noteholder and/or the Trustee accept the same otherwise than during or after a winding-up of the Issuer, save with the prior consent of the FSA. The Issuer undertakes to use best efforts to obtain such consent as soon as possible upon receipt of the notice from the Trustee and or the holder of any Note as referred to in Condition 10.1.

10.3	Enforcement

Without prejudice to Conditions 10.1 and 10.2, the Trustee at its discretion may without notice institute proceedings to enforce any obligation, condition or provision binding on the Issuer under the Notes (other than any obligation for the payment of any amount due under the Notes), save that such proceedings are limited to the winding-up of the Issuer; provided that the Issuer shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums sooner than the same would otherwise have been payable by it.

10.4	Extent of Noteholders’ remedy

No remedy against the Issuer, other than as referred to in Condition 7.7 and this Condition 10, shall be available to the Noteholders or the Trustee whether for the recovery of amounts owing in respect of the Notes or under the Trust Deed or in respect of any breach by the Issuer of any of its other obligations under or in respect of the Notes or under the Trust Deed.

11.	REPLACEMENT OF CERTIFICATES

If any Certificate is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Registrar upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

12.	NOTICES

12.1	Notices to the Noteholders

All notices to the Noteholders will be valid if mailed to them at their respective addresses in the register of Noteholders maintained by the Registrar. The Issuer shall also ensure that notices are duly given or published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any notice shall be deemed to have been given on the second day after being so mailed or on the date of publication or, if so published more than once or on different dates, on the date of the first publication.

13.	GOVERNING LAW

The Notes are governed by, and will be construed in accordance with, English law.

13.1	Jurisdiction of English courts

The Issuer has irrevocably agreed for the benefit of the Noteholders that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes and accordingly submits to the exclusive jurisdiction of the English courts. The Issuer has waived any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

Subject to the provisions of the Trust Deed, the Trustee and the Noteholders may take any suit, action or proceeding arising out of or in connection with the Notes (together referred to as “Proceedings”) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

14.	ISSUER, REGISTRAR AND PAYING AGENT ADDRESSES

The addresses of the Issuer and the Registrar are set forth below:

Issuer:

Chaucer Holdings PLC

9 Devonshire Square

Cutlers Gardens

London

EC2M 4WL

Facsimile: +44 207 397 9710

Attention: Company Secretary

Registrar:

Wilmington Trust (Channel Islands), Ltd

Seaton House

17 Seaton Place St Helier

Jersey, Channel Islands, JE2 3QL

Facsimile: + 44 1534 495 601

Paying Agent:

Wilmington Trust (Channel Islands), Ltd

Seaton House

17 Seaton Place St Helier

Jersey, Channel Islands, JE2 3QL

Facsimile: + 44 1534 495 601

With a copy to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1600

United States of America

Attention: Corporate Trust Administration

Facsimile: +1 302-636-4140

15.	RIGHTS OF THIRD PARTIES

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The initial principal amount of this Global Note is US$                        . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer or signatory of Trustee

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned sell(s), assign(s) and transfer(s) to:

(Please print or type name and address (including postal code) of transferee)

US$                              principal amount of the Note registered in my/our name as constituted under the Trust Deed dated as of September 21, 2006 between Chaucer Holdings PLC and Wilmington Trust (Channel Islands), Ltd (the “Trustee”) and all rights relating to such principal amount of this Note, irrevocably constituting and appointing [Issuer/Registrar] as attorney to transfer such principal amount of this Note in the register maintained by the Registrar with full power of substitution.

Account details of transferee:

Signature(s)

Date:

NOTE:

1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Trust Deed to which this form of transfer relates and must be executed under the hand of the transferor or his attorney or, if the transferor is a corporation, this form of transfer must be executed either under its common seal or under the hand of two of its officers duly authorised in writing and, in the latter case, the document so authorizing the officers must be delivered with this form of transfer.

2.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of the Note to be transferred in every particular, without alteration or enlargement or any change whatever.

EXHIBIT C – FORM OF TEMPORARY REGULATION S GLOBAL NOTE

(Face of Note)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT ANY STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE AGREED TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE ONLY (A) TO CHAUCER HOLDINGS PLC (THE “ISSUER”), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO PERSONS OTHER THAN “U.S. PERSONS” IN AN “OFFSHORE TRANSACTION” IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE TRUST DEED (DEFINED HEREIN), A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN

EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF ALSO AGREES FOR THE BENEFIT OF THE ISSUER THAT UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST DEED, NO BENEFICIAL OWNERS OF THIS NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL AND PREMIUM, IF ANY, OF AND INTEREST ON THIS NOTE.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN US$100,000 AND MULTIPLES OF US$1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN US$100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

THE HOLDER OF THIS NOTE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE TRUST DEED TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP NO.:

No.: R-2

CHAUCER HOLDINGS PLC

(a public company limited by shares incorporated under the

laws of England and Wales)

US$50,000,000 Floating Rate Subordinated Notes due 2036

This Certificate is issued in respect of the notes which are in fully registered form and form part of a duly authorised issue of notes of Chaucer Holdings PLC (the “Issuer”), designated as specified in the title hereof (the “Notes”), constituted by a Trust Deed dated September 21, 2006 (the “Trust Deed”) between the Issuer and Wilmington Trust (Channel Islands), Ltd, as trustee (the “Trustee”, which expression, where the context so admits, includes all persons for the time being trustee or trustees under the Trust Deed). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out on the reverse hereof.

The Notes are subject to, and have the benefit of, the Trust Deed and the Conditions referred to in the Trust Deed. Expressions defined in the Trust Deed shall, unless the context otherwise requires, have the same meanings when used in this Certificate. The Issuer promises to pay to Cede & Co. (the “Noteholder”), as nominee of The Depository Trust Company (“DTC”), or registered assigns, and the Noteholder is entitled to receive, the principal sum of US$0.00 (zero U.S. Dollars), or other such amounts as set forth on the Schedule of Increases or Decreases in the Global Note that is attached hereto, on the Maturity Date or on such earlier date or dates as the same may become repayable in accordance with the Conditions, together with interest on such principal sum at the times and the rate specified in the Conditions and to pay interest from the Issue Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole (i) by DTC to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of Depository to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of Depository (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Certificate is evidence of entitlement only. Title to the Notes passes only on due registration in the Register of Noteholders and only the registered holders are entitled to payment in respect of the Notes in respect of which this Certificate is issued.

This Certificate shall not be valid or become obligatory for any purpose until signed on behalf of the Issuer and authenticated by or on behalf of the Registrar.

Capitalized terms not otherwise defined in this Certificate shall have the meanings ascribed to them in the Trust Deed.

This Certificate shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Certificate to be signed AS A DEED on its behalf.

Original Issue Date:

EXECUTED as a DEED by	)
CHAUCER HOLDINGS PLC	)
acting by	)
And	)
)

Certificate of authentication

Certified that the above named holder(s) is/are, at the date hereof, entered in the Register of Noteholders as the holder(s) of Notes in the above mentioned principal amount.

This Certificate is authenticated by or on behalf of the Registrar.

Wilmington Trust (Channel Islands), Ltd, as Registrar

By:
Name:
Title:

(Reverse of Note)

THE CONDITIONS OF THE NOTES

The US$50,000,000 Floating Rate Subordinated Notes due 2036 (the “Notes”) are issued by Chaucer Holdings PLC (the “Issuer”) are constituted by a Trust Deed dated 21 September 2006 (the “Trust Deed”) between the Issuer and Wilmington Trust (Channel Islands), Ltd. (the “Trustee”, which expression shall include its successors) as trustee for the holders of the Notes (the “Noteholders”).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed are available for inspection during normal business hours by the Noteholders at the principal office for the time being of the Trustee, being at the Issue Date (as defined below), at Seaton House, 17 Seaton Place, St. Helier, Jersey, Channel Islands JE2 3QL. The Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed.

1.	FORM, DENOMINATION AND TITLE

1.1	Form and Denomination

The Notes are issued in registered form in amounts of US$100,000 and in integral multiples of US$1,000 in excess thereof (referred to as the “principal amount” of a Note). A note certificate (each a “Certificate”) will be issued to each Noteholder in respect of its registered holding of Notes. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Noteholders which the Issuer (or the Registrar on behalf of the Issuer) will maintain at its specified office. All Notes shall be dated the date of their authentication by the Registrar.

1.2	Title

Title to the Notes passes only by registration in the register of Noteholders. The holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes in accordance with these presents. In these Conditions “Noteholder” and (in relation to a Note) “holder” means the person in whose name a Note is registered in the register of Noteholders.

2.	TRANSFERS OF NOTES

2.1	Transfers

Any transfers of the Notes shall be in accordance with the terms of the Trust Deed.

2.2	Closed Periods

No Noteholder may require the transfer of a Note to be registered during the period of 15 days ending on the due date for any payment of principal, premium or interest on that Note.

3.	STATUS

3.1	Status

The Notes are direct, unsecured and subordinated obligations of the Issuer, conditional as described below, and rank pari passu without any preference among themselves, with all other obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital, constitute Lower Tier 2 Capital (as defined below) and rank in priority to those whose claims constitute, or would but for any applicable limitation on the amount of such capital constitute, Upper Tier 2 Capital (as defined below) or Tier 1 Capital (as defined below) and to the claims of holders of all classes of share capital of the Issuer.

3.2	Subordination

The obligations of the Issuer in respect of the Notes are, in the event of a winding up of the Issuer, subordinated in right of payment to the claims of all Senior Creditors and accordingly payments of principal and interest by the Issuer in respect of such Notes are conditional in such winding up upon the Issuer being considered solvent at the time of such payment and no principal or interest shall be payable by the Issuer in respect of such Notes in such winding up except to the extent that the Issuer could make such payment and still be considered solvent immediately thereafter. For this purpose, the Issuer shall be considered solvent if both (i) it is able to pay its debts as they fall due and (ii) its Assets exceed its Liabilities (other than its Liabilities to persons who are not Senior Creditors). A report as to the solvency of the Issuer by the Directors of the Issuer or the Auditors or its liquidator shall, in the absence of proven error, be treated and accepted by the Issuer and the Noteholders as correct and sufficient evidence thereof.

For the purposes of this Condition 3:

“Assets” means the non-consolidated gross assets of the Issuer as shown by the then latest published balance sheet of the Issuer but adjusted for contingencies and for subsequent events and to such extent as the Directors of the Issuer, the Auditors or the liquidator of the Issuer (as the case may be) may determine to be appropriate;

“Auditors” means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to this Condition 3, such other firm of accountants as may be nominated or approved by the Noteholders after consultation with the Issuer;

“FSA” means the Financial Services Authority or any successor regulatory body or other governmental authority in the U.K. exercising prudential supervision of insurance companies;

“Liabilities” means the non-consolidated gross liabilities of the Issuer as shown and adjusted in like manner as for Assets;

“Lower Tier 2 Capital” has the meaning given to it from time to time by the FSA;

“Tier 1 Capital” has the meaning given to it from time to time by the FSA;

“Senior Creditor” means any creditor of the Issuer whose claims have been accepted by the liquidator in the winding-up of the Issuer, not being a creditor:

(i)	whose right to repayment ranks or is expressed to rank postponed to or subordinate to that of unsubordinated creditors of the Issuer; or

(ii)	whose right to repayment is made subject to a condition or is restricted (whether by operation of law or otherwise) or is expressed to be restricted in each case such that the amount which may be claimed for his own retention by such creditor in the event that the Issuer is not solvent is less than in the event that the Issuer is solvent; or

(iii)	whose debt is irrecoverable or expressed to be irrecoverable unless the persons entitled to payment of principal and interest in respect of the Notes recover the amount of such principal and interest which such persons would be entitled to recover if payment of such principal and interest to such persons were not subject to any condition.

The obligations of the Issuer in respect of the Notes in the event of a winding up of the Issuer are conditional on the Issuer being solvent, within the meaning described in Condition 3, at the time of, and immediately after, payment by the Issuer. If the Issuer would not be so solvent, any amounts which might otherwise have been allocated in or towards payment of principal and interest in respect of the Notes in such winding up may be used to absorb losses.

“Upper Tier 2 Capital” has the meaning given to it from time to time by the FSA.

3.3	No Set-off

Subject to applicable law, no Noteholder may exercise, claim or plead any right of set-off, counter-claim or retention in respect of any amount owed to it by the Issuer arising under or in connection with the Notes and each Noteholder shall, by virtue of being the holder of any Notes, be deemed to have waived all such rights of such set-off, counter-claim or retention.

3.4	Turnover

If any amounts are received by a Noteholder under or in respect of the Notes which were not payable to such Noteholder as a result of Conditions 3.2 or 3.3 above, such amounts shall be returned to the Issuer, liquidator or other person making the payment for application in accordance with the respective amounts due to all the Senior Creditors until all have been repaid in full and until such time such payment shall be held by that Noteholder in trust for the Senior Creditors. Any amount so returned shall then be treated for the purposes of the Issuer’s obligations under the Notes as if it had not been paid by the Issuer and the original payment shall not be deemed to have discharged any of the obligations of the Issuer under the Notes.

4.	NEGATIVE PLEDGE

4.1	Negative Pledge

So long as any of the Notes remains outstanding, the Issuer will not, and it shall not cause or permit any Subsidiary of the Issuer to, incur, issue or be obligated on any Additional Subordinated Indebtedness, either directly or indirectly, by way of guarantee, suretyship or otherwise, other than Additional Subordinated Indebtedness that, by its terms, is expressly stated to be either junior and subordinate or pari passu in all respects to the Notes.

4.2	Interpretation

For the purposes of this Condition 4:

“Additional Subordinated Indebtedness” means any present or future indebtedness (whether being principal, premium, interest or other amounts) which is, by its terms, in the event of a winding up of the Issuer, subordinated in right of payment to the claims of creditors in respect of the unsecured or secured obligations of the Issuer.

5.	INTEREST

5.1	Interest Rate and Interest Payment Dates

5.2	Interest at the Interest Rate (as defined below) and any Additional Interest (as defined below) on any Note that is payable, and is punctually paid or duly provided for in accordance with the remainder of this Condition 5 on any Interest Payment Date (as defined below) for Notes shall be paid to the person or entity that is the registered Noteholder at the close of business on the regular record date for such interest instalment except that interest and any Additional Interest payable on the Maturity Date shall be paid to the person to whom principal is paid.

5.3	Each Note shall bear interest from and including the Issue Date to but excluding 21 September 2036 (the “Maturity Date”) at a floating rate of interest based on 3-Month LIBOR, determined as described in Condition 5.8, plus the Margin (as defined below) (the “Interest Rate”), applied to the principal amount thereof, until the principal thereof becomes due and payable, and on any overdue principal and to the extent that payment of such interest is enforceable under applicable law (without duplication) on any overdue instalment of interest (including Additional Interest) at the Interest Rate in effect for each applicable period compounded quarterly. Interest shall be payable quarterly in arrears on each Interest Payment Date with the first instalment of interest to be paid on the Interest Payment Date in December 2006.

5.4	Any interest on any Note, including Additional Interest, that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Issuer to the registered Noteholder at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Issuer shall notify the Trustee in writing at least 25 days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Noteholder at its address as it appears in the register of the notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the registered Noteholder on such special record date and shall be no longer payable.

5.5	The Issuer may make payment of any Defaulted Interest on any Notes in any other lawful manner after notice given by the Issuer to the Trustee of the proposed payment method; provided, however, the Trustee in its sole discretion deems such payment method to be practical.

5.6	The term “regular record date” as used in this Condition shall mean the close of business on the 15th calendar day next preceding the applicable Interest Payment Date.

5.7	Subject to the foregoing provisions of this Condition, each Note delivered under the Trust Deed upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

(a)	In these Conditions (except where otherwise defined), the expression:

(i)	“Additional Interest” means interest, if any, that shall accrue on any interest on the Notes the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the Interest Rate, compounded quarterly (to the extent permitted by law);

(ii)	“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in London or New York City are permitted or required by any applicable law to close;

(iii)	“Interest Rate” has the meaning set forth in Condition 5.3;

(iv)	“Interest Payment Date” means each March 15, June 15, September 15 and December 15 of each year during the term of the Trust Deed, or if any such day is not a Business Day, then the next succeeding Business Day, commencing in December 2006;

(v)	“Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date; and

(vi)	“Margin” means three decimal one per cent (3.1%) per annum.

5.8	Computation of Interest

The agent or successor duly appointed by the Issuer under the Trust Deed and reasonably acceptable to the Noteholders (the “Calculation Agent”) shall calculate the amount of interest payable in any Interest Period. The amount of interest payable for the Interest Period commencing on the Interest Payment Date in December 2006 and each succeeding Interest Period will be calculated by applying the Interest Rate to the principal amount outstanding at the commencement of the Interest Period and multiplying each such amount by the actual number of days in the Interest Period concerned divided by 360 (it being understood that interest will continue to accrue on non-Business Days during each such Interest Period). All percentages resulting from any calculations on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

(a)	“3 Month LIBOR” means the London interbank offered interest rate for three- month, U.S. dollar deposits determined by the Trustee in the following order of priority:

(1) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date (as defined below). “Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate Service or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits;

(2) if such rate cannot be identified on the related Determination Date, the Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks’ offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3 Month LIBOR will be the arithmetic mean of such quotations;

(3) if fewer than two such quotations are provided as requested in clause (2) above, the Trustee will request four major New York City banks to provide such banks’ offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3 Month LIBOR will be the arithmetic mean of such quotations; and

(4) if fewer than two such quotations are provided as requested in clause (3) above, 3 Month LIBOR will be a 3 Month LIBOR determined with respect to the Interest Period immediately preceding such current Interest Period.

If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Telerate Page 3750 by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3 Month LIBOR for such Determination Date.

(b)	“Determination Date” means the date that is two London banking days (i.e., a Business Day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the particular Interest Period for which a Floating Rate is being determined.

(c)	The Calculation Agent shall notify the Issuer of the Interest Rate and the Determination Date for each Interest Period, in each case as soon as practicable after the determination thereof but in no event later than the thirtieth (30th) day of the relevant Interest Period. Failure to notify the Issuer or any defect in said notice, shall not affect the obligation of the Issuer to make payment on the Notes at the applicable Interest Rate. Any error in the calculation of the Interest Rate by the Calculation Agent may be corrected at any time by notice delivered as above provided. Upon the request of a Noteholder, the Calculation Agent shall provide the Floating Rate then in effect and, if determined, the Interest Rate for the next Interest Period.

(d)	Subject to the corrective rights set forth above, all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Notes by the Trustee will (in the absence of willful default, bad faith and manifest error) be final, conclusive and binding on the Issuer and all of the holders of the Notes, and no liability shall (in the absence of wilful default, bad faith or manifest error) attach to the Trustee in connection with the exercise or non exercise of its powers, duties and discretion.

6.	PAYMENTS

6.1	Payments in respect of Notes

The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Notes provided for in these presents, or on such earlier date as the same or any part thereof is due to be repaid or shall become immediately due and repayable under these presents, pay or procure to be paid unconditionally to or to the order of the Trustee in U.S. Dollars for immediate value the principal amount of the Notes repayable on that date together with any applicable interest and premium (if any) and shall in the meantime and until the whole of the Notes shall have been repaid or purchased and in either case cancelled pursuant to these presents (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Notes outstanding from time to time (as set forth in these presents).

All moneys received by the Trustee in respect of the Notes or amounts payable under these presents will be held by the Trustee on trust and will be applied in accordance with these presents. Each instalment of interest on the Notes may be paid to the Noteholders (i) by mailing cheques for such interest payable to the order of the Noteholders if a request for a wire transfer has not been received by the Trustee or the Issuer or (ii) by wire transfer to any account with a banking institution located in the United Kingdom or the United States designated in writing by such person to the Issuer no later than the related record date.

6.2	Agreed Treatment of the Notes

The Issuer will treat the Notes as indebtedness of the Issuer that is in registered form within the meaning of U.S. Treasury Regulations Section 1.871-14(c)(1)(i).

6.3	Payments subject to Applicable Laws

Payments in respect of principal and interest on Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

6.4	No commissions

No commissions or expenses shall be charged to the Noteholders in respect of any payments made in accordance with this Condition.

6.5	Payment on Payment Days

Where payment to the Noteholders is to be made by wire transfer to a registered account, payment instructions (for value the due date or, if that is not a Business Day (as defined below), for value the first following day which is a Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed, on the Business Day of the payment or, in the case of a payment of principal, premium (if any) or interest due otherwise than on an Interest Payment Date, if later, on the Business Day on which the relevant Certificate is surrendered at the specified office of the Registrar.

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Business Day, if the Noteholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

In this Condition, “Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in London or New York City are permitted or required by any applicable law to close.

6.6	Partial Payments

If the amount of principal, premium (if any) or interest which is due on the Notes is not paid in full, the Registrar will annotate the register of Noteholders with a record of the amount of principal, premium (if any) or interest in fact paid.

6.7	Registrar and Paying Agent

Wilmington Trust (Channel Islands), Ltd shall act as registrar and paying agent for the Notes (Wilmington Trust (Channel Islands), Ltd, in its capacity as registrar, the “Registrar” and in its capacity as paying agent, the “Paying Agent”). The Issuer may appoint a successor Registrar or Paying Agent as it sees fit from time to time.

The initial specified offices of the Paying Agent and the Registrar are set out at the end of these Conditions.

7.	REDEMPTION AND PURCHASE

7.1	Redemption at Maturity

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on the Maturity Date.

7.2	Tax Event Redemption

If a Tax Event shall occur and be continuing, the Issuer shall have the right to redeem the Notes in whole, but not in part, at any Interest Payment Date, within 120 days following the occurrence of such Tax Event (the “Special Redemption Date”) at the Special Redemption Price; provided that, prior to the provision of notice to the holders of the Notes of a Tax Event Redemption pursuant to Condition 7.4, the Issuer shall have delivered the Tax Event Documents to the Trustee.

For the purposes of these Conditions:

(a)	“Special Redemption Price” means (a) if the Special Redemption Date occurs before the Interest Payment Date in December 2011, 107.5% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes to the occurrence of the Special Redemption Date, or (b) if the Special Redemption Date occurs on or after the Interest Payment Date in December 2011, 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on such Notes to the Special Redemption Date;

(b)	“Tax Event” means that (i) on the next Interest Payment Date the Issuer would be required to pay Additional Sums as provided or referred to in Condition 8; and (ii) the requirement cannot be avoided by the Issuer taking reasonable measures available to it; and

(c)	“Tax Event Documents” means (i) a certificate of the Issuer which states that the requirement referred to in clause (i) of the definition of Tax Event will apply on the next Interest Payment Date and cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Issuer has or will become obliged to pay Additional Sums as provided in Condition 8.

7.3	Optional Redemption by the Issuer

The Issuer shall have the right to redeem the Notes, in whole or in part, but in all cases in a principal amount with integral multiples of US$1,000.00, on any Interest Payment Date on or after the Interest Payment Date falling in December 2011 (the “Optional Redemption Date”), at the Optional Redemption Price.

For the purposes of these Conditions, “Optional Redemption Price” means 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on such Notes to the Optional Redemption Date.

7.4	Notice of Redemption; Selection of Notes

In case the Issuer shall desire to exercise the right to redeem all, or, as the case may be, any part of the Notes, it shall cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the Optional Redemption Date or the Special Redemption Date to the Noteholders so to be redeemed as a whole or in part at their last addresses as the same appear on the Register of Noteholders. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Each such notice of redemption shall specify the Optional Redemption Date or the Special Redemption Date, as applicable, the Optional Redemption Price or the Special Redemption Price, as applicable, at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Notes are to be redeemed the notice of redemption shall specify the numbers of the Notes to be redeemed. In case the Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Prior to 10:00 a.m. (New York City time) on the Optional Redemption Date or the Special Redemption Date, as applicable, the Issuer will deposit with the Paying Agent an amount of money sufficient to redeem on the Optional Redemption Date, or the Special Redemption Date, as applicable, all the Notes so called for redemption at the appropriate Optional Redemption Price or Special Redemption Price.

If all, or less than all, the Notes are to be redeemed, the Issuer will give the Trustee notice not less than 45 nor more than 60 days, respectively, prior to the Optional Redemption Date, or the Special Redemption Price, as applicable, as to the aggregate principal amount of Notes to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Notes or portions thereof (in integral multiples of US$1,000.00) to be redeemed.

7.5	Payment of Notes Called for Redemption

If notice of redemption has been given as provided in Condition 7.4, the Notes or portions of Notes with respect to which such notice has been given shall become due and payable on the Optional Redemption Date, or Special Redemption Price and at the place or places stated in such notice at the applicable Optional Redemption Price or Special Redemption Price, and on and after said date (unless the Issuer shall default in the payment of such Notes at the Optional Redemption Price or Special Redemption Price, as

applicable, interest on the Notes or portions of Notes so called for redemption shall cease to accrue. On presentation and surrender of such Notes at a place of payment specified in said notice, such Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable Optional Redemption Price, or Special Redemption Price as applicable.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Issuer, a new Note or Notes of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

7.6	Purchases

The Issuer may at any time after the Interest Payment Date in December 2011 purchase Notes in any manner and at any price. If purchases are made by tender, tenders must be available to all Noteholders alike.

7.7	Noteholder Redemption

The Trustee at its absolute discretion may, and the holder of any Note may on the occurrence of any of the events set out in paragraphs (i) to (viii) of this Condition 7.7 (each a “Noteholder Redemption Event”) give written notice to the Issuer (the “Noteholder Notice”) that, upon the expiry of the period of 5 years after the date on which the Issuer received the Noteholder Notice (the date of such expiry being the “Noteholder Redemption Date”), the Notes shall be due and repayable at their principal amount, together with any interest accrued to the Noteholder Redemption Date as provided in these Conditions. A Noteholder Redemption Event will arise if any of the following events shall have occurred and be continuing:

(i)	if default is made in the payment of any principal due in respect of the Notes or any of them;

(ii)	if default is made in the payment of any interest due in respect of the Notes or any of them and the default continues for a period of seven days; or

(iii)	if the Issuer fails to perform or observe any of its other obligations under the Trust Deed or if any event occurs or any action is taken or fails to be taken which is (or, but for the provisions of any applicable law, would be) a breach by the Issuer of any of the covenants contained in the Trust Deed and (except in any case where the failure is incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues or the period of 30 days following the service by the Trustee or any Noteholder on the Issuer of notice requiring the same to be remedied; or

(iv)

if (i) any Indebtedness for Borrowed Money of the Issuer or any of its Principal Subsidiaries becomes due and repayable prematurely by reason of an event of default (however described) and such event of default is not being contested in good faith (in the Trustee’s opinion) by the Issuer or the relevant Principal

Subsidiary; (ii) the Issuer or any of its Principal Subsidiaries fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment as extended by any applicable grace period; (iii) any security given by the Issuer or any of its Principal Subsidiaries for any Indebtedness for Borrowed Money becomes enforceable except where the event giving rise to enforcement is being contested in good faith (in the Trustee’s opinion) by the Issuer or the relevant Principal Subsidiary; or (iv) default is made by the Issuer or any of its Principal Subsidiaries in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other and such default is not being contested in good faith (in the Trustee’s opinion) by the Issuer; or

(v)	if any order is made by any competent court or resolution passed for the winding up or dissolution of any Principal Subsidiary save for the purpose of reorganisation on terms approved in writing by Trustee or by an Extraordinary Resolution (as defined in the Trust Deed); or

(vi)	if (a) the Issuer or any of its Principal Subsidiaries ceases or threatens to cease to carry on the whole or a substantial part of its business, save for the purposes of (i) a reorganisation on terms approved by the Noteholders or (ii) a reorganisation whereby all or substantially all of the undertaking and assets of a Subsidiary are transferred to or otherwise vested in the Issuer or one or more Principal Subsidiaries of the Issuer or one or more subsidiary(ies) of the Issuer which is designated as Principal Subsidiary(ies) for the purpose of these Conditions, or (b) the Issuer or any of its Principal Subsidiaries stops or threatens to stop payment of, or is unable to or admits inability to pay, its debts (or any class of its debts) as they fall due or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law or is adjudicated or found bankrupt or insolvent; or

(vii)	if (i) proceedings are initiated against the Issuer or any of its Principal Subsidiaries under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer or any of its Principal Subsidiaries or, as the case may be, or in relation to the whole or any part of the undertaking or assets of any of them or an encumbrancer takes possession of the whole or any part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or any part of the undertaking or assets of any of them, or an application is made for the property of the Issuer and (ii) in any such case (other than the appointment of an administrator) unless initiated by the relevant company, is not discharged within 14 days; or

(viii)	if the Issuer or any Principal Subsidiary initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); save for the purposes of proceedings relating to the Issuer or any Principal Subsidiary where the Issuer and each Principal Subsidiary is solvent and able to pay its debts as they fall due both immediately prior to and immediately after such judicial proceedings and the Trustee is satisfied that such judicial proceedings are not prejudicial to the interests of the Noteholders; provided; further that, if any two Directors of the Issuer certify that the Issuer and each Principal Subsidiary will be solvent immediately after such judicial proceedings, the Trustee may rely absolutely on such certificate and need not have regard to the financial condition, profits or prospects of the Issuer or any Principal Subsidiary after such judicial proceedings.

7.8	Interpretation

In these Conditions (except where otherwise defined), the expression:

(a)	“Indebtedness for Borrowed Money” means any Indebtedness exceeding a value of US$5,000,000, either alone or when aggregated; and

(b)	“Principal Subsidiaries” means ALIT (No. 1) Limited, Chaucer Corporate Capital Limited, Chaucer Corporate Capital (No. 2) Limited, Chaucer Dedicated Limited and Chaucer Syndicates Limited.

7.9	Cancellation

All Notes which are redeemed or purchased by the Issuer will forthwith be cancelled.

7.10	Consent of the Financial Services Authority

The terms of Conditions 7.2 to 7.6 shall, if required by law or the FSA, be subject to: (a) the prior written consent of the FSA; and (b) the Issuer giving the FSA at least 6 months’ (or such shorter period as may be required) notice of its intention to redeem or purchase the Notes in accordance with Conditions 7.2 to 7.6.

7.11	Interpretation

In these Conditions, “FSA” means the Financial Services Authority or any successor regulatory body or other governmental authority in the U.K. exercising prudential supervision of insurance companies.

8.	TAXATION

8.1	Payment without Withholding

(a)	All payments in respect of the Notes by or on behalf of the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Withholding Taxes”) imposed or levied by or on behalf of any Relevant Jurisdiction, unless the withholding or deduction of the Withholding Taxes is required by law. If the Issuer believes that withholding or deduction for, or on account of any Withholding Taxes is, or may be, required by law, it may list the Notes on a recognised stock exchange (as such term is defined in section 841 of the Income and Corporation Taxes Act 1988 of the United Kingdom) in order to qualify for an exemption from withholding or deduction of such Withholding Taxes provided however that the Issuer’s right to list is not conditional on such withholding or deduction. In addition, the Issuer acknowledges that listing shall be the sole responsibility of the Issuer and agrees that any listing document will not include references to the holders of Notes, unless the reference is required by any applicable law or regulation or the rules of the relevant recognised stock exchange. In the event that such withholding or deduction is required by law, the Issuer will pay such additional amounts (“Additional Sums”) as may be necessary in order that the net amounts received by the holders of the Notes after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note:

(i)	to, or to a third party on behalf of, a holder who would reasonably be able to avoid such withholding or deduction by satisfying any statutory requirements or by making a declaration of non-residence or by claiming relief under any relevant double taxation treaty or similar claim for exemption but fails or has failed to do so;

(ii)	where a Noteholder is liable to the Withholding Taxes in respect of the Note by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Note;

(iii)	where a claim for payment is made more than 30 days after Relevant Date; and except to the extent that a Noteholder would have been entitled to additional amounts on claiming for payment on the last day of the period of 30 days assuming that day to have been a Business Day;

(iv)	where a payment on a Note is reduced as a result of any Withholding Taxes that are required to be paid pursuant to the European Union Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive.

8.2	Interpretation

In these Conditions:

(a)	“Relevant Date” means the date on which the payment first becomes due; and

(b)	“Relevant Jurisdiction” means the United Kingdom or any political subdivision or any authority thereof or therein having power to tax.

8.3	Tax Credit

(a)	If the Issuer makes a payment in respect of Withholding Taxes and the relevant Noteholder or the Trustee determines that:

(i)	a credit against any Withholding Taxes or any relief or remission for Withholding Taxes (a “Tax Credit”) is attributable to an increased payment made in accordance with Condition 8.1; and

(ii)	that Noteholder has obtained, utilised and retained that Tax Credit,

(b)	the Noteholder shall pay to the Issuer an amount which that Noteholder reasonably determines will leave it (after that payment) in the same after-tax position as it would have been in had the increased payment not been required to be made by the Issuer.

8.4	Additional Amounts

Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition.

9.	PRESCRIPTION

Claims in respect of principal and interest will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date, as defined in Condition 8.

10.	EVENTS OF DEFAULT AND ENFORCEMENT

10.1	Events of Default

The Trustee at its discretion may, and the holder of any Note may give notice to the Issuer that the Note is, and shall accordingly forthwith become, immediately due and repayable at its principal amount, together with interest accrued to the date of repayment as provided for in the Trust Deed, if any of the following events (each, an “Event of Default”) shall have occurred and be continuing:

(i)	if default is made in the payment of any principal due under the terms of the Notes or any of them; or

(ii)	if default is made in the payment of any interest due under the terms of the Notes or any of them and such default continues for a period of seven days; or

(iii)	if default is made in the payment of any other amount falling due under the terms of the Notes or any of them and such default continues for a period of thirty days; or

(iv)	if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer.

10.2	Proceedings for Winding Up

If the Notes become due and repayable pursuant to the Conditions of the Notes and are not paid when so due and repayable, the Trustee at its discretion may institute proceedings for the winding-up of the Issuer and/or prove for any amounts due and repayable pursuant to the terms of the Notes and claim in the liquidation of the Issuer but may take no further action to enforce the obligations of the Issuer for payment of any principal or interest in respect of the Notes. No payment in respect of the Notes may be made by the Issuer pursuant to Condition 10.1, nor will any Noteholder and/or the Trustee accept the same otherwise than during or after a winding-up of the Issuer, save with the prior consent of the FSA. The Issuer undertakes to use best efforts to obtain such consent as soon as possible upon receipt of the notice from the Trustee and or the holder of any Note as referred to in Condition 10.1.

10.3	Enforcement

Without prejudice to Conditions 10.1 and 10.2, the Trustee at its discretion may without notice institute proceedings to enforce any obligation, condition or provision binding on the Issuer under the Notes (other than any obligation for the payment of any amount due under the Notes), save that such proceedings are limited to the winding-up of the Issuer; provided that the Issuer shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums sooner than the same would otherwise have been payable by it.

10.4	Extent of Noteholders’ remedy

No remedy against the Issuer, other than as referred to in Condition 7.7 and this Condition 10, shall be available to the Noteholders or the Trustee whether for the recovery of amounts owing in respect of the Notes or under the Trust Deed or in respect of any breach by the Issuer of any of its other obligations under or in respect of the Notes or under the Trust Deed.

11.	REPLACEMENT OF CERTIFICATES

If any Certificate is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Registrar upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

12.	NOTICES

12.1	Notices to the Noteholders

All notices to the Noteholders will be valid if mailed to them at their respective addresses in the register of Noteholders maintained by the Registrar. The Issuer shall also ensure that notices are duly given or published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any notice shall be deemed to have been given on the second day after being so mailed or on the date of publication or, if so published more than once or on different dates, on the date of the first publication.

13.	GOVERNING LAW

The Notes are governed by, and will be construed in accordance with, English law.

13.1	Jurisdiction of English courts

The Issuer has irrevocably agreed for the benefit of the Noteholders that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes and accordingly submits to the exclusive jurisdiction of the English courts. The Issuer has waived any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

Subject to the provisions of the Trust Deed, the Trustee and the Noteholders may take any suit, action or proceeding arising out of or in connection with the Notes (together referred to as “Proceedings”) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

14.	ISSUER, REGISTRAR AND PAYING AGENT ADDRESSES

The addresses of the Issuer and the Registrar are set forth below:

Issuer:

Chaucer Holdings PLC

9 Devonshire Square

Cutlers Gardens

London

EC2M 4WL

Facsimile: +44 207 397 9710

Attention: Company Secretary

Registrar:

Wilmington Trust (Channel Islands), Ltd

Seaton House

17 Seaton Place St Helier

Jersey, Channel Islands, JE2 3QL

Facsimile: + 44 1534 495 601

Paying Agent:

Wilmington Trust (Channel Islands), Ltd

Seaton House

17 Seaton Place St Helier

Jersey, Channel Islands, JE2 3QL

Facsimile: + 44 1534 495 601

With a copy to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1600

United States of America

Attention: Corporate Trust Administration

Facsimile: +1 302-636-4140

15.	RIGHTS OF THIRD PARTIES

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The initial principal amount of this Global Note is US$                        . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer or signatory of Trustee

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned sell(s), assign(s) and transfer(s) to:

(Please print or type name and address (including postal code) of transferee)

US$                         principal amount of the Note registered in my/our name as constituted under the Trust Deed dated as of 21 September 2006, 2006 between Chaucer Holdings PLC and Wilmington Trust (Channel Islands), Ltd (the “Trustee”) and all rights relating to such principal amount of this Note, irrevocably constituting and appointing [Issuer/Registrar] as attorney to transfer such principal amount of this Note in the register maintained by the Registrar with full power of substitution.

Account details of transferee:

Signature(s)

Date:

NOTE:

1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Trust Deed to which this form of transfer relates and must be executed under the hand of the transferor or his attorney or, if the transferor is a corporation, this form of transfer must be executed either under its common seal or under the hand of two of its officers duly authorised in writing and, in the latter case, the document so authorizing the officers must be delivered with this form of transfer.

2.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of the Note to be transferred in every particular, without alteration or enlargement or any change whatever.

ANNEX A - FORM OF CERTIFICATE TO BE GIVEN IN RELATION TO

EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTES FOR

REGULATION S PERMANENT NOTES OR DEFINITIVE NOTES

CHAUCER HOLDINGS PLC

(a public company limited by shares incorporated under the laws of England and Wales)

US$50,000,000 Floating Rate Subordinated Notes due 2036

This is to certify that, based solely on certifications we have received in writing from                             , appearing in our records as persons being entitled to                  principal amount of the above-captioned Notes (the “Specified Note”) (i) as of the date of such certifications that the Specified Securities are beneficially owned by non-U.S. Persons and are not held for the purposes of resale directly or indirectly to a U.S Person or to a person within the United States or its possessions, (ii) we are not making available herewith for exchange any portion of the Regulation S Temporary Global Notes excepted in such certifications and (iii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States, if applicable. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interest party in such proceedings.

Date:	[ ]*

[ ]

By: [ ]

ANNEX B - FORM OF CERTIFICATE TO BE GIVEN IN RELATION TO PAYMENTS

OF INTEREST FALLING DUE BEFORE THE REGULATION S RESTRICTION DATE

[—]

CHAUCER HOLDINGS PLC

(a public company limited by shares incorporated under the laws of England and Wales)

US$50,000,000 Floating Rate Subordinated Notes due 2036

This is to certify that, based solely on certifications we have received in writing from                              appearing in our records as persons being entitled to                  principal amount of the above-captioned Notes (the “Specified Note”) (i) as of the date of such certifications that the Specified Securities are beneficially owned by non-U.S. Persons and are not held for the purposes of resale directly or indirectly to a U.S Person or to a person within the United States or its possessions, (ii) we are not making available herewith for exercise of any rights or collection of any interest on any portion of the Regulation S Temporary Global Notes excepted in such certifications and (iii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any exercise of any rights or collection of any interest are no longer true and cannot be relied upon as at the date hereof.

We understand that his certification is required in connection with certain securities laws of the United States, if applicable. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:	[ ]*

[ ]

By: [ ]

*	To be dated not earlier than the Interest Payment Date.

EXHIBIT D - FORM OF PERMANENT REGULATION S GLOBAL NOTE

(Face of Note)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT ANY STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE AGREED TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE ONLY (A) TO CHAUCER HOLDINGS PLC (THE “ISSUER”), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO PERSONS OTHER THAN “U.S. PERSONS” IN AN “OFFSHORE TRANSACTION” IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE TRUST DEED (DEFINED HEREIN), A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS

NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN US$100,000 AND MULTIPLES OF US$1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN US$100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

THE HOLDER OF THIS NOTE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE TRUST DEED TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP NO.:

No.: R-3

CHAUCER HOLDINGS PLC

(a public company limited by shares incorporated under

the laws of England and Wales)

US$50,000,000 Floating Rate Subordinated Notes due 2036

This Certificate is issued in respect of the notes which are in fully registered form and form part of a duly authorised issue of notes of Chaucer Holdings PLC (the “Issuer”), designated as specified in the title hereof (the “Notes”), constituted by a Trust Deed dated September 21, 2006 (the “Trust Deed”) between the Issuer and Wilmington Trust (Channel Islands), Ltd, as trustee (the “Trustee”, which expression, where the context so admits, includes all persons for the time being trustee or trustees under the Trust Deed). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out on the reverse hereof.

The Notes are subject to, and have the benefit of, the Trust Deed and the Conditions referred to in the Trust Deed. Expressions defined in the Trust Deed shall, unless the context otherwise requires, have the same meanings when used in this Certificate.

The Issuer promises to pay to Cede & Co. (the “Noteholder”), as nominee of The Depository Trust Company (“DTC”), or registered assigns, and the Noteholder is entitled to receive, the principal sum of US$0.00 (zero U.S. Dollars), or other such amounts as set forth on the Schedule of Increases or Decreases in the Global Note that is attached hereto, on the Maturity Date or on such earlier date or dates as the same may become repayable in accordance with the Conditions, together with interest on such principal sum at the times and the rate specified in the Conditions and to pay interest from the Issue Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole (i) by DTC to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this Certificate is presented by an authorized representative of Depository to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of Depository (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Certificate is evidence of entitlement only. Title to the Notes passes only on due registration in the Register of Noteholders and only the registered holders are entitled to payment in respect of the Notes in respect of which this Certificate is issued.

This Certificate shall not be valid or become obligatory for any purpose until signed on behalf of the Issuer and authenticated by or on behalf of the Registrar.

Capitalized terms not otherwise defined in this Certificate shall have the meanings ascribed to them in the Trust Deed.

This Certificate shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Certificate to be signed AS A DEED on its behalf.

Original Issue Date:

EXECUTED as a DEED by	)
CHAUCER HOLDINGS PLC	)
acting by	)
And	)
)

Certificate of authentication

Certified that the above named holder(s) is/are, at the date hereof, entered in the Register of Noteholders as the holder(s) of Notes in the above mentioned principal amount.

This Certificate is authenticated by or on behalf of the Registrar.

Wilmington Trust (Channel Islands), Ltd, as Registrar

By:
Name:
Title:

(Reverse of Note)

THE CONDITIONS OF THE NOTES

The US$50,000,000 Floating Rate Subordinated Notes due 2036 (the “Notes”) are issued by Chaucer Holdings PLC (the “Issuer”) are constituted by a Trust Deed dated 21 September 2006 (the “Trust Deed”) between the Issuer and Wilmington Trust (Channel Islands), Ltd. (the “Trustee”, which expression shall include its successors) as trustee for the holders of the Notes (the “Noteholders”).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed are available for inspection during normal business hours by the Noteholders at the principal office for the time being of the Trustee, being at the Issue Date (as defined below), at Seaton House, 17 Seaton Place, St. Helier, Jersey, Channel Islands JE2 3QL. The Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed.

1.	FORM, DENOMINATION AND TITLE

1.1	Form and Denomination

The Notes are issued in registered form in amounts of US$100,000 and in integral multiples of US$1,000 in excess thereof (referred to as the “principal amount” of a Note). A note certificate (each a “Certificate”) will be issued to each Noteholder in respect of its registered holding of Notes. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Noteholders which the Issuer (or the Registrar on behalf of the Issuer) will maintain at its specified office. All Notes shall be dated the date of their authentication by the Registrar.

1.2	Title

Title to the Notes passes only by registration in the register of Noteholders. The holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes in accordance with these presents. In these Conditions “Noteholder” and (in relation to a Note) “holder” means the person in whose name a Note is registered in the register of Noteholders.

2.	TRANSFERS OF NOTES

2.1	Transfers

Any transfers of the Notes shall be in accordance with the terms of the Trust Deed.

2.2	Closed Periods

No Noteholder may require the transfer of a Note to be registered during the period of 15 days ending on the due date for any payment of principal, premium or interest on that Note.

3.	STATUS

3.1	Status

The Notes are direct, unsecured and subordinated obligations of the Issuer, conditional as described below, and rank pari passu without any preference among themselves, with all other obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital, constitute Lower Tier 2 Capital (as defined below) and rank in priority to those whose claims constitute, or would but for any applicable limitation on the amount of such capital constitute, Upper Tier 2 Capital (as defined below) or Tier 1 Capital (as defined below) and to the claims of holders of all classes of share capital of the Issuer.

3.2	Subordination

The obligations of the Issuer in respect of the Notes are, in the event of a winding up of the Issuer, subordinated in right of payment to the claims of all Senior Creditors and accordingly payments of principal and interest by the Issuer in respect of such Notes are conditional in such winding up upon the Issuer being considered solvent at the time of such payment and no principal or interest shall be payable by the Issuer in respect of such Notes in such winding up except to the extent that the Issuer could make such payment and still be considered solvent immediately thereafter. For this purpose, the Issuer shall be considered solvent if both (i) it is able to pay its debts as they fall due and (ii) its Assets exceed its Liabilities (other than its Liabilities to persons who are not Senior Creditors). A report as to the solvency of the Issuer by the Directors of the Issuer or the Auditors or its liquidator shall, in the absence of proven error, be treated and accepted by the Issuer and the Noteholders as correct and sufficient evidence thereof.

For the purposes of this Condition 3:

“Assets” means the non-consolidated gross assets of the Issuer as shown by the then latest published balance sheet of the Issuer but adjusted for contingencies and for subsequent events and to such extent as the Directors of the Issuer, the Auditors or the liquidator of the Issuer (as the case may be) may determine to be appropriate;

“Auditors” means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to this Condition 3, such other firm of accountants as may be nominated or approved by the Noteholders after consultation with the Issuer;

“FSA” means the Financial Services Authority or any successor regulatory body or other governmental authority in the U.K. exercising prudential supervision of insurance companies;

“Liabilities” means the non-consolidated gross liabilities of the Issuer as shown and adjusted in like manner as for Assets;

“Lower Tier 2 Capital” has the meaning given to it from time to time by the FSA;

“Tier 1 Capital” has the meaning given to it from time to time by the FSA;

“Senior Creditor” means any creditor of the Issuer whose claims have been accepted by the liquidator in the winding-up of the Issuer, not being a creditor:

(i)	whose right to repayment ranks or is expressed to rank postponed to or subordinate to that of unsubordinated creditors of the Issuer; or

(ii)	whose right to repayment is made subject to a condition or is restricted (whether by operation of law or otherwise) or is expressed to be restricted in each case such that the amount which may be claimed for his own retention by such creditor in the event that the Issuer is not solvent is less than in the event that the Issuer is solvent; or

(iii)	whose debt is irrecoverable or expressed to be irrecoverable unless the persons entitled to payment of principal and interest in respect of the Notes recover the amount of such principal and interest which such persons would be entitled to recover if payment of such principal and interest to such persons were not subject to any condition.

The obligations of the Issuer in respect of the Notes in the event of a winding up of the Issuer are conditional on the Issuer being solvent, within the meaning described in Condition 3, at the time of, and immediately after, payment by the Issuer. If the Issuer would not be so solvent, any amounts which might otherwise have been allocated in or towards payment of principal and interest in respect of the Notes in such winding up may be used to absorb losses.

“Upper Tier 2 Capital” has the meaning given to it from time to time by the FSA.

3.3	No Set-off

Subject to applicable law, no Noteholder may exercise, claim or plead any right of set-off, counter-claim or retention in respect of any amount owed to it by the Issuer arising under or in connection with the Notes and each Noteholder shall, by virtue of being the holder of any Notes, be deemed to have waived all such rights of such set-off, counter-claim or retention.

3.4	Turnover

If any amounts are received by a Noteholder under or in respect of the Notes which were not payable to such Noteholder as a result of Conditions 3.2 or 3.3 above, such amounts shall be returned to the Issuer, liquidator or other person making the payment for application in accordance with the respective amounts due to all the Senior Creditors until all have been repaid in full and until such time such payment shall be held by that Noteholder in trust for the Senior Creditors. Any amount so returned shall then be treated for the purposes of the Issuer’s obligations under the Notes as if it had not been paid by the Issuer and the original payment shall not be deemed to have discharged any of the obligations of the Issuer under the Notes.

4.	NEGATIVE PLEDGE

4.1	Negative Pledge

So long as any of the Notes remains outstanding, the Issuer will not, and it shall not cause or permit any Subsidiary of the Issuer to, incur, issue or be obligated on any Additional Subordinated Indebtedness, either directly or indirectly, by way of guarantee, suretyship or otherwise, other than Additional Subordinated Indebtedness that, by its terms, is expressly stated to be either junior and subordinate or pari passu in all respects to the Notes.

4.2	Interpretation

For the purposes of this Condition 4:

“Additional Subordinated Indebtedness” means any present or future indebtedness (whether being principal, premium, interest or other amounts) which is, by its terms, in the event of a winding up of the Issuer, subordinated in right of payment to the claims of creditors in respect of the unsecured or secured obligations of the Issuer.

5.	INTEREST

5.1	Interest Rate and Interest Payment Dates

5.2	Interest at the Interest Rate (as defined below) and any Additional Interest (as defined below) on any Note that is payable, and is punctually paid or duly provided for in accordance with the remainder of this Condition 5 on any Interest Payment Date (as defined below) for Notes shall be paid to the person or entity that is the registered Noteholder at the close of business on the regular record date for such interest instalment except that interest and any Additional Interest payable on the Maturity Date shall be paid to the person to whom principal is paid.

5.3	Each Note shall bear interest from and including the Issue Date to but excluding 21 September 2036 (the “Maturity Date”) at a floating rate of interest based on 3-Month LIBOR, determined as described in Condition 5.8, plus the Margin (as defined below) (the “Interest Rate”), applied to the principal amount thereof, until the principal thereof becomes due and payable, and on any overdue principal and to the extent that payment of such interest is enforceable under applicable law (without duplication) on any overdue instalment of interest (including Additional Interest) at the Interest Rate in effect for each applicable period compounded quarterly. Interest shall be payable quarterly in arrears on each Interest Payment Date with the first instalment of interest to be paid on the Interest Payment Date in December 2006.

5.4	Any interest on any Note, including Additional Interest, that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Issuer to the registered Noteholder at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Issuer shall notify the Trustee in writing at least 25 days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Noteholder at its address as it appears in the register of the notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the registered Noteholder on such special record date and shall be no longer payable.

5.5	The Issuer may make payment of any Defaulted Interest on any Notes in any other lawful manner after notice given by the Issuer to the Trustee of the proposed payment method; provided, however, the Trustee in its sole discretion deems such payment method to be practical.

5.6	The term “regular record date” as used in this Condition shall mean the close of business on the 15th calendar day next preceding the applicable Interest Payment Date.

5.7	Subject to the foregoing provisions of this Condition, each Note delivered under the Trust Deed upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

(a)	In these Conditions (except where otherwise defined), the expression:

(i)	“Additional Interest” means interest, if any, that shall accrue on any interest on the Notes the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the Interest Rate, compounded quarterly (to the extent permitted by law);

(ii)	“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in London or New York City are permitted or required by any applicable law to close;

(iii)	“Interest Rate” has the meaning set forth in Condition 5.3;

(iv)	“Interest Payment Date” means each March 15, June 15, September 15 and December 15 of each year during the term of the Trust Deed, or if any such day is not a Business Day, then the next succeeding Business Day, commencing in December 2006;

(v)	“Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date; and

(vi)	“Margin” means three decimal one per cent (3.1%) per annum.

5.8	Computation of Interest

The agent or successor duly appointed by the Issuer under the Trust Deed and reasonably acceptable to the Noteholders (the “Calculation Agent”) shall calculate the amount of interest payable in any Interest Period. The amount of interest payable for the Interest Period commencing on the Interest Payment Date in December 2006 and each succeeding Interest Period will be calculated by applying the Interest Rate to the principal amount outstanding at the commencement of the Interest Period and multiplying each such amount by the actual number of days in the Interest Period concerned divided by 360 (it being understood that interest will continue to accrue on non-Business Days during each such Interest Period). All percentages resulting from any calculations on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

(a)	“3 Month LIBOR” means the London interbank offered interest rate for three- month, U.S. dollar deposits determined by the Trustee in the following order of priority:

(1) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date (as defined below). “Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate Service or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits;

(2) if such rate cannot be identified on the related Determination Date, the Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks’ offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3 Month LIBOR will be the arithmetic mean of such quotations;

(3) if fewer than two such quotations are provided as requested in clause (2) above, the Trustee will request four major New York City banks to provide such banks’ offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3 Month LIBOR will be the arithmetic mean of such quotations; and

(4) if fewer than two such quotations are provided as requested in clause (3) above, 3 Month LIBOR will be a 3 Month LIBOR determined with respect to the Interest Period immediately preceding such current Interest Period.

If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Telerate Page 3750 by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3 Month LIBOR for such Determination Date.

(b)	“Determination Date” means the date that is two London banking days (i.e., a Business Day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the particular Interest Period for which a Floating Rate is being determined.

(c)	The Calculation Agent shall notify the Issuer of the Interest Rate and the Determination Date for each Interest Period, in each case as soon as practicable after the determination thereof but in no event later than the thirtieth (30th) day of the relevant Interest Period. Failure to notify the Issuer or any defect in said notice, shall not affect the obligation of the Issuer to make payment on the Notes at the applicable Interest Rate. Any error in the calculation of the Interest Rate by the Calculation Agent may be corrected at any time by notice delivered as above provided. Upon the request of a Noteholder, the Calculation Agent shall provide the Floating Rate then in effect and, if determined, the Interest Rate for the next Interest Period.

(d)	Subject to the corrective rights set forth above, all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Notes by the Trustee will (in the absence of willful default, bad faith and manifest error) be final, conclusive and binding on the Issuer and all of the holders of the Notes, and no liability shall (in the absence of wilful default, bad faith or manifest error) attach to the Trustee in connection with the exercise or non exercise of its powers, duties and discretion.

6.	PAYMENTS

6.1	Payments in respect of Notes

The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Notes provided for in these presents, or on such earlier date as the same or any part thereof is due to be repaid or shall become immediately due and repayable under these presents, pay or procure to be paid unconditionally to or to the order of the Trustee in U.S. Dollars for immediate value the principal amount of the Notes repayable on that date together with any applicable interest and premium (if any) and shall in the meantime and until the whole of the Notes shall have been repaid or purchased and in either case cancelled pursuant to these presents (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Notes outstanding from time to time (as set forth in these presents).

All moneys received by the Trustee in respect of the Notes or amounts payable under these presents will be held by the Trustee on trust and will be applied in accordance with these presents. Each instalment of interest on the Notes may be paid to the Noteholders (i) by mailing cheques for such interest payable to the order of the Noteholders if a request for a wire transfer has not been received by the Trustee or the Issuer or (ii) by wire transfer to any account with a banking institution located in the United Kingdom or the United States designated in writing by such person to the Issuer no later than the related record date.

6.2	Agreed Treatment of the Notes

The Issuer will treat the Notes as indebtedness of the Issuer that is in registered form within the meaning of U.S. Treasury Regulations Section 1.871-14(c)(1)(i).

6.3	Payments subject to Applicable Laws

Payments in respect of principal and interest on Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

6.4	No commissions

No commissions or expenses shall be charged to the Noteholders in respect of any payments made in accordance with this Condition.

6.5	Payment on Payment Days

Where payment to the Noteholders is to be made by wire transfer to a registered account, payment instructions (for value the due date or, if that is not a Business Day (as defined below), for value the first following day which is a Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed, on the Business Day of the payment or, in the case of a payment of principal, premium (if any) or interest due otherwise than on an Interest Payment Date, if later, on the Business Day on which the relevant Certificate is surrendered at the specified office of the Registrar.

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Business Day, if the Noteholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

In this Condition, “Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in London or New York City are permitted or required by any applicable law to close.

6.6	Partial Payments

If the amount of principal, premium (if any) or interest which is due on the Notes is not paid in full, the Registrar will annotate the register of Noteholders with a record of the amount of principal, premium (if any) or interest in fact paid.

6.7	Registrar and Paying Agent

Wilmington Trust (Channel Islands), Ltd shall act as registrar and paying agent for the Notes (Wilmington Trust (Channel Islands), Ltd, in its capacity as registrar, the “Registrar” and in its capacity as paying agent, the “Paying Agent”). The Issuer may appoint a successor Registrar or Paying Agent as it sees fit from time to time.

The initial specified offices of the Paying Agent and the Registrar are set out at the end of these Conditions.

7.	REDEMPTION AND PURCHASE

7.1	Redemption at Maturity

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on the Maturity Date.

7.2	Tax Event Redemption

If a Tax Event shall occur and be continuing, the Issuer shall have the right to redeem the Notes in whole, but not in part, at any Interest Payment Date, within 120 days following the occurrence of such Tax Event (the “Special Redemption Date”) at the Special Redemption Price; provided that, prior to the provision of notice to the holders of the Notes of a Tax Event Redemption pursuant to Condition 7.4, the Issuer shall have delivered the Tax Event Documents to the Trustee.

For the purposes of these Conditions:

(a)	“Special Redemption Price” means (a) if the Special Redemption Date occurs before the Interest Payment Date in December 2011, 107.5% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes to the occurrence of the Special Redemption Date, or (b) if the Special Redemption Date occurs on or after the Interest Payment Date in December 2011, 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on such Notes to the Special Redemption Date;

(b)	“Tax Event” means that (i) on the next Interest Payment Date the Issuer would be required to pay Additional Sums as provided or referred to in Condition 8; and (ii) the requirement cannot be avoided by the Issuer taking reasonable measures available to it; and

(c)	“Tax Event Documents” means (i) a certificate of the Issuer which states that the requirement referred to in clause (i) of the definition of Tax Event will apply on the next Interest Payment Date and cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Issuer has or will become obliged to pay Additional Sums as provided in Condition 8.

7.3	Optional Redemption by the Issuer

The Issuer shall have the right to redeem the Notes, in whole or in part, but in all cases in a principal amount with integral multiples of US$1,000.00, on any Interest Payment Date on or after the Interest Payment Date falling in December 2011 (the “Optional Redemption Date”), at the Optional Redemption Price.

For the purposes of these Conditions, “Optional Redemption Price” means 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on such Notes to the Optional Redemption Date.

7.4	Notice of Redemption; Selection of Notes

In case the Issuer shall desire to exercise the right to redeem all, or, as the case may be, any part of the Notes, it shall cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the Optional Redemption Date or the Special Redemption Date to the Noteholders so to be redeemed as a whole or in part at their last addresses as the same appear on the Register of Noteholders. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Each such notice of redemption shall specify the Optional Redemption Date or the Special Redemption Date, as applicable, the Optional Redemption Price or the Special Redemption Price, as applicable, at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Notes are to be redeemed the notice of redemption shall specify the numbers of the Notes to be redeemed. In case the Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Prior to 10:00 a.m. (New York City time) on the Optional Redemption Date or the Special Redemption Date, as applicable, the Issuer will deposit with the Paying Agent an amount of money sufficient to redeem on the Optional Redemption Date, or the Special Redemption Date, as applicable, all the Notes so called for redemption at the appropriate Optional Redemption Price or Special Redemption Price.

If all, or less than all, the Notes are to be redeemed, the Issuer will give the Trustee notice not less than 45 nor more than 60 days, respectively, prior to the Optional Redemption Date, or the Special Redemption Price, as applicable, as to the aggregate principal amount of Notes to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Notes or portions thereof (in integral multiples of US$1,000.00) to be redeemed.

7.5	Payment of Notes Called for Redemption

If notice of redemption has been given as provided in Condition 7.4, the Notes or portions of Notes with respect to which such notice has been given shall become due and payable on the Optional Redemption Date, or Special Redemption Price and at the place or places stated in such notice at the applicable Optional Redemption Price or Special Redemption Price, and on and after said date (unless the Issuer shall default in the payment of such Notes at the Optional Redemption Price or Special Redemption Price, as

applicable, interest on the Notes or portions of Notes so called for redemption shall cease to accrue. On presentation and surrender of such Notes at a place of payment specified in said notice, such Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable Optional Redemption Price, or Special Redemption Price as applicable.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Issuer, a new Note or Notes of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

7.6	Purchases

The Issuer may at any time after the Interest Payment Date in December 2011 purchase Notes in any manner and at any price. If purchases are made by tender, tenders must be available to all Noteholders alike.

7.7	Noteholder Redemption

The Trustee at its absolute discretion may, and the holder of any Note may on the occurrence of any of the events set out in paragraphs (i) to (viii) of this Condition 7.7 (each a “Noteholder Redemption Event”) give written notice to the Issuer (the “Noteholder Notice”) that, upon the expiry of the period of 5 years after the date on which the Issuer received the Noteholder Notice (the date of such expiry being the “Noteholder Redemption Date”), the Notes shall be due and repayable at their principal amount, together with any interest accrued to the Noteholder Redemption Date as provided in these Conditions. A Noteholder Redemption Event will arise if any of the following events shall have occurred and be continuing:

(i)	if default is made in the payment of any principal due in respect of the Notes or any of them;

(ii)	if default is made in the payment of any interest due in respect of the Notes or any of them and the default continues for a period of seven days; or

(iii)	if the Issuer fails to perform or observe any of its other obligations under the Trust Deed or if any event occurs or any action is taken or fails to be taken which is (or, but for the provisions of any applicable law, would be) a breach by the Issuer of any of the covenants contained in the Trust Deed and (except in any case where the failure is incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues or the period of 30 days following the service by the Trustee or any Noteholder on the Issuer of notice requiring the same to be remedied; or

(iv)

if (i) any Indebtedness for Borrowed Money of the Issuer or any of its Principal Subsidiaries becomes due and repayable prematurely by reason of an event of default (however described) and such event of default is not being contested in good faith (in the Trustee’s opinion) by the Issuer or the relevant Principal

Subsidiary; (ii) the Issuer or any of its Principal Subsidiaries fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment as extended by any applicable grace period; (iii) any security given by the Issuer or any of its Principal Subsidiaries for any Indebtedness for Borrowed Money becomes enforceable except where the event giving rise to enforcement is being contested in good faith (in the Trustee’s opinion) by the Issuer or the relevant Principal Subsidiary; or (iv) default is made by the Issuer or any of its Principal Subsidiaries in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other and such default is not being contested in good faith (in the Trustee’s opinion) by the Issuer; or

(v)	if any order is made by any competent court or resolution passed for the winding up or dissolution of any Principal Subsidiary save for the purpose of reorganisation on terms approved in writing by Trustee or by an Extraordinary Resolution (as defined in the Trust Deed); or

(vi)	if (a) the Issuer or any of its Principal Subsidiaries ceases or threatens to cease to carry on the whole or a substantial part of its business, save for the purposes of (i) a reorganisation on terms approved by the Noteholders or (ii) a reorganisation whereby all or substantially all of the undertaking and assets of a Subsidiary are transferred to or otherwise vested in the Issuer or one or more Principal Subsidiaries of the Issuer or one or more subsidiary(ies) of the Issuer which is designated as Principal Subsidiary(ies) for the purpose of these Conditions, or (b) the Issuer or any of its Principal Subsidiaries stops or threatens to stop payment of, or is unable to or admits inability to pay, its debts (or any class of its debts) as they fall due or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law or is adjudicated or found bankrupt or insolvent; or

(vii)	if (i) proceedings are initiated against the Issuer or any of its Principal Subsidiaries under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer or any of its Principal Subsidiaries or, as the case may be, or in relation to the whole or any part of the undertaking or assets of any of them or an encumbrancer takes possession of the whole or any part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or any part of the undertaking or assets of any of them, or an application is made for the property of the Issuer and (ii) in any such case (other than the appointment of an administrator) unless initiated by the relevant company, is not discharged within 14 days; or

(viii)	if the Issuer or any Principal Subsidiary initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); save for the purposes of proceedings relating to the Issuer or any Principal Subsidiary where the Issuer and each Principal Subsidiary is solvent and able to pay its debts as they fall due both immediately prior to and immediately after such judicial proceedings and the Trustee is satisfied that such judicial proceedings are not prejudicial to the interests of the Noteholders; provided; further that, if any two Directors of the Issuer certify that the Issuer and each Principal Subsidiary will be solvent immediately after such judicial proceedings, the Trustee may rely absolutely on such certificate and need not have regard to the financial condition, profits or prospects of the Issuer or any Principal Subsidiary after such judicial proceedings.

7.8	Interpretation

In these Conditions (except where otherwise defined), the expression:

(a)	“Indebtedness for Borrowed Money” means any Indebtedness exceeding a value of US$5,000,000, either alone or when aggregated; and

(b)	“Principal Subsidiaries” means ALIT (No. 1) Limited, Chaucer Corporate Capital Limited, Chaucer Corporate Capital (No. 2) Limited, Chaucer Dedicated Limited and Chaucer Syndicates Limited.

7.9	Cancellation

All Notes which are redeemed or purchased by the Issuer will forthwith be cancelled.

7.10	Consent of the Financial Services Authority

The terms of Conditions 7.2 to 7.6 shall, if required by law or the FSA, be subject to: (a) the prior written consent of the FSA; and (b) the Issuer giving the FSA at least 6 months’ (or such shorter period as may be required) notice of its intention to redeem or purchase the Notes in accordance with Conditions 7.2 to 7.6.

7.11	Interpretation

In these Conditions, “FSA” means the Financial Services Authority or any successor regulatory body or other governmental authority in the U.K. exercising prudential supervision of insurance companies.

8.	TAXATION

8.1	Payment without Withholding

(a)	All payments in respect of the Notes by or on behalf of the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Withholding Taxes”) imposed or levied by or on behalf of any Relevant Jurisdiction, unless the withholding or deduction of the Withholding Taxes is required by law. If the Issuer believes that withholding or deduction for, or on account of any Withholding Taxes is, or may be, required by law, it may list the Notes on a recognised stock exchange (as such term is defined in section 841 of the Income and Corporation Taxes Act 1988 of the United Kingdom) in order to qualify for an exemption from withholding or deduction of such Withholding Taxes provided however that the Issuer’s right to list is not conditional on such withholding or deduction. In addition, the Issuer acknowledges that listing shall be the sole responsibility of the Issuer and agrees that any listing document will not include references to the holders of Notes, unless the reference is required by any applicable law or regulation or the rules of the relevant recognised stock exchange. In the event that such withholding or deduction is required by law, the Issuer will pay such additional amounts (“Additional Sums”) as may be necessary in order that the net amounts received by the holders of the Notes after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note:

(i)	to, or to a third party on behalf of, a holder who would reasonably be able to avoid such withholding or deduction by satisfying any statutory requirements or by making a declaration of non-residence or by claiming relief under any relevant double taxation treaty or similar claim for exemption but fails or has failed to do so;

(ii)	where a Noteholder is liable to the Withholding Taxes in respect of the Note by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Note;

(iii)	where a claim for payment is made more than 30 days after Relevant Date; and except to the extent that a Noteholder would have been entitled to additional amounts on claiming for payment on the last day of the period of 30 days assuming that day to have been a Business Day;

(iv)	where a payment on a Note is reduced as a result of any Withholding Taxes that are required to be paid pursuant to the European Union Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive.

8.2	Interpretation

In these Conditions:

(a)	“Relevant Date” means the date on which the payment first becomes due; and

(b)	“Relevant Jurisdiction” means the United Kingdom or any political subdivision or any authority thereof or therein having power to tax.

8.3	Tax Credit

(a)	If the Issuer makes a payment in respect of Withholding Taxes and the relevant Noteholder or the Trustee determines that:

(i)	a credit against any Withholding Taxes or any relief or remission for Withholding Taxes (a “Tax Credit”) is attributable to an increased payment made in accordance with Condition 8.1; and

(ii)	that Noteholder has obtained, utilised and retained that Tax Credit,

(b)	the Noteholder shall pay to the Issuer an amount which that Noteholder reasonably determines will leave it (after that payment) in the same after-tax position as it would have been in had the increased payment not been required to be made by the Issuer.

8.4	Additional Amounts

Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition.

9.	PRESCRIPTION

Claims in respect of principal and interest will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date, as defined in Condition 8.

10.	EVENTS OF DEFAULT AND ENFORCEMENT

10.1	Events of Default

The Trustee at its discretion may, and the holder of any Note may give notice to the Issuer that the Note is, and shall accordingly forthwith become, immediately due and repayable at its principal amount, together with interest accrued to the date of repayment as provided for in the Trust Deed, if any of the following events (each, an “Event of Default”) shall have occurred and be continuing:

(i)	if default is made in the payment of any principal due under the terms of the Notes or any of them; or

(ii)	if default is made in the payment of any interest due under the terms of the Notes or any of them and such default continues for a period of seven days; or

(iii)	if default is made in the payment of any other amount falling due under the terms of the Notes or any of them and such default continues for a period of thirty days; or

(iv)	if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer.

10.2	Proceedings for Winding Up

If the Notes become due and repayable pursuant to the Conditions of the Notes and are not paid when so due and repayable, the Trustee at its discretion may institute proceedings for the winding-up of the Issuer and/or prove for any amounts due and repayable pursuant to the terms of the Notes and claim in the liquidation of the Issuer but may take no further action to enforce the obligations of the Issuer for payment of any principal or interest in respect of the Notes. No payment in respect of the Notes may be made by the Issuer pursuant to Condition 10.1, nor will any Noteholder and/or the Trustee accept the same otherwise than during or after a winding-up of the Issuer, save with the prior consent of the FSA. The Issuer undertakes to use best efforts to obtain such consent as soon as possible upon receipt of the notice from the Trustee and or the holder of any Note as referred to in Condition 10.1.

10.3	Enforcement

Without prejudice to Conditions 10.1 and 10.2, the Trustee at its discretion may without notice institute proceedings to enforce any obligation, condition or provision binding on the Issuer under the Notes (other than any obligation for the payment of any amount due under the Notes), save that such proceedings are limited to the winding-up of the Issuer; provided that the Issuer shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums sooner than the same would otherwise have been payable by it.

10.4	Extent of Noteholders’ remedy

No remedy against the Issuer, other than as referred to in Condition 7.7 and this Condition 10, shall be available to the Noteholders or the Trustee whether for the recovery of amounts owing in respect of the Notes or under the Trust Deed or in respect of any breach by the Issuer of any of its other obligations under or in respect of the Notes or under the Trust Deed.

11.	REPLACEMENT OF CERTIFICATES

If any Certificate is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Registrar upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

12.	NOTICES

12.1	Notices to the Noteholders

All notices to the Noteholders will be valid if mailed to them at their respective addresses in the register of Noteholders maintained by the Registrar. The Issuer shall also ensure that notices are duly given or published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any notice shall be deemed to have been given on the second day after being so mailed or on the date of publication or, if so published more than once or on different dates, on the date of the first publication.

13.	GOVERNING LAW

The Notes are governed by, and will be construed in accordance with, English law.

13.1	Jurisdiction of English courts

The Issuer has irrevocably agreed for the benefit of the Noteholders that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes and accordingly submits to the exclusive jurisdiction of the English courts. The Issuer has waived any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

Subject to the provisions of the Trust Deed, the Trustee and the Noteholders may take any suit, action or proceeding arising out of or in connection with the Notes (together referred to as “Proceedings”) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

14.	ISSUER, REGISTRAR AND PAYING AGENT ADDRESSES

The addresses of the Issuer and the Registrar are set forth below:

Issuer:

Chaucer Holdings PLC

9 Devonshire Square

Cutlers Gardens

London

EC2M 4WL

Facsimile: +44 207 397 9710

Attention: Company Secretary

Registrar:

Wilmington Trust (Channel Islands), Ltd 17 Seaton Place St Helier

Seaton House

Jersey, Channel Islands, JE2 3QL

Facsimile: + 44 1534 495 601

Paying Agent:

Wilmington Trust (Channel Islands), Ltd

Seaton House

17 Seaton Place St Helier

Jersey, Channel Islands, JE2 3QL

Facsimile: + 44 1534 495 601

With a copy to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1600

United States of America

Attention: Corporate Trust Administration

Facsimile: +1 302-636-4140

15.	RIGHTS OF THIRD PARTIES

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The initial principal amount of this Global Note is US$                  . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer or signatory of Trustee

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned sell(s), assign(s) and transfer(s) to:

(Please print or type name and address (including postal code) of transferee)

US$                              principal amount of the Note registered in my/our name as constituted under the Trust Deed dated as of 21 September 2006 between Chaucer Holdings PLC and Wilmington Trust (Channel Islands), Ltd (the “Trustee”) and all rights relating to such principal amount of this Note, irrevocably constituting and appointing [Issuer/Registrar] as attorney to transfer such principal amount of this Note in the register maintained by the Registrar with full power of substitution.

Account details of transferee:

Signature(s)

Date:

NOTE:

1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Trust Deed to which this form of transfer relates and must be executed under the hand of the transferor or his attorney or, if the transferor is a corporation, this form of transfer must be executed either under its common seal or under the hand of two of its officers duly authorised in writing and, in the latter case, the document so authorizing the officers must be delivered with this form of transfer.

2.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of the Note to be transferred in every particular, without alteration or enlargement or any change whatever.

EXHIBIT E – FORM OF CERTIFICATE TO BE DELIVERED UPON

EXCHANGE OR REGISTRATION OF TRANSFER OF NOTE

Re:	US$50,000,000 Floating Rate Subordinated Notes due 2036 of Chaucer Holdings Plc

This Certificate relates to US$[•] principal amount of Notes held in *     book-entry or *     definitive form by                                               (the “Transferor”).

The Transferor*:

[ ] has requested the Registrar and the Trustee by written order to deliver in exchange for its beneficial interest in Global Notes held by DTC a Note or Notes in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Notes (or the portion thereof indicated above); or

[ ] has requested the Registrar and the Trustee by written order to cause it, in exchange for its surrendering a Note or Notes in definitive registered form for cancellation, to be recorded as the owner of a beneficial interest in Global Notes of an authorized denomination and an aggregate principal amount equal to its aggregate interest in such definitive Note or Notes (or the portion thereof indicated above); or

[ ] has requested the Registrar and the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify to Chaucer Holdings Plc (the “Issuer”) and the Registrar either:*

[ ] Such Note is owned by the Transferor and is being exchanged without transfer; or

As follows:

In connection with the resale or other transfer of such Note occurring prior to the time the legend originally set forth on such Note (or one or more predecessor Notes) restricting resales and other transfers thereof has been removed with the consent of the Issuer in accordance with the procedures set forth in the Trust Deed referred to therein (other than a resale or other transfer made to the Issuer), the undersigned confirms that without utilizing any general solicitation or general advertising:

[CHECK ONE]

[ ] (a) Such Note is being transferred by the undersigned to a “qualified institutional buyer”, as defined in Rule 144A under the Securities Act of 1933, as amended, to whom notice has been given that such transfer is being made in reliance on Rule 144A, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder and in compliance with all applicable state and other securities laws.

or

[ ] (b) Such note is being transferred in compliance with all applicable securities laws and (1)

the offer of the Notes was not made to a person in the United States;

(2)	either:

(A)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable; and

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, then, so long as such Note shall bear a legend restricting resales and other transfers thereof (except in the case of a resale or other transfer made to the Issuer), the Registrar shall not be obligated to register such Note in the name of any person other than the holder thereof unless and until the conditions to any such transfer of registration set forth in such Note and in the Trust Deed shall have been satisfied.

Dated:
[Type or print name of holder]

By.

The signature of the holder must correspond with the name as written upon the face of such Note in every particular, without alteration or enlargement or any change whatsoever.

[INSERT NAME OF TRANSFEROR]

By:

Date:

* Check applicable box.

TO BE COMPLETED BY TRANSFEREE IF (a) ABOVE IS CHECKED:

The undersigned represents and warrants that (i) it is a “qualified institutional buyer”, as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that the undersigned either has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information, (ii) this instrument has been executed on behalf of the undersigned by one of its executive officers and (iii) it is aware that the Holder of such Note is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. The undersigned acknowledges and agrees that such Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend thereon. The undersigned agrees, on its own behalf and on behalf of any accounts for which it is acting, that it will transfer such Note only in accordance with the transfer restrictions set forth in such legend. The Issuer, the Trustee and the Registrar are entitled to rely upon this certification and are irrevocably authorized to produce this certification or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:
[Type or print name of holder]

By.
Executive Officer

TO BE COMPLETED BY TRANSFEREE IF (b) ABOVE IS CHECKED:

The undersigned represents and warrants that (i) it is a person other than a “U.S. person”, as defined in Regulation S under the Securities Act of 1933, as amended, and acknowledges that the undersigned either has received such information regarding the Issuer as the undersigned has requested pursuant to Regulation S or has determined not to request such information, (ii) this instrument has been executed on behalf of the undersigned by one of its executive officers and (iii) it is aware that the Holder of such Note is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Regulation S. The undersigned acknowledges and agrees that such Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend thereon. The undersigned agrees, on its own behalf and on behalf of any accounts for which it is acting, that it will transfer such Note only in accordance with the transfer restrictions set forth in such legend. The Issuer, the Trustee and the Registrar are entitled to rely upon this certification and are irrevocably authorized to produce this certification or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:
[Type or print name of holder]

By.
Executive Officer

THE SECOND SCHEDULE

PROVISIONS RELATING TO REGISTRATION, TRANSFER AND PAYMENT

1.	REGISTRATION

(A)	Each of the Issuer, the Trustee and the Registrar will recognise the registered holder of any Notes as the absolute owner thereof (except as otherwise required by law) and shall not be bound to take notice or see to the execution of any trust whether express, implied or constructive to which any Notes may be subject and the receipt of the registered holder for the time being of any Notes or, in the case of joint registered holders, the receipt of any of them for the interest from time to time accruing due in respect thereof or for any other moneys payable in respect thereof shall be a good discharge to the Issuer notwithstanding any notice it may have whether express, constructive or otherwise of the right, title, interest or claim of any other person to or in such Notes, interest or moneys. No notice of any trust express, implied or constructive shall be entered on the Register in respect of any Notes.

(B)	Every registered Noteholder will be recognised by the Issuer as entitled to his Notes free from any equity, set-off or cross-claim on the part of the Issuer against the original or any intermediate holder of the Notes.

(C)	If any Certificate issued pursuant to the Trust Deed be worn out or defaced then, upon production thereof to the Directors of the Issuer, they may cancel the same and may issue a new Certificate in lieu thereof and if any such Certificate be lost or destroyed, then, upon proof thereof to the reasonable satisfaction of the Directors of the Issuer, and, in the case of a lost Certificate or in default of proof of destruction of a Certificate, on such indemnity as the Directors of the Issuer may reasonably deem adequate having been given, a new Certificate in lieu thereof shall be issued to the person entitled to such lost or destroyed Certificate. An entry as to the issue of the new Certificate and indemnity (if any) shall be made by the Issuer in the Register.

TRANSFER

(D)	The Notes are transferable in integral multiples of US$100,000 nominal and integral multiples of US$1,000.00 in excess thereof. Any attempted transfer of the Notes in a block having a nominal amount of less than US$100,000.00 shall be deemed to be void and of no legal effect whatsoever. Any transfer shall be accomplished by instrument in writing in the prescribed form or such other form as the Trustee may approve.

(E)	Every instrument of transfer must be signed by the transferor or, where the transferor is a corporation, given under its common seal and the transferor shall be deemed to remain the owner of the Notes to be transferred until the name of the transferee is entered in the Register in respect thereof; provided, that, in the case of partly paid Notes, the instrument of transfer must also be signed by or on behalf of the transferee.

(F)	Every instrument of transfer must be left for registration at the place where the Register shall for the time being be kept accompanied by the Certificate for the Notes to be transferred and such other evidence as the Directors or other officers of the Issuer authorised to deal with transfers may reasonably require to prove the title of the transferor or his right to transfer the Notes and if the instrument is executed by some other person on his behalf the authority of that person to do so.

(G)	All instruments of transfer which shall be registered will be retained by the Registrar and copies of such instruments shall be provided to the Issuer.

(H)	The executors or administrators of a deceased registered holder of Notes (not being one of several joint holders) and, in the case of the death of one or more of several joint holders, the survivor or survivors of such joint holders shall be the only person or persons recognised by the Issuer as having any title to such Notes.

(I)	Any person becoming entitled to Notes in consequence of the death or bankruptcy of the holder of such Notes may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall reasonably think sufficient be registered himself as the holder of such Notes or, subject to the preceding paragraphs as to transfer, may transfer such Notes. The Issuer shall be at liberty to retain the principal, premium (if any) and interest in respect of any Notes to which any person has become entitled under this paragraph until such person shall be registered as aforesaid or shall duly transfer such Notes.

2.	PAYMENT

(A)	Payment of the interest in respect of any Notes may be made by (i) wire transfer to any registered account with a banking institution located in the United Kingdom or the United States designated in writing by such person to the Issuer no later than the related record date or (ii) if a request for a wire transfer has not been received by the Trustee or the Issuer, by cheque made payable to and sent to the relevant holder at his registered address or, in the case of joint holders, made payable to and sent to that one of the relevant joint holders who is first named on the Register in respect of such Notes at his registered address or made payable to such person or persons and sent to such address as the relevant holder or all the relevant joint holders may in writing direct. Every such cheque may be sent through the post at the risk of the relevant holder or relevant joint holders and due payment of the cheque shall be a satisfaction of the interest represented thereby.

(B)	Payment of the principal and premium (if any) in respect of the Notes may be made by (i) wire transfer to any registered account with a banking institution located in the United Kingdom or the United States designated in writing by such person to the Issuer no later than the related record date or (ii) if a request for a wire transfer has not been received by the Trustee or the Issuer, by cheque made payable to the relevant holder or, in the case of joint holders, to all such relevant joint holders or to such person or persons as the relevant holder or all the relevant joint holders may in writing direct and sent to the holder at his registered address, or in the case of joint holders, to that one of the relevant joint holders who is first named on the Register in respect of such Notes at his registered address or to such address as the relevant holder or all the relevant joint holders may in writing direct. Every such cheque may be sent through the post at the risk of the holder or relevant joint holders and due payment of the cheque shall be a satisfaction of the principal and premium (if any) represented thereby.

(C)	Where payment is to be made by wire transfer to a registered account, payment instructions (for value the due date or, if that is not a Business Day (as defined below), for value the first following day which is a Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed, on the Business Day preceding the due date for payment or, in the case of a payment of principal or a payment of interest due otherwise than on an Interest Payment Date, if later, on the Business Day on which the relevant Certificate is surrendered at the registered office of the Trustee.

(D)	Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Business Day, if the Noteholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

3.	NOTICES

(A)	Any notice may be given to any Noteholder by sending the same by post in a prepaid letter addressed to such Noteholder at his registered address. In the case of joint holders of any Notes a notice given to the Noteholder whose name stands first on the register in respect of such Notes shall be sufficient notice to all the joint holders.

(B)	Any such notice as is referred to in paragraph 3(A) above given by post shall be deemed to have been served on the day following the day on which the same was posted or, in the case of any notice posted by second-class post, on the second day following that on which it was posted and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed, stamped and posted.

THE THIRD SCHEDULE

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	The Issuer and the Trustee may respectively and the Trustee shall, at the request in writing of registered holders of not less than one-tenth in principal amount of the Notes for the time being outstanding and upon receiving such indemnity as the Trustee may require against the cost of convening and holding the meeting, convene a meeting of the Noteholders. Any such meeting shall be held at such place in England and at such time as the Trustee shall determine or approve.

2.	At least fourteen days’ notice or, when the meeting is being convened for the purpose of passing an Extraordinary Resolution, at least twenty-one days’ notice (exclusive in each case of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every meeting shall be given to the Noteholders in the manner provided in this Schedule. Such notice shall specify the place, day and hour of the meeting and the general nature of the business to be transacted at the meeting but it shall not be necessary, except in the case of an Extraordinary Resolution, to specify in such notice the terms of any resolution to be proposed. A copy of such notice shall be sent by post to the Trustee unless the meeting shall be convened by the Trustee and to the Issuer unless the meeting shall be convened by the Issuer. The accidental omission to give notice to, or the non-receipt of notice by, any of the Noteholders shall not invalidate the proceedings at any meeting.

3.	At any meeting one or more persons being Noteholders present in person or by proxy or (in the case of a Noteholder which is a corporation) by its duly authorised representative and holding or representing in the aggregate one-twentieth in principal amount of the Notes for the time being outstanding shall form a quorum for the transaction of business except for the purpose of passing an Extraordinary Resolution. The quorum for passing an Extraordinary Resolution shall be one or more persons being Noteholders present in person or by proxy or (in the case a Noteholder which is a corporation) by its duly authorised representative and holding or representing in the aggregate a clear majority in principal amount of the Notes for the time being outstanding. No business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum is present at the commencement of business.

4.

If within 15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide) from the time appointed for holding the meeting a quorum is not present the meeting, if convened upon the requisition of Noteholders, shall be dissolved. In any other case, it shall stand adjourned to such day and time being not less than thirteen days nor more than forty-two days thereafter and to such place as may be appointed by the chairman and at such adjourned meeting one or more persons being Noteholders present in person or by proxy or (in the case of a Noteholder which is a corporation) by its duly authorised representative whatever the principal amount of the Notes for the time being outstanding held or represented by them shall from a quorum for the transaction of business including the passing of Extraordinary Resolutions. At least seven days’ notice (exclusive as aforesaid) of any adjourned meeting of Noteholders at which an

Extraordinary Resolution is to be proposed shall be given in the same manner as for an original meeting and such notice shall state that one or more persons being Noteholders present in person or by proxy or (in the case of a Noteholder which is a corporation) by its duly authorised representative at the adjourned meeting whatever the principal amount of the Notes for the time being outstanding held or represented by them will form a quorum.

5.	A person nominated in writing by the Trustee shall preside as chairman at every meeting and if no such person is nominated or if at any meeting no person nominated shall be present within five minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be chairman. The chairman of an adjourned meeting need not be the same person as was the chairman of the meeting from which the adjournment took place. The Trustee and the Trustee’s legal and financial advisers and any director, officer or employee of a corporation being a trustee of these presents and any director and the secretary and the legal and financial advisers of the Issuer and any other person authorised in that behalf by the Trustee may attend and be heard at any meeting.

6.	The chairman may and shall if so directed by the meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

7.	At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded by the chairman or by one or more Noteholders present in person or by proxy or (in the case of a Noteholder which is a corporation) by its duly authorised representative and holding or representing not less than one-twentieth in principal amount of the Notes for the time being outstanding. Unless a poll is so demanded a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

8.	If a poll is duly demanded it shall be taken in such manner as the chairman may direct and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

9.	In the case of an equality of votes whether on a show of hands or on a poll the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder.

10.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman directs.

11.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded. The demand for a poll may be withdrawn.

12.	On a show of hands every Noteholder who is present in person or by proxy or (in the case of a Noteholder which is a corporation) by its duly authorised representative shall have one vote. On a poll every Noteholder who is so present shall have one vote in respect of each US$1 in principal amount of Notes of which he is the holder or in respect of which he is the proxy or duly authorised representative.

13.	In the case of joint registered holders of Notes the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

14.	On a poll votes may be given either personally or by proxy or (in the case of a Noteholder which is a corporation) by its duly authorised representative and a Noteholder entitled to more than one vote need not (if he votes) use all his votes or cast all the votes he uses in the same way.

15.	The instrument appointing a proxy shall be in such form as the Trustee may approve and shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney duly authorised and such instrument shall be deemed to confer authority to demand or join in demanding a poll.

16.	A person appointed to act as a proxy need not be a Noteholder.

17.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at the registered office of the Issuer or such other place as the Trustee shall approve not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiry of 12 months from the date named in it as the date of its execution.

18.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed; provided, that, no intimation in writing of such death, insanity or revocation shall have been received by the Issuer before the commencement of the meeting or adjourned meeting or the taking of the poll at which the proxy is to be used.

19.	A meeting of the Noteholders shall in addition to all other powers have the following powers exercisable by Extraordinary Resolution only, that is to say:

(A)	Power to sanction any scheme for the reconstruction of the Issuer or for the amalgamation of the Issuer with any other company.

(B)	Power to sanction any scheme or proposal for the sale or exchange of the Notes for, or the conversion of the Notes into, shares, stock, debentures, debenture stock or other obligations or securities of the Issuer or any other company formed or to be formed or cash or partly for, or into, such shares, Notes, debentures, debenture Notes or other obligations or securities as aforesaid and partly for, or into, cash and for the appointment of some person with power on behalf of the Noteholders to execute an instrument of transfer of the Notes held by them in favour of the person to, or with whom, the Notes are to be sold or exchanged, respectively.

(C)	Power to sanction the release of the Issuer from the payment of all or any part of the principal, premium (if any) and interest in respect of the Notes and all other moneys payable pursuant to these presents.

(D)	Power to sanction any modification, abrogation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer whether such rights shall arise under these presents, the Certificates for the Notes or otherwise.

(E)	Power to assent to any modification or abrogation of the covenants or provisions contained in these presents proposed or agreed to by the Issuer and to authorise the Trustee to concur in and execute any supplemental trust deed embodying any such modification.

(F)	Power to agree to the release of any trustee of these presents from any liability in respect of anything done or omitted to be done by such trustee before the giving of such release.

20.	An Extraordinary Resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions of these presents shall be binding upon all the Noteholders whether present or not present at the meeting and the Issuer, each of the Noteholders and (subject to the provisions for its indemnity contained in these presents) the Trustee shall be bound to give effect thereto accordingly.

21.	The expression “Extraordinary Resolution” means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained and carried by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes given on such poll.

22.

Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the chairman of the meeting shall be conclusive evidence of the matters therein stated and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed shall be deemed to have been duly held and convened and all resolutions passed thereat to have been duly passed. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be given by the Issuer not more than 14 days after such result is known; provided, that, the non-receipt of such notice by any Noteholder shall not invalidate such result.

23.	A resolution in writing signed by or on behalf of the registered holders of not less than 95% per cent. in principal amount of the Notes or by or on behalf of the registered holders of not less than 95% per cent. in principal amount of the Notes shall for all purposes of these presents be as valid and effectual as and be deemed to be an Extraordinary Resolution passed at a meeting of the Noteholders or of the holders of the Notes duly convened and held in accordance with the provisions herein contained. Such resolution in writing may be contained in one document or in several documents in or substantially in like form each signed by or behalf of one or more of the relevant Noteholders.

24.	Subject to all other provisions of these presents, the Trustee may, without the consent of the Issuer or the Noteholders, prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

THE FOURTH SCHEDULE

FORM OF QUARTERLY REPORT

[Date]

As of [March 31, June 30, September 30, or December 31,] 20

Total Shareholders’ Equity	US$

Consolidated Debt to Total Shareholders’ Equity		%

Total Assets	US$

Return on Average Equity		%

For Property & Casualty Companies

Expense Ratio		%

Loss and LAE Ratio		%

Combined Ratio		%

Net Premiums Written (annualized) to Shareholders’ Equity		%

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed AS A DEED by their respective officers thereunto duly authorized, as of the day and year first above written.

EXECUTED as a DEED by	)
CHAUCER HOLDINGS PLC	)
)
acting by Ewen Glmour, Director	)	/s/ Ewen Glmour, Director
)
and David Turner, Secretary	)	/s/ David Turner, Secretary

EXECUTED as a DEED by	)
WILMINGTON TRUST (CHANNEL	)
ISLANDS), LTD.	)
)
acting by Simon Vivian	)	/s/ Simon Vivian
)
and Laurence Armstrong	)	/s/ Laurence Armstrong